SCHEDULE 14A
(Rule 14a-101)
INFORMATION REQUIRED IN PROXY STATEMENT
SCHEDULE 14A INFORMATION
Proxy Statement Pursuant to Section 14(a) of the Securities
Exchange Act of 1934 (Amendment No.  N/A)

Filed by the registrant ☒
Filed by a party other than the registrant ☐
Check the appropriate box:	☐	Confidential, for Use of
☒	Preliminary proxy statement	the Commission Only (as
☐	Definitive proxy statement	permitted by Rule 14a-6(e)(2)
☐	Definitive additional materials
☐	Soliciting material pursuant to Rule 14a-11(c) or Rule 14a-12

SOUTHCREST FINANCIAL GROUP, INC.
(Name of Registrant as Specified in its Charter)

(Name of Person(s) Filing Proxy Statement, if Other Than Registrant)

Payment of filing fee (Check the appropriate box):

☒	No fee required
☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

(1)	Title of each class of securities to which transaction applies:

(2)	Aggregate number of securities to which transactions applies:

(3)	Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the filing fee is calculated and state how it was determined):

(4)	Proposed maximum aggregate value of transaction:

(5)	Total fee paid:

☐	Fee paid previously with preliminary materials.

☐
Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously.  Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

(1)	Amount previously paid:

(2)	Form, Schedule or Registration Statement no.:

(3)	Filing Party:

(4)	Date Filed:

SOUTHCREST FINANCIAL GROUP, INC.
600 North Glynn Street
Fayetteville, Georgia 30214
(770) 461-2781

[MAIL DATE], 2009

Dear Shareholder:

You are cordially invited to attend a special meeting of shareholders, which will be held at ________.m., local time, on ___________, [MEETING DATE], 2009, at The Hampton Inn, 110 Meeting Place Drive, Fayetteville, Georgia. I hope that you will be able to attend the meeting, and I look forward to seeing you.

At the meeting, shareholders will vote on a proposed amendment to our Articles of Incorporation, which will provide for the reclassification of shares (the “Reclassification”) of our common stock held by each shareholder of record, as reflected on the books of the Company, of fewer than 2,000 shares of common stock into newly designated shares of Series AAA Preferred Stock, on the basis of one share of Series AAA Preferred Stock for each share of common stock held by such shareholder (such amendment subject to shareholder vote, together with an amendment establishing the terms of the Series AAA Preferred Stock, collectively, the “Articles of Amendment”).  All other shares of common stock will remain outstanding and be unaffected by the Reclassification. No cash will be paid to shareholders as consideration for their shares—only shares of Series AAA Preferred Stock will be issued. Dissenters’ rights are available, however, and shareholders who exercise those rights as described in the enclosed proxy statement will be entitled to receive cash for their shares. In addition, shareholders will vote on a proposal to grant management of SouthCrest Financial Group the authority to adjourn the meeting to another time and date in order to allow the Board of Directors to solicit additional proxies.

Generally, the Series AAA Preferred Stock will have limited voting rights, preferred rights as to the payment of dividends and in liquidation as compared to our common stock and will participate equally with the common stock on a sale or change in control of the Company.  All of these features are described in detail in the enclosed proxy statement.

The primary effect of the Reclassification will be to reduce our total number of record holders of common stock to below 300. As a result, we will terminate the registration of our common stock under federal securities laws, which will allow us to realize significant cost savings resulting from the termination of our reporting obligations under the Securities Exchange Act of 1934 (the “Securities Exchange Act”).

Our principal reasons for effecting the Reclassification are the estimated direct and indirect cost savings of approximately $186,000 per year, which we expect to experience as a result of the deregistration of our common stock under the Securities Exchange Act. We believe that while our shareholders will lose the benefits of holding registered stock, such as a reduction in the amount of publicly available information about the Company and the elimination of our obligation to adhere to certain corporate formal governance policies and processes resulting from the Sarbanes-Oxley Act, these benefits are outweighed by the costs relating to the registration of our common stock. These costs and benefits are described in more detail in the enclosed proxy statement.

We plan to effect the Reclassification by filing the Articles of Amendment as soon as possible after we obtain shareholder approval to do so. One of the two amendments included in the Articles of Amendment, the amendment effecting the Reclassification, will be the subject of a shareholder vote.  No shareholder vote is required to establish the terms of the Series AAA Preferred Stock. The date on which we file the Articles of Amendment will also serve as the record date for determining the ownership of shares for purposes of the Reclassification.

The Board of Directors has established [RECORD DATE], 2009, as the record date for determining shareholders who are entitled to notice of the meeting and to vote on the matters presented at the meeting. Whether or not you plan to attend the meeting, please complete, sign and date the proxy card and return it in the envelope provided in time for it to be received by [MEETING DATE], 2009. If you attend the meeting, you may vote in person, even if you have previously returned your proxy card.

The Board of Directors has determined that the Reclassification is fair to our unaffiliated shareholders and has voted in favor of the approval of each proposed amendment contained in the Articles of Amendment. On behalf of the Board of Directors, I urge you to vote FOR approval of the Reclassification amendment contained in the Articles of Amendment and FOR the adjournment proposal.

Sincerely,

Daniel W. Brinks
Chairman and Chief Operating Officer

SOUTHCREST FINANCIAL GROUP, INC.
600 North Glynn Street
Fayetteville, Georgia 30214
(770) 461-2781

NOTICE OF SPECIAL MEETING OF SHAREHOLDERS
TO BE HELD ON [MEETING DATE], 2009

A special meeting of shareholders of SouthCrest Financial Group, Inc. will be held at _______.m., local time, on ___________, [MEETING DATE], 2009 at The Hampton Inn, 110 Meeting Place Drive, Fayetteville, Georgia, for the following purposes:

(1)
to vote on an amendment to our Articles of Incorporation providing for a stock reclassification pursuant to which each shareholder of record, as reflected on the books of the Company, of fewer than 2,000 shares of common stock will receive one share of newly designated Series AAA Preferred Stock, the terms of which are set forth in Appendix A to the enclosed proxy statement, for each share of common stock held by such shareholder;

(2)
to vote on a proposal to grant management of SouthCrest Financial Group the authority to adjourn the meeting to another time and date in order to allow the Board of Directors to solicit additional proxies or attendance at the meeting.

(3)	to transact any other business as may properly come before the meeting or any adjournment of the meeting.

The Board of Directors recommends that you vote FOR each of the above proposals.

Statutory dissenters’ rights will be available for this transaction. Shareholders who wish to assert their dissenters’ rights and comply with the procedural requirements of Part I of Article 13 of the Georgia Business Corporation Code will be entitled to receive payment of the fair value of their shares in cash in accordance with Georgia law.  A copy of Part I of Article 13 of the Georgia Business Corporation Code is attached as Appendix B to the proxy statement.

The Board of Directors has set the close of business on [RECORD DATE], 2009 as the record date for determining the shareholders who are entitled to notice of, and to vote at, the meeting or any adjournment of the meeting.

We hope that you will be able to attend the meeting. We ask, however, whether or not you plan to attend the meeting, that you mark, date, sign, and return the enclosed proxy card as soon as possible. Promptly returning your proxy card will help ensure the greatest number of shareholders are present whether in person or by proxy.

If you attend the meeting in person, you may revoke your proxy at the meeting and vote your shares in person. You may revoke your proxy at any time before the proxy is exercised.

By Order of the Board of Directors,

Daniel W. Brinks
Chairman and Chief Operating Officer

[MAIL DATE], 2009

SOUTHCREST FINANCIAL GROUP, INC.
600 North Glynn Street
Fayetteville, Georgia 30214
(770) 461-2781

PROXY STATEMENT
For the Special Meeting of Shareholders
To Be Held on [MEETING DATE], 2009

The Board of Directors of SouthCrest Financial Group, Inc. (“SouthCrest” or the “Company”) is furnishing this proxy statement in connection with its solicitation of proxies for use at a special meeting of shareholders. At the meeting, shareholders will be asked to vote on a proposed amendment to our Articles of Incorporation providing for the reclassification of our common stock held by shareholders who are the record holders of fewer than 2,000 shares of common stock into newly created shares of Series AAA Preferred Stock, the terms of which are set forth in Appendix A to this proxy statement, on the basis of one share of Series AAA Preferred Stock for each share of common stock held by such shareholders (the “Reclassification”). No shareholder vote is required to establish the terms of the Series AAA Preferred Stock. In addition, shareholders will vote on a proposal to grant management of SouthCrest Financial Group the authority to adjourn the meeting to another time and date in order to allow the Board of Directors to solicit additional proxies (the “Adjournment Proposal”).

We plan to effect the Reclassification by filing the articles of amendment to our Articles of Incorporation (the “Articles of Amendment”) as soon as possible after we obtain shareholder approval of the Reclassification. The Articles of Amendment designate the terms of the Series AAA Preferred Stock and provide for the Reclassification. The text of the proposed Articles of Amendment is set forth in Appendix C to this proxy statement. The date on which we file the Articles of Amendment will also serve as the record date for determining the ownership of shares for purposes of the Reclassification. Throughout this proxy statement, we may also refer to the transactions contemplated by all of the amendments collectively as the “Reclassification.” Because Securities and Exchange Commission (“SEC”) rules classify it as a “Rule 13e-3 Transaction,” we may sometimes use that term in referring to the Reclassification.

If the Reclassification is not approved by our shareholders, we do not intend to file articles of amendment to our Articles of Incorporation solely to designate the terms of the Series AAA Preferred Stock.

The Reclassification is designed to reduce our number of common shareholders of record, under the SEC’s rules, to below 300, which will allow us to terminate the registration of our common stock under the Securities Exchange Act of 1934, as amended (the “Securities Exchange Act”). The Board has determined that it is in the best interests of SouthCrest and its shareholders to effect the Reclassification because SouthCrest will realize significant cost savings as a result of the termination of its reporting obligations under the Securities Exchange Act. The Board believes these cost savings and the other benefits of deregistration described in this proxy statement outweigh the loss of the benefits of registration to our shareholders, such as a reduction in publicly available information about the Company and the elimination of our obligation to adhere to certain corporate governance policies and processes resulting from the Sarbanes-Oxley Act.

In the Reclassification, each shareholder who is the record holders of fewer than 2,000 shares of SouthCrest common stock, as reflected on the books of the Company, will receive one share of SouthCrest Series AAA Preferred Stock for each share of common stock they own on the date we file the Articles of Amendment with the Georgia Secretary of State, which we anticipate will be shortly after the shareholders’ meeting. We will refer to this filing date as the “effective date of the Reclassification.” No cash will be paid to shareholders as consideration for their shares—only shares of Series AAA Preferred Stock will be issued. All other shares of common stock will remain outstanding and be unaffected by the Reclassification. Dissenters’ rights are available, however, and shareholders who exercise those rights as described on page 39 and in Appendix B will be entitled to receive cash for their shares held as of the effective date of the Reclassification.

Generally, the Series AAA Preferred Stock will have limited voting rights, preferred rights as to the payment of dividends and in liquidation as compared to our common stock, will participate equally with the common stock on a sale or change in control of the Company, and will convert into common stock on a share-for-share basis in the event we register our shares with the SEC in the future. Shares of Series AAA Preferred Stock, like shares of our common stock, will rank junior to the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A and Fixed Rate Cumulative Perpetual Preferred Stock , Series B (the “Series A Preferred Stock” and “Series B Preferred Stock,” respectively) issued to the United States Department of the Treasury (“Treasury”) in connection with our participation in the Capital Purchase Program established under the Troubled Asset Relief Program (the “CPP”).  See “Proposal 1:  Approval of the Reclassification Amendment – Terms of the Series AAA Preferred Stock to be Issued in the Reclassification,” on page 35 for a more detailed description of the terms and features of the Series AAA Preferred Stock, and Appendix A to this proxy statement for the terms of the Series AAA Preferred Stock. See “Information About SouthCrest and Its Affiliates – Description of Capital Stock,” on page 49 for a more detailed description of our common stock and Series A and Series B Preferred Stock.

This proxy statement provides you with detailed information about the proposed Reclassification. We encourage you to read this entire document carefully.

The Board of Directors has determined that the Rule 13e-3 transaction is fair to SouthCrest’s unaffiliated shareholders and has approved each proposed amendment contained in the Articles of Amendment. The transaction cannot be completed, however, unless the Reclassification is approved by the holders of at least a majority of the votes entitled to be cast on the proposal. Our current directors and executive officers beneficially own approximately 19.87% of our outstanding shares of common stock and have indicated that they intend to vote their shares in favor of the Reclassification.

Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved the Reclassification or the transactions contemplated thereby or has determined if this proxy statement is truthful or complete. The SEC has not passed upon the fairness or merits of the Reclassification or the transactions contemplated thereby, nor upon the accuracy or adequacy of the information contained in this proxy statement. Any representation to the contrary is a criminal offense.

The date of this proxy statement is [MAIL DATE], 2009. We first mailed this proxy statement to our shareholders on or about [MAIL DATE], 2009.

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ii

SUMMARY TERM SHEET

The following is a summary of the material terms of the Reclassification. We urge you, however, to review the entire proxy statement and accompanying materials carefully.

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Structure of the Reclassification. The Articles of Amendment provide for the reclassification of shares of SouthCrest common stock into shares of Series AAA Preferred Stock. In the Reclassification, each shareholder who is the record holder of fewer than 2,000 shares of SouthCrest common stock will receive one share of Series AAA Preferred Stock for each share of common stock they own on the effective date of the Reclassification. All other shares of SouthCrest common stock will remain outstanding and will be unaffected by the Reclassification. No cash will be paid to shareholders as consideration for their shares—only shares of Series AAA Preferred Stock will be issued. Dissenters’ rights are available, however, and shareholders who exercise those rights as described in this proxy statement and in Appendix B will be entitled to receive cash for their shares. See page 39 for additional information.

We selected this structure, as opposed to a transaction in which some of our shareholders would receive cash for their shares, principally because it presented a means by which all of our shareholders could retain an equity interest in the Company while enabling us maintain capital levels and to reduce our common shareholder base to the extent necessary to permit us to terminate our registered status with the SEC.

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Terms of the Series AAA Preferred Stock to be Issued in the Reclassification. Upon approval of the Reclassification, the Board of Directors will designate 500,000 shares of our authorized Preferred Stock as the “Series AAA Preferred Stock,” which will be reserved for issuance in connection with the Reclassification. If the Reclassification is not approved by our shareholders, we do not intend to file articles of amendment solely to designate the Series AAA Preferred Stock.  The proposed terms of the Series AAA Preferred Stock are set forth in Appendix A and principally provide as follows:

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Rank: The Series AAA Preferred Stock ranks senior to our common stock and junior to each of our Series A and Series B Preferred Stock with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company. The relative rights and preferences of the Series AAA Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other series or classes of stock and equity securities designated by the Board of Directors. Like the common stock and Series A and Series B Preferred Stock, the Series AAA Preferred Stock is junior to indebtedness issued from time to time by the Company, including notes and debentures.

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Voting Rights. Unlike the common stock, the Series AAA Preferred Stock will not have voting rights except under very limited circumstances. Except as provided by law, holders of Series AAA Preferred Stock are entitled to vote only upon proposals for a business combination resulting in the transfer of a majority of our outstanding stock or of all or substantially all of the Company’s assets (a “Change in Control”) and upon which holders of our common stock are entitled to vote. For those matters on which holders of Series AAA Preferred Stock are entitled to vote, such holders have the right to one vote for each share held, and are entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with our bylaws. When voting on a proposed Change in Control, the holders of Series AAA Preferred Stock will vote together with the holders of common stock and not as a separate class.

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Dividend Rights: Holders of Series AAA Preferred Stock are entitled to a 10% preference in the distribution of cash dividends in relation to holders of our common stock, when and if declared and paid by SouthCrest, so that holders of the Series AAA Preferred Stock are entitled to receive dividends for each share of Preferred Stock held in a amount not less than 110% of the per-share amount paid to holders of common stock, prior to the receipt of dividends by the holders of common stock. The dividend rights of the Series AAA Preferred Stock are junior to the dividend rights of each of the Series A and Series B Preferred Stock.  Holders of Series AAA Preferred Stock will not have a right to receive dividends solely because of the payment of dividends to the holders of either the Series A or Series B Preferred Stock, but will be entitled to dividends in the event that the dividends are declared and paid on SouthCrest’s common stock. Any dividends on the Series AAA Preferred Stock waived will not accumulate to future periods and will not represent a contingent liability of SouthCrest.

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Conversion: The shares of Series AAA Preferred Stock will automatically convert into shares of common stock on a share-for-share basis in the event that the Company registers its shares with the SEC in the future.  Neither the holders of Series AAA Preferred Stock nor SouthCrest will have the right to otherwise cause the conversion of shares of Series AAA Preferred Stock.

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Treatment Upon Change of Control: The shares of Series AAA Preferred Stock will have a right to the same consideration, on a share-for-share basis, as holders of common stock in the event of a Change of Control.

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Liquidation Rights: Holders of Series AAA Preferred Stock are entitled to a preference over holders of our common stock in the distribution of assets of SouthCrest in the event of any liquidation, dissolution or winding-up of SouthCrest, whether voluntary or involuntary, equal to the greater of book value per share at the time of payment, the amount per share to be paid to common shareholders, or $16.24 per share out of funds legally available therefor. The Series AAA Preferred Stock will rank junior to each of our Series A and Series B Preferred Stock with respect to rights on liquidation, dissolution or winding up of SouthCrest. Only after distributions have been made in full satisfaction of the rights of the holders of Series A and Series B Preferred Stock will any distribution be made to holders of the Series AAA Preferred Stock.

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Perpetual Stock: The Series AAA Preferred Stock is perpetual stock, which means stock that does not have a maturity date, cannot be redeemed at the option of the holder, and has no other provisions that will require future redemption of the issue.

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No Preemptive Rights: Holders of Series AAA Preferred Stock do not have any preemptive rights to purchase any additional shares of Series AAA Preferred Stock or shares of any other class of capital stock that we may issue in the future.

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Antidilution Adjustments: If the number of our outstanding shares of common stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or any other company, by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split up, combination of shares or stock dividend, an appropriate adjustment shall be made by the Board of Directors in the number and relative terms of the Series AAA Preferred Stock.

See page 35 for more detailed information regarding the terms of the Series AAA Preferred Stock.

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Series AAA Preferred Stock Issued in Reliance on Exemption from Registration. We are issuing the shares of Series AAA Preferred Stock without registration under the Securities Act of 1933 in reliance on an exemption under Section 3(a)(9) of the Securities Act for the exchange by a company of any security with its existing shareholders exclusively, where no commission or other remuneration is paid or given directly or indirectly for soliciting the exchange. We believe that exemption is available for the Reclassification because we are only issuing the Series AAA Preferred Stock to our holders of common stock, and to no other persons or entities. Further, we are not paying any commission or other remuneration for soliciting the exchange.

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Determination of Shares “Held of Record.” Because SEC rules require that we count “record holders” for purposes of determining our reporting obligations, the Reclassification is based on shares held of record without regard to the ultimate control of the shares. For administrative efficiency, the Reclassification considers holders of record based upon the records of the Company as of the effective date of the Reclassification.  Generally speaking, a shareholder “of record” is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds separate certificates individually, as a joint tenant with someone else, as trustee, and in an IRA, those four certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares.  For SEC counting purposes, shares held by a broker in “street name” on a shareholder’s behalf are held of record by the broker.  However, because brokers who manage their positions through Depository Trust Company (“DTC”) appear on the records of the Company under the name of DTC’s partnership nominee, Cede & Co., as a single holder of record, all broker positions managed through DTC will be aggregated for purposes of the Reclassification.  As a result, you can avoid reclassification of your shares by placing your shares into “street name,” provided that Cede & Co. will continue to hold 2,000 or more shares at the effective time of the Reclassification.   As of June 30, 2009, the books of the Company reflected that a total of 1,344,649 shares were held in “street name” through DTC and Cede & Co.

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Avoiding Reclassification by Consolidation or “Street Name” Ownership. In view of the SEC’s shareholder-counting rules described above, a single shareholder with 2,000 or more shares held in various accounts could receive Series AAA Preferred Stock in the Reclassification for all of his or her shares if those accounts individually hold fewer than 2,000 shares. To avoid this, the shareholder may either consolidate his or her ownership into a single form of ownership representing 2,000 or more shares or acquire additional shares in the market sufficient to bring each of his accounts to or above the 2,000 share threshold prior to the effective date of the Reclassification. Alternatively, a shareholder who holds fewer than 2,000 shares of common stock may place his or her shares into “street name” with a broker managing his account through DTC.  Provided that Cede & Co., DTC’s partnership nominee, is reflected by the books of the Company to hold at least 2,000 shares of our common stock at the effective date of the Reclassification, such a shareholder would thereby avoid reclassification of his or her shares. As of June 30, 2009, the books of the Company reflected that a total of 1,344,649 shares were held in “street name” through DTC and Cede & Co.  To ensure that the record ownership of the shares will be reflected appropriately on our transfer agent’s records on the effective date of the Reclassification, shareholders should initiate any transfers of their shares at least three business days prior to our special shareholders’ meeting, as we intend to effect the Reclassification promptly thereafter and it will take into account only those transfers that have settled by the effective date.

●	Effects of the Reclassification. As a result of the Reclassification:

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Our number of common shareholders of record, measured as of June 30, 2009, will be reduced from approximately 602 to approximately 220 under the SEC’s counting rules, or from approximately 578 to approximately 196 as reflected by the books of the Company, and the number of outstanding shares of SouthCrest common stock will decrease from approximately 3,931,528 to approximately 3,709,058, resulting in a decrease in the number of shares of our common stock that will be available for purchase and sale in the market.

●	We estimate that approximately 222,470 shares of Series AAA Preferred Stock will be issued to approximately 382 shareholders of record in connection with the Reclassification.

●	The Reclassification will have no impact on the number of shares issued and outstanding of, or the terms of, either the Company’s Series A or Series B Preferred Stock.

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We will become able to terminate the registration of our common stock under the Securities Exchange Act, which will mean that we will no longer be required to file reports with the SEC or be classified as a public company. This will reduce the amount of information that is publicly available about the Company and will eliminate the legal requirement that the Company abide by certain corporate governance safeguards resulting from the Sarbanes-Oxley Act, such as the requirement for an audited report on our internal controls and disclosure requirements relating to our audit committee composition, code of ethics and director nomination process, although the Company has no intention to change its governance policies at the present time. Additionally, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the reporting and short-swing profit provisions of Section 16, and information about their compensation and stock ownership will not be publicly available.

●	We will eliminate the direct and indirect costs and expenses associated with our registration under the Securities Exchange Act, which we estimate will be approximately $186,000 per year.

●	We estimate that professional fees and other expenses related to the Reclassification will be approximately $92,000, which we intend to pay with existing working capital.

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After discounting the dilutive impact of the issuance of preferred stock to the U.S. Department of the Treasury pursuant to the Company’s participation in the CPP, pro forma diluted earnings (loss) per common share will decrease from $(0.02) per share to $(0.03) per share for the six months ended June 30, 2009, and from $(1.70) per share to $(1.84) per share for the year ended December 31, 2008.

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Book value per common equivalent share, which includes the Series AAA Preferred Stock, will decrease on a pro forma basis from $16.07 to $16.05 as of June 30, 2009 and will decrease from $16.29 to $16.26 as of December 31, 2008.

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The percentage of SouthCrest common stock beneficially owned by our executive officers and directors as a group will increase from approximately 19.87% to 20.99%. We do not anticipate that any of our executive officers or directors will receive Series AAA Preferred Stock in the Reclassification.  However, a total of 1,092 shares are held of record by the spouses of certain directors.  Unless ownership of these shares is consolidated or the shares are transferred into street name to avoid reclassification, it is anticipated that these shares will be reclassified into shares of Series AAA Preferred Stock.  See “—Stock Ownership by Affiliates” on page 45 for more information regarding stock owned by our affiliates.

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The decrease in the number of shares of common stock outstanding and the relatively small number of shares of Series AAA Preferred Stock that will be outstanding after the Reclassification may further reduce the already limited liquidity of our common stock. However, the Company’s stock has little present liquidity, and the Company does not anticipate a material change in the liquidity of its capital stock as a result of the Reclassification.

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Unexercised options for the purchase of common stock outstanding as of the effective date of the Reclassification will not be affected by the Reclassification and will remain options to purchase common stock.

For a more detailed description of these effects and the effects of the Reclassification on our affiliates and shareholders generally, including those receiving Series AAA Preferred Stock and those retaining common stock, see pages 15 through 21.

●	Reasons for the Reclassification. Our principal reasons for effecting the Reclassification are:

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The direct and indirect cost savings of approximately $186,000 per year that we expect to experience as a result of the deregistration of our common stock under the Securities Exchange Act, together with the anticipated decrease in expenses relating to servicing a relatively large number of shareholders holding small positions in our common stock; and

●	Our belief that our shareholders have not benefited proportionately from the costs relating to the registration of our common stock, principally as a result of the thin trading market for our stock.

See page 14 for more detailed information.

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Fairness of the Reclassification. Based on a careful review of the facts and circumstances as described beginning on page 21, our Board of Directors and each of our affiliates believe that the terms and provisions of the Rule 13e-3 Transaction and the Series AAA Preferred Stock are substantively and procedurally fair to our unaffiliated shareholders. Our Board of Directors unanimously approved, and recommends that shareholders vote in favor of, the Rule 13e-3 Transaction.

Our affiliates are listed on page 28 and include all of our directors and executive officers. Because of our affiliates’ positions with SouthCrest, each is deemed to be engaged in the Rule 13e-3 Transaction and has a conflict of interest with respect to the transaction because he or she is in a position to structure it in a way that benefits his or her interests differently from the interests of unaffiliated shareholders. At present, each of our directors and executive officers other than Mr. Hertha is the holder of record of more than 2,000 shares of common stock, and we anticipate that they will retain these shares of common stock in the transaction.  Mr. Hertha currently holds 1,625 shares of common stock, which are held in street name and will not be reclassified provided that Cede & Co. continues to hold at least 2,000 shares of the Company’s common stock.  In addition, a total of 1,092 shares are held of record by the spouses of certain directors.  Unless ownership of these shares is consolidated or the shares are transferred into street name to avoid reclassification, it is anticipated that these shares will be reclassified into shares of Series AAA Preferred Stock.  After the transaction, we anticipate that our directors and executive officers will be considered the beneficial owner of approximately 20.99% of our common stock. See “—Stock Ownership by Affiliates” on page 45 for more information regarding stock owned by our affiliates.

In the course of determining that the Rule 13e-3 Transaction is fair to and in the best interests of our unaffiliated shareholders, including both unaffiliated shareholders who will continue to hold shares of common stock as well as those shareholders whose shares of common stock will be reclassified into shares of Series AAA Preferred Stock, the Board and each of our affiliates considered a number of positive and negative factors affecting these groups of shareholders in making their determinations. In connection with its fairness determination, the Board did not obtain any appraisal or independent valuation of the Series AAA Preferred Stock or common stock. The factors considered by the Board include—

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All shareholders will continue to hold an equity interest in SouthCrest, and no shareholder will be forced to involuntarily liquidate his or her equity interest in SouthCrest, although shareholders who wish to liquidate their holdings may do so through the exercise of dissenters’ rights;

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Holders of our common stock will have the opportunity to retain their common stock or receive Series AAA Preferred Stock by transferring or consolidating their shares or placing them in (or removing them from) “street name” accounts as described above in “Avoiding Reclassification by Consolidation or ‘Street Name’ Ownership;”

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The Board’s belief that the advantages and disadvantages of the rights, preferences and limitations of the Series AAA Preferred Stock will balance in comparison to the relative rights of our common stock, given that the decreased value associated with the loss of voting rights is offset by the increased value represented by the dividend preference of the Series AAA Preferred Stock and that the Series AAA Preferred Stock is entitled to vote and share equally in the proceeds with the common stock in the event of a change in control of SouthCrest;

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After discounting the dilutive impact of the issuance of preferred stock to the U.S. Department of the Treasury pursuant to the Company’s participation in the CPP, pro forma diluted earnings (loss) per common share will decrease from $(0.02) per share to $(0.03) per share for the six months ended June 30, 2009, and from $(1.70) per share to $(1.84) per share for the year ended December 31, 2008.

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Book value per common equivalent share, which includes the Series AAA Preferred Stock, will decrease on a pro forma basis from $16.07 to $16.05 as of June 30, 2009 and will decrease from $16.29 to $16.26 as of December 31, 2008.

●	The Reclassification should not be a taxable event for shareholders, except for those who exercise dissenters’ rights.

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Effectiveness of the Reclassification. The Reclassification will not be effected unless approved by at least a majority of the votes entitled to be cast on each such amendment. If our common shareholders vote to approve the Reclassification, no additional shareholder vote will be required for the Board of Directors to designate the terms of the Series AAA Preferred Stock. Assuming the shareholders approve the proposals, as shortly thereafter as is practicable, SouthCrest will file the Articles of Amendment with the Georgia Secretary of State to effect the Reclassification. However, notwithstanding shareholder approval, at any time prior to the effective date of the Reclassification, the Board of Directors may abandon the Reclassification without any further shareholder action. If at any time prior to the effective date of the Reclassification the Board determines that (1) the estimated cost of payments to dissenting shareholders or legal expenses makes the Reclassification inadvisable or (2) the number of dissenting shareholders reflects a material negative reaction among a significant portion of the shareholders, the Board may elect to abandon the Reclassification.

We anticipate that the Reclassification will be effected in the third or fourth quarter of 2009. See page 37 for more detailed information.

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Conditions and Regulatory Approvals. Aside from approval of the Preferred Stock Amendment and the Reclassification by our common shareholders and the prior consent of Treasury as holder of Senior Securities through the CPP, which consent we do not anticipate to be withheld, the 13e-3 Transaction is not subject to any conditions or regulatory approvals.

●
Dissenters’ Rights. Holders of our common stock are entitled to dissent from Proposal One, the amendment effecting the reclassification of a portion of our outstanding common stock, under Article 13 of the Georgia Business Corporation Code (OCGA § 14-2-1301, et. seq.).  If you dissent, you are entitled to the statutory rights and remedies of dissenting shareholders provided in Article 13 of the Georgia Business Corporation Code as long as you comply with the procedures of Article 13.  Article 13 of the Georgia Business Corporation Code provides that a dissenting shareholder is entitled to receive cash in an amount equal to the “fair value” of his or her shares.

To perfect dissenters’ rights, among other things, you must give SouthCrest written notice of your intent to dissent from Proposal One prior to the vote of the shareholders at the meeting and you must not vote your shares in favor of Proposal One. Any shareholder who returns a signed proxy but fails to provide instructions as to the manner in which his or her shares are to be voted will be deemed to have voted in favor of Proposal One and will not be entitled to assert dissenters’ rights.

Generally, under Section 14-2-1325 of the Georgia Code, following approval of the Reclassification, SouthCrest will make an initial offer of payment to dissenting shareholders, if any, of an amount it estimates to be the “fair value” of the common stock, plus accrued interest, if any. If a dissenting shareholder believes the payment offer is less than the fair value of the common stock, he or she may notify SouthCrest of his or her estimate of fair value. If SouthCrest and any dissenting shareholders cannot settle the amount of fair value, fair value will be determined in a court proceeding in the Superior Court of Upson County.

See page 39 and Appendix B for additional information regarding procedures for asserting dissenters’ rights and the determination of “fair value” of the common stock.

QUESTIONS AND ANSWERS ABOUT THE SPECIAL MEETING

Q:	Why did you send me this proxy statement?

A:	We sent you this proxy statement and the enclosed proxy card because our Board of Directors is soliciting your votes for use at our special meeting of shareholders.

This proxy statement summarizes information that you need to know in order to cast an informed vote at the meeting. However, you do not need to attend the meeting to vote your shares. Instead, you may simply complete, sign and return the enclosed proxy card.

We first sent this proxy statement, notice of the special meeting and the enclosed proxy card on or about [MAIL DATE], 2009 to all shareholders entitled to vote. The record date for those entitled to vote is [RECORD DATE], 2009. On that date, there were 3,931,528 shares of our common stock outstanding. Shareholders are entitled to one vote for each share of common stock held as of the record date.

Q:	What is the time and place of the special meeting?

A:	The special meeting will be held on ___________, [MEETING DATE], 2009, at The Hampton Inn, 110 Meeting Place Drive, Fayetteville, Georgia, at ___________.m., local time.

Q:	Who may be present at the special meeting and who may vote?

A:
All holders of our common stock may attend the special meeting in person. However, only holders of our common stock of record as of [RECORD DATE], 2009 may cast their votes in person or by proxy at the special meeting.

Q:	What is the vote required?

A:
The proposed amendment to our Articles of Incorporation being brought to our common shareholders for a vote must receive the affirmative vote of the holders of at least a majority of the votes entitled to be cast. As a result, if you do not vote your shares, either in person or by proxy, or if you abstain from voting on a proposal, it will have the effect of a negative vote, provided that a quorum is present at the meeting. Similarly, if your shares are held in a brokerage account and you do not instruct your broker on how to vote on a proposal, your broker will not be able to vote for you, which will also have the effect of a negative vote.

Q:	What is the recommendation of our Board of Directors regarding the proposals?

A:
Our Board of Directors has determined that the Rule 13e-3 Transaction is fair to our unaffiliated common shareholders, both those retaining their common stock and those receiving Series AAA Preferred Stock, and that approval of the proposed amendment to our Articles of Incorporation to effect the Reclassification is advisable and in the best interests of SouthCrest and each of these constituent groups. Our Board of Directors has therefore approved the Reclassification and recommends that you vote “FOR” approval of the proposed amendment to our Articles of Incorporation.

Q:	May I change my vote after I have mailed my signed proxy card?

A:
Yes. Just send by mail a written revocation or a new, later-dated, completed and signed proxy card before the special meeting, or attend the special meeting and vote in person. You may not change your vote by facsimile or telephone.

Q:	If my shares are held in “street name” by my broker, how will my shares be voted?

A:
Following the directions that your broker will mail to you, you may instruct your broker how to vote your shares. If you do not provide any instructions to your broker, your shares will not be voted on the proposals described in this proxy statement.

Q:	Will my shares held in “street name” or another form of record ownership be combined for voting purposes with shares I hold of record in my own name?

A:
No. Because any shares you may hold in street name will be deemed to be held by a different shareholder from any shares you hold of record, any shares so held will not be combined for voting or Reclassification purposes with shares you hold of record. Similarly, if you own shares in various registered forms, such as jointly with your spouse, as trustee of a trust, or as custodian for a minor, you will receive, and will need to sign and return, a separate proxy card for those shares because they are held in a different form of record ownership. Shares held by a corporation or business entity must be voted by an authorized officer of the entity, and shares held in an IRA must be voted under the rules governing the account.

Q:	What do I need to do now?

A:
Please carefully read this proxy statement, which contains complete details of the Reclassification and its effects on the Company and its shareholders. After you have read the proxy statement, complete the accompanying proxy card to indicate your vote on the Reclassification, and return the proxy card to the Company in the enclosed self-addressed prepaid envelope. Alternatively, you can attend the meeting and vote your shares in person. If you wish to exercise dissenters’ rights, see page 39 and Appendix B.

Q:	What if I have further questions about Reclassification or the voting process?

A:
Please direct any questions about the Reclassification or the voting process to our Chief Financial Officer, Doug Hertha, at our main office located at 600 North Glynn Street, Fayetteville, Georgia 30214, telephone (770) 461-2781.

IMPORTANT NOTICES

Neither our common stock nor our Series AAA Preferred Stock is a deposit or bank account and neither is insured by the Federal Deposit Insurance Corporation (the “FDIC”) or any other governmental agency.

We have not authorized any person to give any information or to make any representations other than the information and statements included in this proxy statement. You should not rely on any other information. The information contained in this proxy statement is correct only as of the date of this proxy statement, regardless of the date it is delivered or when the Reclassification is effected.

We make forward-looking statements in this proxy statement that are subject to risks and uncertainties. Forward-looking statements include information about possible or assumed future results of the operations or our performance after the Reclassification is accomplished. When we use words such as “believes,” “anticipates,” “expects,” “intends,” “targeted,” and similar expressions, we are making forward-looking statements that are subject to risks and uncertainties. Various future events or factors may cause our results of operations or performance to differ materially from those expressed in our forward-looking statements. These factors include:

(1)	changes in economic conditions, both nationally and in our primary market area;

(2)	changes in governmental monetary and fiscal policies, as well as legislative and regulatory changes;

(3)	the effect of changes in interest rates on the level and composition of deposits, loan demand, and the values of loan collateral, securities and interest rate protection agreements;

(4)	the effects of competition from other financial service providers operating in our primary market area and elsewhere; and

(5)	the failure of assumptions underlying the establishment of reserves for possible loan losses and estimations of values of collateral and various financial assets and liabilities.

We will update this proxy statement to reflect any factors or events arising after its date that individually or together represent a material change in the information included in this document.

The words “SouthCrest,” the “Company,” “we,” “our,” and “us,” as used in this proxy statement, refer to SouthCrest and its wholly-owned subsidiaries, Bank of Upson, The First National Bank of Polk County, Peachtree Bank and Bank of Chickamauga collectively, unless the context indicates otherwise.

RECENT DEVELOPMENTS

On July 17, 2009, as part of the Capital Purchase Program established under the Troubled Asset Relief Program (the “CPP”) as administered by the U.S. Department of the Treasury (“Treasury”), SouthCrest entered into certain agreements with Treasury, pursuant to which the Company agreed to issue and sell, and the Treasury agreed to purchase (i) 12,900 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A, having a liquidation preference of $1,000 per share and (ii) a warrant (the “Warrant”) to purchase up to 645.00645 shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B, having a liquidation preference of $1,000 per share, at an exercise price of $0.01 per share, for an aggregate purchase price of $12,900,000 in cash. The Warrant was exercised by the Treasury on a net basis immediately following the closing of the transaction, resulting in the issuance of 645 shares of Series B Preferred Stock.

This transaction closed on July 17, 2009 (the “Closing Date”). The issuance and sale of these securities was a private placement exempt from registration pursuant to Section 4(2) of the Securities Act of 1933. The Company filed with the SEC a Current Report on Form 8-K related to its participation in the CPP on July 22, 2009.

The Series A Preferred Stock qualifies as Tier 1 capital and pays cumulative dividends at a rate of 5% per annum for the first five years and 9% per annum thereafter. The Series B Preferred Stock pays cumulative dividends at a rate of 9% per annum. Dividends are payable on both the Series A Preferred Stock and the Series B Preferred Stock and are payable on February 15, May 15, August 15, and November 15 of each year. Should the Company fail to pay a total of six dividend payments on the Series A or Series B Preferred Stock, whether or not consecutive, the number of directors of the Company shall automatically be increased by two and the holders of the Series A and Series B Preferred Stock will have the right to fill the newly created director positions at the Company’s annual or special meeting called for that purpose, until the Company has paid all such dividends that it had failed to pay. The Series A and Series B Preferred Stock have no maturity date and rank senior to the common stock with respect to the payment of dividends and distributions and amounts payable upon liquidation, dissolution and winding up of the Company. The Series A and Series B Preferred Stock are generally non-voting.

Pursuant to the American Recovery and Reinvestment Act of 2009 (the “ARRA”), which amended the Emergency Economic Stabilization Act of 2008 (“EESA”), the Company may, subject to consultation with the Federal Reserve Bank of Atlanta, redeem the Series A and Series B Preferred Stock at any time for the aggregate liquidation amount plus any accrued and unpaid dividends without first raising additional capital in an equity offering.  The Securities Purchase Agreement, pursuant to which the Series A Preferred Stock and the Warrant were sold, contains limitations on the payment of dividends on common stock, junior preferred shares, and on other preferred shares. The ability to repurchase common stock, junior preferred shares, or other preferred shares is also restricted under the Securities Purchase Agreement.

As a result of its participation in the CPP, the Company is subject to certain of the executive compensation limitations included in the EESA, as amended by the ARRA. As a condition to the closing of the transaction, each of Messrs. Daniel W. Brinks, Larry T. Kuglar, Harvey N. Clapp, Douglas J. Hertha, Kent Berry, Clement M. Clapp, James D. Head, Randall L. Flanagan, Michael S. Wright, and Henry G. Jordan executed a waiver, voluntarily waiving any claim against the Treasury or the Company for any changes to compensation or benefits arrangements that are required to comply with any regulations issued by the Treasury under the CPP and acknowledging that the regulations may require modification of the compensation, bonus, incentive, and other benefit plans, arrangements, and policies and agreements (including so-called “golden parachute” agreements) as they relate to the period that the Treasury holds any securities of the Company acquired through the CPP.

Because the CPP Closing Date was subsequent to the date of our latest financial statements, we have included pro forma adjustments to our financial statements to reflect the impact of the Company’s participation in the CPP.  However, a vote for or against the Reclassification will not affect the Company’s participation in the CPP.  Similarly, the company’s participation in the CPP does not fundamentally alter the business rationale, or effects, of the proposed Reclassification.

SPECIAL FACTORS

Purpose of the Reclassification

The primary purpose of the Reclassification is to enable us to terminate the registration of our common stock under Section 12(g) of the Securities Exchange Act. Although we intend to keep our common and Series AAA Preferred shareholders informed as to our business and financial status after the Reclassification as described below, we anticipate that deregistration will enable us to save significant legal, accounting and administrative expenses relating to our public disclosure and reporting requirements under the Securities Exchange Act. As a secondary matter, it is likely to decrease the administrative expense we incur in connection with soliciting proxies for routine annual meetings of shareholders because the Series AAA Preferred Stock will have limited voting rights.

After the Reclassification, we intend to keep our common and Series AAA Preferred shareholders informed about our business and financial condition by delivering annual audited financial statements to them. Moreover, our business operations are primarily conducted through our banking subsidiaries, which are each required to file quarterly financial reports with the FDIC. These reports are available online at www.fdic.gov.

Although we will still be required to file quarterly financial information with the FDIC and will continue to provide annual financial information to our shareholders, as a non-SEC registered company our auditing expenses will decrease significantly because we and our auditors will not be required to comply with standards prescribed by the SEC and the Public Company Accounting Oversight Board with respect to our audit and because our auditors will not be required to review the information we must include in our periodic SEC reports as described more fully below. Our other reporting processes will also be significantly simplified because we will no longer be required to comply with disclosure and reporting requirements under the Securities Exchange Act and the Sarbanes-Oxley Act. These requirements include preparing and filing current and periodic reports with the SEC regarding our business, financial condition, Board of Directors and management team, having these reports reviewed by outside counsel and independent auditors, and documenting, testing and reporting on our internal control structure.

In particular, as a private company, we will no longer be required to file annual reports on Form 10-K, quarterly reports on Form 10-Q or proxy statements with the SEC. The Form 10-K and proxy statement rules require detailed disclosures regarding executive compensation, corporate governance and management stock ownership that are not required in our financial reports to the FDIC or our audited financial statements. Additionally, we will no longer be required to include management’s discussion and analysis of our financial results in annual reports to shareholders or financial reports to the FDIC. Currently, our external auditors perform detailed reviews of management’s discussion and analysis of our financial results to assure consistency with audited financial statements and to ensure we are in compliance with applicable disclosure requirements.

We also incur substantial costs in management time and legal and accounting fees related to the preparation, review and filing of our periodic reports and proxy statements. Unlike the periodic reports that we currently file with the SEC, the quarterly financial information that we file with the FDIC does not require the review of either our independent accountants or legal counsel. Additionally, as a private company, we will not be required to comply with Section 404 of the Sarbanes-Oxley Act, which requires that we document, test and assess our internal control structure and that our external auditors report on management’s assessment of our internal control structure. As a result of the elimination of the disclosure and reporting requirements under the Securities Exchange Act, we estimate that we will save approximately $83,000 per year in management time and $90,000 per year in legal and accounting fees.

We also expect to save approximately $13,000 annually in administrative costs related to soliciting proxies for routine annual meetings, including printing and Edgar conversion costs, and mailing costs and transfer agent fees related to the proxy solicitation.

We currently are required to comply with many of the same securities law requirements that apply to large public companies with substantial compliance resources. Our resources are more limited, however, and as is shown above, these compliance activities represent a significant administrative and financial burden to a company of our relatively small size and market capitalization. We also incur less tangible but nonetheless significant expenditure of management’s time and attention that could otherwise be deployed toward other business needs of the Company.

As of June 30, 2009, according to the SEC’s counting rules, SouthCrest had approximately 602 common shareholders of record, with approximately 94.3% of the outstanding shares as of that date were held by approximately 220 shareholders of record. On the books of the Company as of June 30, 2009, the shares making up the same 94.3% of the total outstanding shares were attributed to approximately 196 of the 578 common shareholders of record.  Of our 602 common shareholders of record under the SEC’s counting rules, or 578 shareholders of record on the books of the Company, approximately 382 shareholders each hold fewer than 2,000 shares, or an aggregate of approximately 5.7% of our outstanding common stock as of June 30, 2009. The reason for the discrepancies between the number of shareholders of record for SEC counting purposes and the number of shareholders of record as reflected on the books of the Company is that while, for SEC counting purposes, shares held by a broker in “street name” on a shareholder’s behalf are considered to be held of record by the broker, shares held by brokers who manage their positions through DTC appear on the records of the Company under the name of DTC’s partnership nominee, Cede & Co., as a single holder of record.  As of June 30, 2009, the books of the Company reflected that a total of 1,344,649 shares were held in “street name” through DTC and Cede & Co.  A position report from DTC reflected 25 brokers holding positions in the Company’s shares as of that date.  Those 25 brokers are considered record holders under the SEC counting rules, but are not reflected as record holders on the books of the Company, and make up the difference between the figures cited above.

Our common stock is not traded on any established market, although it is listed on the Over-The-Counter Bulletin Board, which we anticipate to continue following the Reclassification. Trading is infrequent, the trading volume is low and the Board of Directors believes there is little likelihood that a more active market will develop. However, because we have more than 300 shareholders of record and our common stock is registered under Section 12(g) of the Securities Exchange Act, we are required to comply with the disclosure and reporting requirements under the Securities Exchange Act and the Sarbanes-Oxley Act.

In light of the limited market for our common stock, we believe the termination of our status as an SEC-registered company will not have a significant impact on any future efforts by the Company to raise additional capital or to acquire other business entities. We believe the Reclassification will provide a more efficient means of using our capital to benefit our shareholders by allowing us to save significant administrative, accounting, and legal expenses incurred in complying with the disclosure, reporting and compliance requirements described above. Moreover, we believe that our limited trading market and the resulting inability of our shareholders to realize the full value of their investment in our common stock through an efficient market has resulted in little relative benefit for our shareholders as compared to the costs of maintaining our registration. Finally, the Reclassification will give all of our shareholders the opportunity to retain an equity interest in SouthCrest and therefore to participate in any future growth and earnings of the Company and in any future value received as a result of the sale of the Company.

Alternatives Considered

In making our decision to proceed with the Reclassification, we considered other alternatives. We rejected these alternatives because we believed the Reclassification would be the simplest and most cost-effective manner in which to achieve the purposes described above. These alternatives included:

Cash-Out Merger. The Board considered the reorganization of the Company through a merger with a new corporation formed solely to effect a reorganization. In a cash-out merger, shareholders owning fewer than 2,000 shares of SouthCrest common stock would receive cash equal to the fair value of the common stock in exchange for their shares, and all other shares of SouthCrest common stock would have remained outstanding.  Because cash would be paid to each shareholder below the applicable cash-out threshold, a cash-out merger, by its nature, would require a substantial expenditure of capital.  The Board, in light of the current state of the national economy and banking industry generally and the impact of the current economic downturn on the Company’s market area more specifically, did not consider the substantial expenditure of capital necessary to effect a cash-out merger a prudent expenditure of capital at the present time and did not feel that a cash-out merger would be in the best interests of the Company at the present time.  Moreover, a cash-out merger would not offer all shareholders an opportunity to retain an equity interest in SouthCrest, to participate in future growth and earnings of the Company, or to benefit from any future value received as a result of the sale of the Company. While shareholders could consolidate their accounts, move shares into “street name” or acquire sufficient shares to meet or exceed the 2,000-share threshold in order to retain an equity interest in the Company, the Board preferred to structure a transaction that would allow shareholders to retain an equity interest without being required to pay for additional shares or consolidate their holdings in a way that might not otherwise be advantageous for them. Additionally, the receipt of cash in exchange for shares of common stock would generally result in a negative tax consequence for those shareholders receiving cash.  Because the involuntary termination of shareholders’ equity interests in the Company was a dispositive factor in the Board’s rejection of this alternative, the Board did not consider the potential capital cost of such a transaction. Due to SouthCrest’s participation in the CPP, a cash-out merger would also need to be approved by the Treasury.  The Company has no assurances that it would be able to obtain such approval.

Reverse Stock Split. The Board considered declaring a reverse stock split at a ratio of 1-for-2,000, with cash payments to shareholders who would hold less than one share on a post-split basis. This alternative would also have the effect of reducing the number of shareholders, but would require us either to account for outstanding fractional shares after the transaction, engage in a forward stock split at the reverse split ratio, or pay cash to shareholders holding any resulting fractional shares. Like the cash-out merger described above, a reverse stock split would likely result in a substantial expenditure of capital, which the Board did not feel to be prudent at the present time.  Additionally, a reverse stock split would not have offered all shareholders an opportunity to retain an equity interest in our company. As a result, a reverse stock split was rejected for the same reasons as the cash-out merger alternative.  Like the cash-out merger described above, the Treasury’s approval would be required to conduct a reverse-stock split.

Issuer Tender Offer. We also considered an issuer tender offer to repurchase shares of our outstanding common stock. The results of an issuer tender offer would be unpredictable, however, due to its voluntary nature. We were uncertain as to whether this alternative would result in shares being tendered by a sufficient number of shareholders so as to result in our common stock being held by fewer than 300 shareholders of record. In addition, like the cash-out merger and reverse stock split described above, an issuer tender offer would likely result in a substantial expenditure of capital, which the Board did not feel to be prudent at the present time.  As a result, we also rejected this alternative. Like the cash-out merger described above, the Treasury’s approval would be required to conduct an issuer tender offer.

Expense Reductions in Other Areas. In response to current economic conditions, we have engaged over the past year in a number of expense reduction strategies.  While these strategies have largely been successful at reducing costs and increasing our capital efficiency, our savings have largely been offset by both operational and non-cash losses and, in any case, have not been sufficient to offset the expenses relating to SEC registration.  In addition, we do not believe that we could undertake further expense reductions sufficient to offset the expenses relating to SEC registration because there are no areas in which we could achieve additional savings of sufficient magnitude without adversely affecting a vital part of our business or impeding our opportunity to grow. Our most significant area of potential savings would involve personnel costs, and we are already thinly staffed. We believe the expense savings a reclassification would enable us to accomplish will not adversely affect our ability to execute our business plan, but will instead position us to execute it more efficiently. For these reasons, we did not analyze additional expense reductions in other areas as an alternative to the Reclassification.

Business Combination. We have neither sought nor received any proposals from third parties for any business combination transactions such as a merger, consolidation, or sale of all or substantially all of our assets. Our Board did not seek any such proposals because these types of transactions are inconsistent with the narrower purpose of the proposed transaction, which is to discontinue our SEC reporting obligations. The Board believes that by implementing a deregistration transaction, our management will be better positioned to focus its attention on our customers and the communities in which we operate and expenses will be reduced.

Maintaining the Status Quo. The Board considered maintaining the status quo. In that case, we would continue to incur the significant expenses, as outlined in “—Reasons for the Reclassification” below, of being an SEC-reporting company without the expected commensurate benefits. Thus, the Board considered maintaining the status quo not to be in the best interests of the Company or its unaffiliated shareholders.

Background of the Reclassification

In April 2009, in response to the declining state of the national economy in general and the state of the capital markets with respect to financial institutions in particular, our Board of Directors undertook a proactive examination of potential cost-saving strategies to maximize the capital position of the Company going forward. In view of the extensive nature of our compliance obligations and the Company’s limited personnel and economic resources, the Board of Directors directed management to evaluate going private as a possible strategic alternative.

In early April 2009, pursuant to the Board’s directive, management consulted with legal counsel, Bryan Cave Powell Goldstein, regarding the potential positive and negative aspects of a possible going-private transaction and discussed whether a going-private transaction would be appropriate for the Company. The relative costs and benefits of various transactional structures, including a reclassification, cash-out merger, reverse stock split and tender offer were discussed. At the May 11, 2009 special Board meeting, management and counsel made a presentation to the Board. Following these presentations, the Board entered into a discussion regarding the appropriateness of a going-private transaction for the Company at this time, including further questions for management and counsel. The discussion focused on the relative costs and benefits of being a public company as described in “—Purpose of the Reclassification” and on the possibility of using various transactional structures including a cash-out merger, reverse stock split or tender offer as well as a reclassification to effect the transaction. The Board first decided that going private would be in the Company’s best interests for the reasons described in “—Purpose of the Reclassification.” After further discussion, the Board determined that, for the reasons identified in “—Purpose of the Reclassification” and “—Alternatives Considered” above, a reclassification transaction presented the best solution for the Company and its shareholders.

After this determination, the Board went on to discuss the proposed terms for the new class of preferred stock, the appropriate individual stock ownership threshold for reclassification into preferred stock, and the advisability of the Reclassification generally.  The Board asked management to prepare additional information for the next regularly scheduled Board meeting.

At the May 14, 2009 meeting, the Board reviewed a draft of the proxy materials and Schedule 13e-3 prepared by management with the assistance of counsel. The Board discussed in more specific detail the possible effects of the Reclassification, as outlined below in “—Effects of the Reclassification on SouthCrest, —Effects of the Reclassification on Shareholders Generally, —Effects of the Reclassification on Affiliates,” and “—Effects of the Reclassification on Unaffiliated Shareholders.” The Board also discussed and affirmed the substantive and procedural fairness of the terms of the Rule 13e-3 Transaction to unaffiliated shareholders receiving Series AAA Preferred Stock and to those retaining common stock as described in “—Recommendation of the Board of Directors; Fairness of the Reclassification.”

The Board determined it to be in the best interests of the Company to amend its Articles of Incorporation to designate sufficient shares of a new class of Preferred Stock to effect the Reclassification.  Management presented the proposed 2,000-share threshold, which it had concluded, with counsel’s advice, represented the optimal division point based on the relative record ownership of the Company’s shareholders and the need to reduce the number of common shareholders of record under the SEC’s counting rules to below 300 and generate fewer than 500 preferred shareholders of record while leaving room for expansion in each class. The Board approved the 2,000-share reclassification threshold and the proposed terms of the Series AAA Preferred Stock. The Board directed management to prepare a proxy statement and related documents for the Reclassification.

Reasons for the Reclassification

As described above in “—Purpose of the Reclassification,” the Reclassification will allow us to save significant costs related to the preparation, review and filing of our periodic reports and annual proxy statement. We also expect to experience savings in proxy solicitation costs, including printing and mailing costs. We expect printing and mailing costs to be lower because we will have fewer shareholders who are entitled to vote and because the financial and proxy statements that we deliver to shareholders after the Reclassification will not include many of the disclosures required under the proxy or periodic reporting rules, such as disclosures regarding executive compensation, corporate governance and management ownership, and management’s discussion and analysis of our financial results and documentation, testing and reporting on our internal control structure.

We expect to save the following fees and expenses related to the preparation, review and filing of periodic reports on Form 10-K and Form 10-Q and annual proxy statements, including compliance with the Sarbanes-Oxley Act and related reporting requirments.

Independent Auditor fees	$70,000
Management and staff time	83,000
Legal costs	20,000
Proxy printing and Edgar conversion, solicitation, printing and mailing costs	13,000
Total annual savings	$186,000

As is noted above, we incur substantial indirect costs in management time spent on securities compliance activities. Although it is impossible to quantify these costs specifically, we estimate annual cost savings of approximately $83,000 which is based on the compensation and estimated time certain members of our management and staff currently spend on activities directly related to compliance with federal securities laws, such as preparing and reviewing SEC-compliant financial statements and periodic reports, maintaining and overseeing disclosure and internal controls, monitoring and reporting transactions and other data relating to insiders’ stock ownership, and consulting with external auditors and counsel on compliance issues. While this will not result in direct expense savings to the Company as will the reduction in legal and auditing costs, the estimated savings for management and staff time will enable these individuals to redirect time spent on SEC compliance related duties to other business needs of the Company.

In addition, while our common stock is reported on the Over-The-Counter Bulletin Board, it is not listed on an exchange and has historically been very thinly traded. We do not enjoy sufficient market liquidity to enable our shareholders to trade their shares easily. We also do not have sufficient liquidity in our common stock to enable us to use it as potential acquisition currency. As a result, we do not believe that the registration of our common stock under the Securities Exchange Act has benefited our shareholders in proportion to the costs we have incurred, and expect to incur, as a result of this registration.

Effects of the Reclassification on SouthCrest

The Reclassification is designed to reduce the number of SouthCrest common shareholders of record, under the SEC’s counting rules, below 300, which will allow us to terminate the registration of our common stock under the Securities Exchange Act. Based on information as of June 30, 2009, we believe that the Reclassification will reduce our number of common shareholders of record, for SEC counting purposes, from approximately 602 to approximately 220. We estimate that approximately 222,470 shares held by approximately 382 common shareholders of record will be exchanged for Series AAA Preferred Stock in the Reclassification and that approximately 3,709,058 shares of our common stock will be issued and outstanding after the Reclassification. In addition to the exchange of shares of our common stock for shares of our Series AAA Preferred Stock, we believe the Reclassification will have the following effects on SouthCrest:

Positive Effects

●
Elimination of Securities Exchange Act Registration. After the Reclassification, our common stock will not be registered under the Securities Exchange Act, nor will we be subject to the periodic reporting requirements or the proxy rules under the Securities Exchange Act. Additionally, we will maintain our existing internal control procedures and continue to evaluate them for potential improvements but will not be required to document, test and report on our internal control structure as required by Section 404 of the Sarbanes-Oxley Act. We expect to eliminate direct and indirect costs and expenses associated with the Securities Exchange Act registration, which we estimate would be up to approximately $186,000 on an annual basis. Additionally, as a non-SEC reporting company, we believe our management team, which currently spends a significant amount of time on activities related to compliance with the Securities Exchange Act, will have significantly more time to devote to business development and revenue-enhancing activities. See “—Background of the Reclassification” and “—Reasons for the Reclassification” for a discussion of the nature of the information we will no longer be required to provide.

●
Elimination of Liability Under Section 18 of the Securities Exchange Act. Because the Company will no longer be required to file any reports under the Securities Exchange Act, it will no longer be subject to liability under Section 18 of the Securities Exchange Act. Generally, Section 18 provides that if the Company makes a false or misleading statement with respect to any material fact in any of its filings pursuant to the Securities Exchange Act, in light of the circumstances at the time the statement was made, the Company will be liable to any person who purchases or sells a security at a price that is affected by the statement.

●
Potential for Increased Earnings.  We expect to eliminate direct and indirect costs and expenses associated with the Securities Exchange Act registration, which we estimate would be up to approximately $186,000 on an annual basis.  As a result, we expect to realize a commensurate increase in earnings following the Reclassification.

Negative Effects:

●
Effect on Market for Shares. Our common stock is currently reported on the Over-the-Counter Bulletin Board, but it is not currently traded on an exchange or automated quotation system. While we anticipate our common stock will continue to be reported, and our Series AAA Preferred Stock will begin to be reported on the Over-the-Counter Bulletin Board following the Reclassification, it is likely that the deregistration will, to some degree, decrease the liquidity of our common stock, and that our Series AAA Preferred Stock issued in the Reclassification will be less liquid than shares of our common stock prior to the Reclassification. The number of outstanding shares of common stock available for purchase after the Reclassification will decrease by approximately 5.7%, resulting in a further loss of liquidity. Only approximately 222,470 shares of Series AAA Preferred Stock will be outstanding and available for purchase after the Reclassification, which will likely result in a limited third-party market for the shares. As a result, holders of both common and Series AAA Preferred Stock will lose some liquidity in their current investment in the Company, which is a factor that, taken alone, may decrease the market value of the stock; although given the current limited liquidity of our stock, any such decrease may be immaterial.

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Decrease in Book Value Per Common Equivalent Share.  We estimate that the book value per common equivalent share, which includes the Series AAA Preferred Stock, will decrease $0.02 per share  from $16.07 on an historical basis to $16.05 on a pro forma basis as of June 30, 2009 as a result of the expenses associated with the Reclassification.

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Financial Effects of the Reclassification. We estimate that professional fees and other expenses related to the transaction will total approximately $92,000. We estimate these expenses will be as follows:

Independent Auditor fees	$8,000
Legal fees	75,000
Proxy printing and Edgar conversion, solicitation, printing and mailing costs	9,000
Total Cost	$92,000

We plan to pay these fees and expenses out of our existing working capital and do not expect that the payment of these expenses will have a material adverse effect on our capital adequacy, liquidity, results of operations or cash flow.

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Elimination of Protection Under Section 16 of the Securities Exchange Act. Because neither our common stock nor Series AAA Preferred Stock will be registered under the Securities Exchange Act, beginning 90 days after the effectiveness of the Reclassification, the Company will no longer be entitled under Section 16 of the Securities Exchange Act to any “short-swing” profits realized by its directors, officers or 10% shareholders on purchases and sales of the Company’s securities that occur within a six-month period.

Other Effects:

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Conduct of Business After the Reclassification. We expect our business and operations to continue as they are currently being conducted and, except as disclosed below, the transaction is not anticipated to have any effect upon the conduct of our business.

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Raising Additional Capital and Obtaining Financing After the Reclassification. In light of the limited market for our common stock and the availability of capital from sources other than public markets, we believe the termination of our status as an SEC-registered company will not have a significant impact on any future efforts to raise additional capital. If we need to raise additional capital to support growth in the future, we have several financing alternatives that will not be affected by our status as a private company, including raising additional equity through private offerings, issuing trust preferred securities or borrowing funds from a correspondent bank.

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Plans or Proposals. Other than as described in this proxy statement, we do not have any current plans or proposals to effect any extraordinary corporate transaction such as a merger, reorganization or liquidation; to sell or transfer any material amount of our assets; to change our Board of Directors or management; to change materially our indebtedness or capitalization; or otherwise to effect any material change in our corporate structure or business. As stated throughout this proxy statement, we believe there are significant advantages in effecting the Reclassification and becoming a non-reporting company. Although management has neither the intention at present to enter into any of the transactions described above nor is involved with negotiations relating to any such transaction, there is always a possibility that we may enter into such an arrangement or transaction in the future, including, but not limited to, entering into a merger or acquisition transaction, making a public or private offering of our shares, or any other arrangement or transaction we may deem appropriate. We will disclose the terms of such a transaction at the appropriate time upon advice of counsel.

Effects of the Reclassification on Common Shareholders Generally

The Reclassification will have the following effects on common shareholders regardless of whether they are affiliated or unaffiliated shareholders. We expect that no shares held directly by our affiliates will be reclassified to Series AAA Preferred Stock because none of our affiliates will likely hold fewer than 2,000 shares of common stock of record at the effective time of the Reclassification. At present, each of our directors and executive officers other than Mr. Hertha is the holder of record of more than 2,000 shares of common stock, and we anticipate that they will retain these shares of common stock in the transaction.  Mr. Hertha currently holds 1,625 shares of common stock which are held in street name and will not be reclassified.

At the present time, a total of 1,092 shares are held of record by the spouses of certain directors.  Unless ownership of these shares is consolidated or the shares are transferred into street name to avoid reclassification, it is anticipated that these shares will be reclassified into shares of Series AAA Preferred Stock.  After the transaction, we anticipate that our directors and executive officers will be considered the beneficial owners of  approximately 20.99% of our Common Stock. See “—Stock Ownership by Affiliates” on page 45 for more information regarding stock owned by our affiliates.

The effects of the Reclassification will vary depending on whether the shareholder receives Series AAA Preferred Stock for some or all of his or her shares of SouthCrest common stock or does not receive Series AAA Preferred Stock for any of his or her shares and continues to hold the same number of shares following the Reclassification. Because a shareholder may own shares in more than one capacity (for example, individually and through an individual retirement account), a shareholder may receive Series AAA Preferred Stock for some of his or her shares of common stock while retaining ownership of other shares of common stock following the Reclassification.

The following sections describe the material effects that we expect to result from the Reclassification with respect to common shares that are exchanged for Series AAA Preferred Stock and common shares that are unaffected by the Reclassification. You may experience a combination of these effects if you receive Series AAA Preferred Stock for some of your shares while retaining ownership of other shares of common stock. The effects described below assume that 222,470 shares are exchanged for Series AAA Preferred Stock in the Reclassification.

Shares Exchanged for Series AAA Preferred Stock. As to shares of our common stock that are exchanged in the Reclassification for Series AAA Preferred Stock, shareholders will experience the following effects:

Positive Effects:

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Shareholders receiving Series AAA Preferred Stock will have a 10% preference to the holders of common stock in the distribution of any cash dividend by the Company.   Our Board of Directors, which will be elected by the holders of the common stock after the Reclassification, has the authority to declare future dividends on our common stock and Series AAA Preferred Stock. See “—Market for Common Stock and Dividends” for more information regarding our dividend policies.

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Holders of the Series AAA Preferred Stock will have a preference to holders of common stock upon any liquidation of the Company, out of funds legally available therefor after distributions are made to holders of senior securities, in an amount equal to the greater of the net book value of the Series AAA Preferred Stock, the amount to be paid to the common shareholders, or $16.24 for each share of Series AAA Preferred Stock.

Neutral Effects:

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The Series AAA Preferred Stock will have a right to participate equally with the holders of common stock in any sale or Change of Control of the Company. The Board views this as a neutral effect of the Reclassification, given that all shareholders will be able to realize the same value upon a change in control, regardless of whether the Reclassification is effected or of the class of stock they hold.

●
As both the common stock and Series AAA Preferred Stock are junior to each of the Series A and Series B Preferred Stock, the Reclassification will have no impact on the rights of shareholders receiving Series AAA Preferred Stock in relation to holders of Series A and Series B Preferred Stock.

Negative Effects:

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After discounting the dilutive impact of the issuance of preferred stock to the Treasury pursuant to the Company’s participation in the CPP, pro forma diluted earnings (loss) per common share will decrease from $(0.02) per share to $(0.03) per share for the six months ended June 30, 2009, and from $(1.70) per share to $(1.84) per share for the year ended December 31, 2008.  The reason for the decline is that prior to the reclassification, dividends paid on the shares reclassified to Series AAA Preferred Stock were not deducted for purposes of computing earnings (loss) per share, but were recorded as a reduction of Stockholders’ Equity.

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Our Series AAA Preferred Stock will not be traded on an exchange or automated quotation system, and fewer shares will be available to its holders for trading after the Reclassification than were available when the Company had only a single class of stock. This represents a reduction in liquidity for the Series AAA Preferred shareholders, which may have an adverse effect on its market value, although this may be offset by the dividend preference of the Series AAA Preferred Stock and higher earnings expected by the Company as a result of the cost savings expected as a result of the termination of the registration of our common stock.

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Holders of Series AAA Preferred Stock will be entitled to vote only upon a change in control of the Company, which generally is business combination resulting in the transfer of a majority of the outstanding common stock, or the acquisition of all or substantially all of the Company’s assets or as otherwise required by law. Holders of Series AAA Preferred Stock will not be entitled to vote on the election of directors.

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Book value per common equivalent share, which includes the Series AAA Preferred Stock, will decrease $0.02 per share from $16.07 on an historical basis to $16.05 on a pro forma basis as of June 30, 2009 as a result of expenses associated with the Reclassification.

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Although we do not believe the issuance of the Series AAA Preferred Stock will be taxable to recipients, the Internal Revenue Service may not agree and could challenge our characterization. See “—Federal Income Tax Consequences of the Reclassification” for more information.

Remaining Common Shareholders. As to shares of our common stock that are not exchanged for Series AAA Preferred Stock in the Reclassification, shareholders will experience the following effects:

Positive Effects:

●	Common shareholders will continue to exercise sole voting control over the Company, except with respect to a change in control of the Company.

●
Shareholders continuing to hold common stock after the Reclassification will have relatively increased voting control over the Company because the number of outstanding shares of common stock will be reduced.

Negative Effects:

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After discounting the dilutive impact of the issuance of preferred stock to the Treasury pursuant to the Company’s participation in the CPP, pro forma diluted earnings (loss) per common share will decrease from $(0.02) per share to $(0.03) per share for the six months ended June 30, 2009, and from $(1.70) per share to $(1.84) per share for the year ended December 31, 2008.  The reason for the decline is that prior to the reclassification, dividends paid on the shares reclassified to Series AAA Preferred Stock were not deducted for purposes of computing earnings (loss) per share, but were recorded as a reduction of Stockholders’ Equity.

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Our common stock will rank junior in priority to the Series AAA Preferred Stock; holders of Series AAA Preferred Stock will have a 10% preference with respect to the distribution of any cash dividend by the Company and a preference upon any liquidation of the Company.

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While we anticipate that the common stock will continue to be reported on the Over-the-Counter Bulletin Board following the Reclassification, it will not be eligible to be traded on an exchange or automated quotation system, and fewer shares will be available to its holders after the Reclassification than were available when the Company had only a single class of stock. This represents a reduction in liquidity for the common shareholders, which may cause a decrease in the market value of our common stock. See “—Effect on Market for Shares” for more information.

Holders of Options to Purchase Common Stock. Options to purchase shares of SouthCrest common stock have previously been issued to employees of the Company and its subsidiary banks. Options that remain unexercised through the effective date of the Reclassification, regardless of the number of shares of common stock underlying the options held by any one option holder or the number of shares of common stock held by that option holder, will remain options to purchase common stock and will not be converted into options to purchase Series AAA Preferred Stock. The effect of the Reclassification on the shares of common stock underlying such options will be comparable to the effects of the Reclassification on remaining common shareholders, discussed above.

Options that are exercised prior to the effective date of the Reclassification will have been converted into common stock as of the effective date; shares of common stock previously underlying such exercised options will be considered together with, and treated the same as, all other shares of common stock held by that record holder, and will count towards the 2,000 share threshold for purposes of the Reclassification. If a shareholder of record of less than 2,000 shares of common stock, as reflected by the books of the Company, exercises sufficient options prior to the effective date of the Reclassification to cause that record holder to hold at least 2,000 shares as of the effective date of the Reclassification, that record holder will not have his or her shares reclassified as a result of the Reclassification.

Effects of the Reclassification on Affiliates

In addition to the effects the Reclassification will have on shareholders generally, which are described above, the Reclassification will have some additional positive and negative effects specifically on our executive officers and directors, each of whom may, as a result of his or her position, be deemed an affiliate of SouthCrest. As used in this proxy statement, the term “affiliated shareholder” means any shareholder who is a director or executive officer of SouthCrest or the beneficial owner of 10% or more of SouthCrest’s outstanding shares, and the term “unaffiliated shareholder” means any shareholder other than an affiliated shareholder.

Positive Effects:

●
No Further Reporting Obligations or Restrictions Under Section 16 of the Securities Exchange Act. After the Reclassification, our common stock will not be registered under the Securities Exchange Act. As a result, beginning 90 days after the effective date of the Reclassification, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the reporting and short-swing profit provisions of Section 16. After that time, our affiliates may realize “short-swing” profits on purchases and sales of the Company’s securities that occur within a six-month period. Currently, under Section 16 of the Securities Exchange Act, the Company would be entitled to receive any such short-swing profits from the affiliate.

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No Further Disclosure Obligations Under the Securities Exchange Act. After the Reclassification, SouthCrest will no longer be subject to the periodic reporting requirements or the proxy rules under the Securities Exchange Act. As a result, information about our affiliates’ compensation and stock ownership will no longer be publicly available.

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Consolidation of Management Ownership. As a result of the Reclassification, we expect that the percentage of beneficial ownership of SouthCrest common stock held by our directors and executive officers as a group will increase from approximately 19.87% before the Reclassification to approximately 20.99% after the Reclassification. See “Information About SouthCrest and Its Affiliates—Stock Ownership by Affiliates” for information about the number of shares of common stock held by our directors, executive officers and significant shareholders.

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Elimination of Liability Under Section 18 of the Securities Exchange Act. Because the Company will no longer be required to file any reports under the Securities Exchange Act, our affiliates will no longer be subject to liability under Section 18 with respect to such reports. Currently, if any of our affiliates make a statement in any of the Company’s filings under the Securities Exchange Act that, in light of the circumstances at the time the statement is made, is false or misleading with respect to any material fact, the affiliate may be liable under Section 18 of the Securities Exchange Act to any person that purchases or sells a security at a price that is affected by the statement.

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Increased Aggregate Interest in the Net Book Value of the Company. After giving effect to the options and warrants exercisable within 60 days that are held by our affiliates, The aggregate interest of the affiliate group in the net book value of the Company, as of June 30, 2009, will increase on both an absolute basis and as a percentage of total equity, from $12,556,000 or 19.87% of the $63,191,000 total equity at June 30, 2009, on an historical basis to $13,244,000 or 20.99% of the $63,099,000 total equity at June 30, 2009, on a pro forma basis as adjusted to reflect the reclassification only and not the pro forma effect of the CPP.

Neutral Effects:

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Options Unaffected. Unexercised options for the purchase of common stock held by our affiliates as of the effective date of the Reclassification will not be affected by the Reclassification and will remain options to purchase common stock.

Negative Effects:

●
Decreased Net Earnings (Loss)  per Share.   After discounting the dilutive impact of the issuance of preferred stock to the U.S. Department of the Treasury pursuant to the Company’s participation in the CPP, pro forma diluted earnings (loss) per common share will decrease from $(0.02) per share to $(0.03) per share for the six months ended June 30, 2009, and from $(1.70) per share to $(1.84) per share for the year ended December 31, 2008. The reason for the decline is that prior to the reclassification, dividends paid on the shares reclassified to Series AAA Preferred Stock were not deducted for purposes of computing earnings (loss) per share, but were recorded as a reduction of Stockholders’ Equity.

●
Decreased Net Book Value per Share. Because each of our affiliates will retain his or her common stock in the Reclassification, his or her net book value per common equivalent share, which includes the Series AAA Preferred Stock, will decrease $0.02 from $16.07 on an historical basis to $16.05 on a pro forma basis as of June 30, 2009 as a result of the expenses associated with the Reclassification.

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Increased net loss attributable to affiliates.  After discounting the dilutive impact of the issuance of preferred stock to the U.S. Department of the Treasury pursuant to the Company’s participation in the CPP, aggregate interest of the affiliate group in the total net loss of the Company for the six months ended June 30, 2009 will increase from $(11,900) on an adjusted historical basis to $(21,400) on a pro forma basis.

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Rule 144 Not Available. Because our common stock will not be registered under the Securities Exchange Act after the Reclassification, executive officers and directors of SouthCrest will be deprived of the ability to dispose of their shares of SouthCrest common stock under Rule 144 of the Securities Act of 1933, which provides a “safe harbor” for resales of stock by affiliates of an issuer. As a result, they will need to resell their shares in a private transaction, which can result in reduced liquidity for the recipient and a lower purchaser price for the shares.

Effects of the Reclassification on Unaffiliated Shareholders

In addition to the effects the Reclassification will have on shareholders generally, which are described above, the Reclassification will also have the following negative effects on our unaffiliated shareholders:

Reduction in Publicly Available Information. SouthCrest will no longer be required to file public reports of its financial condition and other aspects of its business with the SEC after the Reclassification. Specifically, we will no longer be required to make public disclosures regarding executive compensation, corporate governance matters, or management stock ownership. As a result, unaffiliated shareholders will have less legally-mandated access to information about our business and results of operations than they had prior to the Reclassification. Our affiliated shareholders, however, because of their positions as directors and/or executive officers of the Company, will continue to have continuous access to all information regarding our financial condition and other aspects of our business.

Elimination of Protections Under Section 18 of the Securities Exchange Act. Because the Company will no longer be required to file any reports under the Securities Exchange Act, our unaffiliated shareholders will no longer be afforded the protections under Section 18 with respect to false or misleading statements in such reports. Currently, if the Company or any of its affiliates makes a false or misleading statement with respect to any material fact in any of the Company’s filings under the Securities Exchange Act, in light of the circumstances at the time the statement was made, the Company or the affiliate may be liable under Section 18 of the Securities Exchange Act to any person who purchases or sells a security at a price that is affected by the statement.

Recommendation of the Board of Directors; Fairness of the Reclassification

The Board believes that the Rule 13e-3 Transaction is substantively and procedurally fair to SouthCrest’s unaffiliated shareholders who will receive Series AAA Preferred Stock. The Board also believes that the Rule 13e-3 Transaction is substantively and procedurally fair to unaffiliated shareholders who will retain their shares of common stock following the transaction. The Board of Directors, including those directors who are not employees of SouthCrest, has approved, and recommends that the shareholders approve, each of the proposed amendments to our Articles of Incorporation, which collectively reflect the terms of the Rule 13e-3 Transaction.

Each director and executive officer is deemed a “filing person” in connection with this transaction. As filing persons, they have each determined in their individual capacity that the Rule 13e-3 Transaction is substantively and procedurally fair to our unaffiliated shareholders in each of the constituencies described above. No individual filing person, however, is making any recommendation to shareholders as to how to vote. See “—Determination of Fairness by SouthCrest Affiliates” for information regarding the filing persons’ fairness determination.

All of our directors and executive officers have indicated that they intend to vote their shares of common stock (and any shares with respect to which they have or share voting power) in favor of each of the proposed amendments to our Articles of Incorporation. Our directors and executive officers beneficially own approximately 19.87% of the shares outstanding. Although the Board as a whole recommends that the shareholders vote in favor of the proposed amendments for the reasons set forth in “—Reasons for the Reclassification,” no director or executive officer is making any recommendation to the shareholders in his or her individual capacity.

We considered a number of factors in determining to approve the Reclassification, including the effects described under “—Effects of the Reclassification on SouthCrest,” “—Effects of the Reclassification on Affiliates” and “—Effect of the Reclassification on Shareholders Generally,” and the relative advantages and disadvantages described under “—Reasons for the Reclassification.” The Board also reviewed the tax and pro forma financial effects of the Reclassification on SouthCrest and its shareholders.

After the Reclassification, SouthCrest’s common stock will not be registered under the Securities Exchange Act. The Board considered the views of management regarding the cost savings to be achieved by eliminating the reporting and disclosure requirements related to the registration of the common stock under the Securities Exchange Act, including indirect savings resulting from reductions in the time and effort currently required of management to comply with the reporting and other requirements associated with continued registration of the common stock under the Securities Exchange Act. Similarly, the Board also considered the prospective decrease in the administrative expense we incur in connection with soliciting proxies for routine annual meetings of shareholders. Management determined that the Reclassification would result in the cost savings described in “—Reasons for the Reclassification.”

Additionally, the Board considered the effect that terminating the registration of the common stock would have on the market for the common stock and the ability of shareholders to buy and sell shares. However, the Board determined that, even as an SEC-registered company, SouthCrest has not had an active, liquid trading market for its common stock and that its shareholders derive little relative benefit from its status as an SEC-registered company. The Board determined that the cost savings and reduced management time to be achieved by terminating registration of the common stock under the Securities Exchange Act outweighed any potential detriment from eliminating the registration.

We considered alternatives to the proposed going-private transaction but ultimately approved the Reclassification proposal. Please read the discussion under “—Alternatives Considered” for a description of these alternatives.

Substantive Fairness. The Board considered numerous factors, discussed below, in reaching its conclusions that the Rule 13e-3 Transaction is substantively fair to our unaffiliated shareholders who will receive Series AAA Preferred Stock and to our unaffiliated shareholders who will retain their shares of common stock. In reaching these conclusions, the Board considered all of the factors as a whole and did not assign specific weights to particular factors:

Factors Affecting Shareholders Receiving Series AAA Preferred Stock and Shareholders Retaining Common Stock

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Equity Interest in the Company. All shareholders will continue to hold an equity interest in the Company and will continue to have the opportunity to participate in any future growth and earnings, including any future sale or change in control of the Company. The Board viewed this factor as supporting its determination of fairness because no shareholders will be forced to involuntarily liquidate their equity interest in the Company, as would be the case in a cash-out merger or a reverse stock split. See “—Alternatives Considered.”

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Earnings (Loss) Per Share. The impact of the reclassification on basic and diluted earnings (loss) per share would be less than $0.01 per share for both the three months ended March 31, 2009 and the year ended December 31, 2008.

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Book Value Per Common Equivalent Share. Book value per common equivalent share, which includes the Series AAA Preferred Stock, will decrease approximately 0.01% from $16.24 on an historical basis to $16.22 on a pro forma basis as of March 31, 2009. The decrease in book value per common equivalent share is due to transaction costs of approximately $92,000. The Board viewed the decrease as nominal and believes the effect on book value supports its determination of fairness, especially because the decrease in book value affects both the shareholders receiving Series AAA Preferred Stock and those retaining common stock.

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Tax Consequences. The Board noted that the Reclassification should not result in a taxable event for shareholders receiving Series AAA Preferred Stock and would not result in a taxable event for shareholders retaining their shares of common stock. These tax consequences contributed to the Board’s recommendation and conclusion as to the fairness of the Reclassification to unaffiliated shareholders who will receive Series AAA Preferred Stock and those who will retain their shares of common stock following the Reclassification. The Board noted that if the transaction had been structured as a cash-out merger or a reverse stock split, it would have been a taxable event for those shareholders receiving cash. See “—Federal Income Tax Consequences of the Reclassification” for more information regarding the tax consequences of the Reclassification.

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Loss of Benefits of SEC Registration of our Stock. After the Reclassification, neither our common stock nor our preferred stock will be registered under the Securities Exchange Act. This will greatly reduce the amount of information that is publicly available about the Company, including detailed analyses by management of our financial results, current reports of significant corporate events, copies of material contracts involving the Company, and information as to executive and director compensation and stock ownership. It will also eliminate certain corporate governance safeguards resulting from the Sarbanes-Oxley Act, such as the requirement for an audited report on our internal controls and disclosure requirements relating to our audit committee, code of ethics and director nominations process. Additionally, our executive officers, directors and other affiliates will no longer be subject to many of the reporting requirements and restrictions of the Securities Exchange Act, including the provisions of Section 16, which allow the Company to recover profits realized by its insiders as a result of their trading in Company securities under certain circumstances.

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The Board noted that while the loss of the benefits of SEC registration was, standing alone, a negative factor in its fairness determination, the fact that detailed financial data, including income statement and balance sheet data, about each of the Company and its subsidiary banks would continue to be publicly available from the FDIC and the Federal Reserve Board in the form of publicly available call reports and financial statements for bank holding companies on Form FR Y-9 for the subsidiary banks and the Company, respectively. Call reports for the subsidiary banks are accessible via the website of the Federal Financial Institutions Examination Counsel, located at https://cdr.ffiec.gov/public/ and financial statements for the Company are accessible online via the National Information Center, located at http://www.ffiec.gov/nicpubweb/nicweb/NicHome.aspx. The Board considered the public availability of such materials after the Reclassification and the Company’s continued provision of its audited financial statements to shareholders as benefits offsetting some of the benefits lost with the termination of SEC registration and corresponding periodic reporting.

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Options Unaffected. Unexercised options for the purchase of common stock held as of the effective date of the Reclassification will not be affected by the Reclassification and will remain options to purchase common stock.

Shareholders Receiving Series AAA Preferred Stock

In making its determination that the Rule 13e-3 Transaction was fair to shareholders receiving Series AAA Preferred Stock, the Board considered the relative advantage and disadvantages of the following terms of the Series AAA Preferred Stock:

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Liquidation Preference With Respect to Holders of Common Stock. In the event of the liquidation or dissolution of the Company, before any payment is made to the holders of the common stock, the holders of the Series AAA Preferred Stock will be entitled to be paid in full (on a per-share basis), out of funds legally available therefor following distributions to holders of senior securities, an amount equal to the greater of the net book value of the Series AAA Preferred Stock, the amount to be paid to the common holders, or $16.24 per share. As a result, upon the liquidation or dissolution of the Company, the holders of the Series AAA Preferred Stock will be paid before any payment is made to the common shareholders. Although the Board acknowledged that the liquidation preference is not likely to affect shareholders in the near term, it nevertheless viewed it as a benefit to the shareholders receiving Series AAA Preferred Stock.

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Dividend Preference With Respect to Holders of Common Stock. The holders of the Series AAA Preferred Stock will be entitled to a 10% preference in the distributions of cash dividends prior to the payment of any dividends to the holders of common stock. This dividend preference means that holders of Series AAA Preferred Stock will be entitled to receive a full payment of 110% of any dividend declared to the holders of common stock before the common shareholders are entitled to payment. For example, based on a $1.00 per common share dividend payment, holders of Series AAA Preferred Stock would receive $1.10 per share. The Board viewed the dividend preference as a benefit to the shareholders receiving Series AAA Preferred Stock.

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Rights to Equal Participation with Common Stock on a Change in Control; Conversion to Common Stock in the event of Future Section 12 Registration. Holders of the Series AAA Preferred Stock will have the right to participate in any value received as a result of any future sale of the Company at the same value per share as the holders of the common stock. In addition, shares of Series AAA Preferred Stock will convert to common stock on a share-for-share basis in the event that a registration statement filed by the Company pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, is declared effective.  The Board viewed the conversion provisions as having a neutral effect on the shareholders receiving Series AAA Preferred Stock, given that all shareholders will be able to realize the same value upon a change in control, regardless of whether the reorganization takes place or of the class of stock they hold, and that all shareholders would once again hold common stock should the Company become a public reporting company under Section 12 of the Exchange Act again in the future.

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Limited Voting Rights. The holders of the Series AAA Preferred Stock will be entitled to vote only upon a proposed change in control of the Company or as otherwise required by law. The holders of the Series AAA Preferred Stock will not be entitled to vote on the election of directors and will therefore have no influence on the future composition of the Board of Directors or senior management team of the Company. Furthermore, a change in control of the Company is not presently contemplated and may never occur. The Board noted, however, that the shareholders receiving Series AAA Preferred Stock currently have limited influence on shareholder votes, because those shareholders only hold an aggregate of approximately 5.7% of our outstanding common stock as of March 31, 2009. The Board viewed the limited voting rights as a negative factor for the shareholders receiving Series AAA Preferred Stock.

While the Board viewed the limited voting rights as a negative factor for the shareholders receiving Series AAA Preferred Stock, the Board concluded that the overall terms of Series AAA Preferred Stock were fair to the shareholders receiving this stock because the Series AAA Preferred Stock includes a liquidation preference and a 10% dividend preference to the common stock and an equal participation rights provision and voting rights in the event of a change of control of the Company. In addition, both the common and Series AAA Preferred shareholders will continue to have an opportunity to participate in any future growth and earnings of the Company following the Reclassification.

Shareholders Retaining Shares of Common Stock:

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Voting Rights. Holders of our common stock are entitled to one vote per share on all matters on which the holders of common stock are entitled to vote, including but not limited to a proposed change in control of the Company and the election of directors. The Board viewed these voting rights as a benefit to the shareholders retaining common stock.

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Junior in Priority to Series AAA Preferred Stock. The Series AAA Preferred Stock will rank senior in priority to the common stock with respect to dividend rights and rights related to the liquidation or dissolution of the Company. In the event of the liquidation or dissolution of the Company, before any payment is made to the holders of common stock and after any payments have been made to holders of senior securities, the holders of the Series AAA Preferred Stock will be entitled to be paid in full out of funds legally available therefor (on a per-share basis) an amount equal to the greater of the net book value of the Series AAA Preferred Stock, the amount to be paid to the common holders, or $16.24 per share. As a result, upon the liquidation or dissolution of the Company, the holders of Series AAA Preferred Stock will be entitled to payment before any payment is made to the holders of common stock. Additionally, the holders of Series AAA Preferred Stock will be entitled to a 10% preference in the distribution of cash dividends prior to the payment of any dividends to the holders of common stock. The Board viewed the liquidation and dividend preference of the Series AAA Preferred Stock as a disadvantage to the shareholders retaining common stock. The Board believes the subordination of the common stock to the Series AAA Preferred Stock is fair to the shareholders retaining common stock because the common shareholders will continue to have unlimited voting rights.

Determination of Exchange Ratio

While the Series AAA Preferred Stock has limited voting rights, the Board determined that the value of the Series AAA Preferred Stock is equivalent to the value of the common stock because the Series AAA Preferred Stock has the right to equal participation with common stock in a change in control and contains a dividend and liquidation preference to the common stock. This determination was made based on the Board’s review of the relative rights and preferences of Series AAA Preferred Stock as compared to the common stock, and no quantitative analysis of the value of Series AAA Preferred Stock or common stock was considered. Specifically, the Board weighed subjectively the collective advantages of the Series AAA Preferred Stock—the existence and amounts of the dividend and, to a lesser extent, liquidation preferences—against the relative advantages of the common stock, such as unlimited voting rights and the resulting right to select the Company’s Board of Directors and thereby determine its strategic direction, and determined that those rights were in balance. It also weighed subjectively the relative disadvantages of the two classes—the general lack of voting power, as mitigated by the right to vote on a change of control, in the case of the Series AAA Preferred Stock and the subordination in terms of rank, dividends and liquidation preference in the case of the common stock, and determined that the relative drawbacks were also in balance. Finally, it considered the benefits that would be shared by the classes, such as the voting and consideration payable upon a change in control, and the ability to benefit from the expense savings of the Reclassification and share in future growth of the Company, and determined that these represented factors that would have the same immediate and long-term effect on the value of each class. As a result of these analyses, the Board determined that the advantages and disadvantages of the terms of the Series AAA Preferred Stock were in balance compared to those of our common stock and that a one-for-one exchange ratio was therefore appropriate.

Although the Series AAA Preferred Stock has substantially different rights and preferences from our common stock, the Board believes that the value of the Series AAA Preferred Stock is equivalent to our common stock. Although the Series AAA Preferred Stock is generally nonvoting, it will enjoy a preference on dividends. The Board determined subjectively and in its business judgment based on its discretionary view of the matter, that the decrease in value based on the nonvoting nature of the Series AAA Preferred Stock is balanced by an increase in value attributable to the increased dividend flow, particularly in view of the right of the Series AAA Preferred Stock to vote on a change in control of the Company, which the Board viewed as a mitigating factor with respect to the loss of voting power. The liquidation preference relative to our common stock, while an advantage for the Series AAA Preferred Stock, is not as significant in the banking industry as it is in others, and the Board therefore gave it less weight than the other factors it considered in determining the relative balance of the value of the two classes of stock. Because the Board believes the value of the Series AAA Preferred Stock is equivalent to the value of the common stock, the actual cash value of the Shares in each class is immaterial to the determination of the fairness of the Reclassification because those values would be the same. Additionally, an appraisal of the Series AAA Preferred Stock was not necessary for tax purposes because the Company determined that the Reclassification should not be taxable to shareholders receiving Series AAA Preferred Stock or to shareholders retaining common stock. As a result, the Board decided not to seek an independent valuation or appraisal of the Series AAA Preferred Stock or the common stock from a financial advisor.

In reaching its conclusion that the Rule 13e-3 Transaction is substantively fair to our unaffiliated shareholders who will receive Series AAA Preferred Stock and who will retain their shares of common stock, the Board did not consider the current or historical market price of our common stock, repurchase prices we paid for our common stock (which are shown in “Information About SouthCrest and Its Affiliates—Purchases of SouthCrest Stock During Prior Two Years” and “—Market for Common Stock and Dividends”), our net book value ($16.24 per share at March 31, 2009), our going concern value, or the liquidation value of our assets to be material because shareholders are not being “cashed out” in connection with the Reclassification. Shareholders receiving Series AAA Preferred Stock will continue to hold an equity interest in the Company and will participate equally with the holders of common stock on the sale or a change in control of the Company. Additionally, the Board determined that the overall terms of the Series AAA Preferred Stock were fair to all of our unaffiliated shareholders. In the Board’s opinion, the qualitative advantages and disadvantages of the terms of the Series AAA Preferred Stock are balanced as compared to the rights related to our common stock. Therefore, the Board determined no quantitative analysis, such as a review of the current, historical or repurchase prices of our common stock, our net book value or going concern value, or the liquidation value of our assets, was necessary and did not undertake a quantitative analysis. For the same reasons, the Board also did not request or receive any reports, opinions or appraisals from any outside party relating to the value of the Series AAA Preferred Stock. There have not been any firm offers to acquire the Company.

Moreover, with respect to the current and historical market prices of our common stock, there is a limited market for our common stock. At the time the Board made its fairness determination, it was aware of a limited number of trades in the common stock during 2008 and 2009. See “—Purchases of SouthCrest Stock During Prior Two Years’ and “—Market for Common Stock and Dividends.” Accordingly, there was limited market price information for the Board to consider.

The Board is not aware of any material contracts, negotiations or transactions, other than in conjunction with the Reclassification as described in “—Background of the Reclassification” on page 14, or as otherwise disclosed in the reports filed by the Company with the SEC, during the preceding two years for (1) the merger or consolidation of SouthCrest into or with another person or entity; (2) the sale or other transfer of all or any substantial part of the assets of SouthCrest; (3) a tender offer for any outstanding shares of SouthCrest common stock; or (4) the election of directors to our Board.

Procedural Fairness. The Board of Directors, including those who are not employees of SouthCrest, has unanimously approved the Reclassification and each of the proposed amendments to our Articles of Incorporation and is seeking shareholder approval of each of the Preferred Stock Amendment and Reclassification Amendment to our Articles of Incorporation. All of our affiliates, which includes all of our directors and executive officers, participated in the Board discussions regarding pursuing a transaction designed to allow the Company to deregister its common stock. Each of our affiliates potentially has a conflict of interest with respect to the Reclassification because he or she is in a position to structure the Reclassification in a way that benefits his or her interests differently from the interests of the unaffiliated shareholders. As described under “—Effects of Reclassification on Affiliates” on page 20, the Reclassification will have various positive effects on our affiliates that it will not have on unaffiliated shareholders. In particular, we anticipate that no shares of common stock held by our affiliates will be reclassified to Series AAA Preferred Stock in the Reclassification. Because there will be fewer outstanding shares of common stock after the Reclassification, the affiliates will own a larger relative percentage of the outstanding common stock after the Reclassification, and the common stock will continue to have voting rights as compared to the Series AAA Preferred Stock, which will have limited voting rights.

The affirmative vote of at least a majority of the votes eligible to be cast will be required to approve the Reclassification. Approval by a majority of unaffiliated shareholders is not required. The Board considered such a provision unnecessary in light of the facts that: (i) the provisions of the Reclassification apply regardless of whether a shareholder is an affiliate; and (ii) at least a majority of the outstanding shares eligible to vote must vote in favor of the Reclassification in order to effect it.

The Board also noted that shareholders who wish to increase their record holdings in order to avoid the exchange of their SouthCrest common stock for Series AAA Preferred Stock may do so by purchasing shares of SouthCrest common stock from other shareholders prior to the effective time of the Reclassification or placing them in “street name” with a broker managing its position through DTC, so long as Cede & Co. remains the holder of record, as reflected by the books of the Company, of at least 2,000 shares as of the effective date of the Reclassification. Conversely, shareholders who wish to receive Series AAA Preferred Stock but hold 2,000 or more shares of common stock may subdivide or sell their common stock before the Reclassification is effected. In either case, shareholders may have difficulty finding buyers or sellers of our common stock because the market for our stock is inactive and our common stock is not traded or listed on an exchange. SouthCrest’s shareholder list is available for inspection by shareholders in accordance with state law, as described more fully below, and shareholders wishing to buy common stock in order to retain ownership in that class or holders of 2,000 or more shares wishing to sell in order to obtain preferred stock may review the list or contact our President or Chief Financial Officer to authorize them to provide their names to potential counterparties requesting such information.

In addition, the Board of Directors has resolved that shareholders be entitled to dissenters’ rights as provided under Georgia law. This further supports the procedural fairness to all shareholders, as it provides an alternative process by which dissenting shareholders may obtain the fair value of their shares in cash. See “Dissenters’ Rights” and Appendix B.

No unaffiliated representative acting solely on behalf of unaffiliated shareholders for the purpose of negotiating the terms of the Reclassification or preparing a report covering its fairness was retained by SouthCrest or by a majority of directors who are not employees of SouthCrest. The Board concluded that the retention of an unaffiliated shareholder representative was not necessary because both unaffiliated and affiliated shareholders may exercise dissenters’ rights under Georgia law. We expect, however, that no shares held by our affiliates will be reclassified to Series AAA Preferred Stock because all of our affiliates will likely hold 2,000 or more shares of record at the effective time of the Reclassification. After consideration of the factors described above, the Board believes that the Reclassification is procedurally fair notwithstanding the absence of an unaffiliated shareholder approval requirement or unaffiliated representative.

We have not made any provision in connection with the Reclassification to grant unaffiliated shareholders access to our corporate files, except as required under Article 16 the Georgia Busines Corporation Code. Section 14-2-1602 of the Georgia Business Corporation Code permits shareholders to inspect and copy, upon five days’ prior written notice and during regular business hours at our main office, the following records: (1) our Articles of Incorporation; (2) our bylaws; (3) resolutions adopted by either the shareholders or the Board increasing or decreasing the number of directors, the classification of directors, if any, and the names and residence addresses of all members of the Board of Directors, (4) resolutions adopted by our Board of Directors authorizing the common stock and Series AAA Preferred Stock and setting their respective terms; (5) the minutes of all shareholders’ meetings, and records of any actions taken by shareholders without a meeting, for the past three years; (6) all written communications to shareholders as a group within the past three years, including the financial statements furnished to shareholders for the past three years; (7) a list of the names and business addresses of our current directors and officers; and (8) our most recent annual registration delivered to the Georgia Secretary of State.

Additionally, shareholders are entitled to inspect and copy, upon five days’ prior written notice and during regular business hours at a reasonable location specified by the Company, any of the following records: (1) excerpts from minutes of any meeting of the Board of Directors, records of any action of a committee of the Board of Directors while acting in place of the Board or on behalf of the corporation, minutes of any meeting of the shareholders, and records of action taken by the shareholders or Board of Directors without a meeting, to the extent not subject to inspection as described in the preceding paragraph; (2) our accounting records; and (3) our shareholder list. A shareholder may only inspect and copy these three types of records if: (1) his or her demand is made in good faith and for a proper purpose that is reasonably relevant to his or her legitimate interest as a shareholder; (2) he or she describes with reasonable particularity his or her purpose and the records he or she desires to inspect; (3) the records are directly connected with this purpose; and (4) the records are to be used only for the stated purpose. The Board determined that these access provisions, together with the disclosure contained in this proxy statement and SouthCrest’s other filings with the SEC, provide adequate information for unaffiliated shareholders to make an informed decision with respect to the Reclassification.

In addition, the Board did not consider it necessary to obtain legal counsel for unaffiliated shareholders or to obtain an independent appraisal of our common stock for such shareholders at our expense. Because there is not a cash component of the Reclassification and for the reasons described in “—Determination of Exchange Ratio” above, the Board did not deem it necessary to obtain an appraisal of the common or Series AAA Preferred Stock when it was setting the terms of the Series AAA Preferred Stock and the Reclassification. If a dissenters’ proceeding remains unsettled and requires litigation, however, the Company will be required to pay for any court-appointed appraiser(s) unless the court orders otherwise based on the dissenter’s failure to act in good faith or for similar equitable reasons.

In deciding not to adopt these additional procedures, the Board also took into account factors such as SouthCrest’s size and the cost of such procedures. While these procedures would provide additional procedural protections for shareholders, the Board determined that they were not necessary to ensure the procedural fairness of the Reclassification because, in its view, the availability of dissenters’ rights, the ability of the shareholders to vote on the transaction as a single class, the majority of all eligible shares approval requirement, the relatively low percentage of our stock held by affiliates , and the time and means afforded to shareholders to obtain their desired consideration in the Reclassification were sufficient to support the Board’s determination that the transaction is procedurally fair to each shareholder constituency.

After consideration of the factors described above, the Board of Directors has determined that the Rule 13e-3 Transaction is procedurally fair, notwithstanding the absence of an unaffiliated shareholder approval requirement, an unaffiliated shareholder representative and the provision of legal counsel or appraisal services at SouthCrest’s expense, to SouthCrest’s unaffiliated shareholders who will receive Series AAA Preferred Stock Rule 13e-3 Transaction. The Board has also determined that the Rule 13e-3 Transaction is procedurally fair to unaffiliated shareholders who will retain their shares of common stock. Additionally, the Board believes that the Rule 13e-3 Transaction is substantively fair to these constituencies. Finally, the Board has determined that the Rule 13e-3 Transaction is substantively and procedurally fair to affiliated shareholders for the same reasons specified as to unaffiliated shareholders, given that its terms do not distinguish between these groups.

Determination of Fairness by SouthCrest Affiliates

Our affiliates consist of our directors and executive officers, and holders of a significant portion of our common stock:

Kent Berry	Richard T. Bridges
Daniel W. Brinks	Harvey N. Clapp
Joan Cravey	Zach D. Cravey, Jr.
Douglas J. Hertha	Larry T. Kuglar
Michael D. McRae	Dr. Warren Patrick
Harold W. Wyatt, Jr.	Harold W. Wyatt, III

For each of our affiliates, their purpose and reasons for engaging in the Reclassification, alternatives considered and analyses regarding substantive and procedural fairness of the Reclassification to unaffiliated shareholders receiving Series AAA Preferred Stock in the Reclassification and to those retaining their shares of common stock were the same as those of the Board of Directors, and each of these affiliates adopted the analyses of the Board of Directors with respect to these issues. Based on these factors and analyses, each of our affiliates has concluded that the Rule 13e-3 Transaction is procedurally and substantively fair to our unaffiliated shareholders who will receive Series AAA Preferred Stock and to its unaffiliated shareholders who will retain their shares of common stock.

Our affiliates are deemed to be “filing persons” for purposes of this transaction. The business address and telephone number of each filing person is c/o SouthCrest Financial Group, Inc., 600 North Glynn Street, Fayetteville, Georgia 30214, telephone (770) 461-2781. Each filing person is a citizen of the United States and, except for Douglas J. Hertha and Kent Berry, is a director of the Company. Larry T. Kuglar is also the President and Chief Executive Officer of the Company, Daniel W. Brinks is also the Chairman and Chief Operations Officer of the Company, Douglas J. Hertha is its Chief Financial Officer and Kent Berry is its Chief Credit Officer. For more information regarding the filing persons, see “INFORMATION ABOUT SOUTHCREST AND ITS AFFILIATES—Directors and Executive Officers,” on page 43. No filing person has been (i) convicted in a criminal proceeding (other than traffic violations or similar misdemeanors) or (ii) party to any judicial or administrative proceeding (other than matters that were dismissed without sanction or settlement) that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws during the past five years.

Federal Income Tax Consequences of the Reclassification

Presented below are the material federal income tax consequences of the Reclassification to: (1) shareholders (including any affiliated shareholders) who will receive Series AAA Preferred Stock in the Reclassification, (2) shareholders (including any affiliated shareholders) who will retain shares of SouthCrest common stock after the Reclassification and (3) SouthCrest itself.

The discussion does not address all U.S. federal income tax considerations that may be relevant to certain shareholders in light of their particular circumstances. The discussion assumes that the SouthCrest shareholders hold their shares of common stock as capital assets (generally for investment). In addition, the discussion does not address any foreign, state or local income tax consequences of the Reclassification. The following summary does not address all U.S. federal income tax considerations applicable to certain classes of shareholders, including:

●	financial institutions;

●	insurance companies;

●	tax-exempt organizations;

●	dealers in securities or currencies;

●	traders in securities that elect to mark-to-market;

●	persons that hold SouthCrest common stock as part of a hedge, straddle or conversion transaction;

●	persons who are considered foreign persons for U.S. federal income tax purposes;

●	persons who acquired or acquire shares of SouthCrest common stock pursuant to the exercise of employee stock options or otherwise as compensation; and

●	persons who do not hold their shares of SouthCrest common stock as a capital asset.

No ruling has been or will be obtained from the Internal Revenue Service (“IRS”) as to the tax consequences of the Reclassification. In addition, the IRS is not obligated to follow the tax consequences as described herein and may conclude that different tax consequences apply to a shareholder with respect to the exchange of his or her stock in the Reclassification.

Accordingly, we recommend that shareholders consult their own tax advisors as to the specific tax consequences of the Reclassification, including applicable federal, foreign, state and local tax consequences to them of the Reclassification in light of their own particular circumstances.

Federal Income Tax Consequences to Shareholders Receiving Series AAA Preferred Stock in the Reclassification. The Reclassification will be treated as a “recapitalization,” which is considered a “tax-free” reorganization for federal income tax purposes. Accordingly, a shareholder who receives Series AAA Preferred Stock in the Reclassification should not recognize any gain or loss. Further, the shareholder’s basis in the Series AAA Preferred Stock should be the same as such shareholder’s basis in his or her common stock surrendered in the Reclassification and the period such shareholder is considered to have held the Series AAA Preferred Stock should include the period the shareholder held his SouthCrest common stock surrendered in the Reclassification.

Although the Reclassification will be treated as a “tax-free” reorganization and the exchange of Series AAA Preferred Stock for common stock should not result in the recognition of gain or loss, no assurance can be given that the IRS will agree and/or will not challenge such characterization for federal income tax purposes. While ordinarily the receipt of stock, such as the Series AAA Preferred Stock, in a transaction such as the Reclassification would not result in a taxable transaction for federal income tax purposes, certain types of stock, such as “nonqualified preferred stock” may not be exchanged “tax-free” in a reorganization.

The term “nonqualified preferred stock” is “preferred stock” in which (1) the holder of such stock has the right to require the issuer (or a related person) to redeem or purchase the stock within 20 years of the date of issue of such stock, (2) the issuer (or a related person) is required to redeem or purchase such stock within 20 years of the date of issue of such stock, (3) the issuer (or a related person) has the right to redeem or purchase the stock within 20 years of the date of issue of such stock and, as of the issue date of such stock, it is more likely than not that such right will be exercised, or (4) the dividend rate on such stock varies in whole or in part (directly or indirectly) with reference to interest rates, commodity prices, or similar indices. Further, “preferred stock” means stock which is limited and preferred as to dividends and does not participate in corporate growth to any significant extent. Stock shall not be treated as participating in corporate growth to any significant extent unless there is a real and meaningful likelihood of the shareholder actually participating in the earnings and growth of the corporation.

The Series AAA Preferred Stock should not be considered to be “preferred stock” for federal income tax purposes (and therefore should not be considered “nonqualified preferred stock”) because the Series AAA Preferred Stock is not limited as to dividends vis-à-vis the common stock and is able to participate in corporate growth to the same extent as the common due to the fact that:

●
the amount distributed with respect to a share of the Series AAA Preferred Stock in the event of a liquidation cannot be less than the amount distributed with respect to one share of SouthCrest common stock; and

●	the Series AAA Preferred Stock automatically will convert on a share-for-share basis in the event of a transaction that results in a change in control of the Company.

Nevertheless, if the IRS were to successfully contend that the Series AAA Preferred Stock should be treated as “nonqualified preferred stock” for federal income tax purposes, the receipt of the Series AAA Preferred Stock would be treated the same as the receipt of cash in the Reclassification.

Federal Income Tax Consequences to Shareholders Who Do Not Receive Series AAA Preferred Stock in the Reclassification. Affiliated and unaffiliated shareholders who remain common shareholders following the Reclassification will not recognize gain or loss as a result of the Reclassification. The Reclassification will not affect the adjusted tax basis or holding period of any shares of SouthCrest common stock that a shareholder continues to own after the Reclassification.

Federal Income Tax Consequences to SouthCrest and Subsidiary Banks. Neither SouthCrest nor any of its subsidiary banks will recognize gain or loss for U.S. federal income tax purposes as a result of the Reclassification.

Federal Income Tax Consequences to Shareholders Who Exercise Their Right to Dissent and Receive Cash for Their SouthCrest Common Stock. A holder of SouthCrest common stock who exercises his or her right to dissent and receive cash in exchange for his or her SouthCrest common stock generally will recognize capital gain or loss with respect to those shares equal to the difference between the amount of cash received and his or her basis in the SouthCrest common stock, so long as he or she no longer holds shares of SouthCrest common stock after the Reclassification. Generally, such gain or loss will be long-term capital gain or loss if the shares have been held by the shareholder for more than one year or short-term capital gain if the shareholder has held the SouthCrest common stock for one year or less. Long-term capital gain is generally subject to federal income taxation currently at a maximum rate of 15%, while short-term capital gain is taxed currently at ordinary income tax rates of up to 35% for federal income tax purposes. If the shareholder either actually or constructively owns shares of SouthCrest stock after the Reclassification, the full amount of cash amount received for the shares (without reduction for any basis in the shares of stock cancelled in the Reclassification) may be taxable to the shareholder as a dividend, instead of giving rise to long-term capital gain or loss, unless the shareholder satisfies one of the tests for redemption treatment contained in Section 302 of the Internal Revenue Code (“IRC”). Currently, dividend income also is subject to federal income taxation at a maximum rate of 15%. The redemption rules of IRC Section 302 and the IRC’s constructive ownership rules are, in part, fact specific as to a shareholder’s particular situation. Accordingly, shareholders who exercise their right to dissent and who continue to actually or constructively own shares of SouthCrest stock after the Reclassification should consult their tax advisers to determine whether they satisfy any of the redemption tests of IRC Section 302 after application of the constructive ownership rules. Any capital loss resulting from a shareholder’s exercising his or her right to dissent and the receipt of cash may be subject to limitation as to the amount of loss that may be deducted currently by the shareholder.

Backup Withholding. Non-corporate shareholders of SouthCrest may be subject to backup withholding at a rate of 28% on cash payments received in the Reclassification. Backup withholding will not apply, however, to a shareholder who (1) furnishes a correct taxpayer identification number and certifies that he or she is not subject to backup withholding on the substitute Form W-9 included in the letter of transmittal, (2) who provides a certificate of foreign status on an appropriate Form W-8, or (3) who is otherwise exempt from backup withholding. A shareholder who fails to provide the correct taxpayer identification number on Form W-9 may be subject to a $50 penalty imposed by the IRS.

The preceding discussion does not purport to be a complete analysis or discussion of all potential tax effects relevant to the Reclassification. Thus, shareholders are urged to consult their own tax advisors as to their specific tax consequences of the Reclassification, including tax return reporting requirements, the applicability and effect of foreign, federal, state, local and other applicable tax laws and the effect of any proposed changes in the tax laws.

IN ADDITION, TO ENSURE COMPLIANCE WITH UNITED STATES TREASURY DEPARTMENT CIRCULAR 230, YOU ARE HEREBY NOTIFIED THAT (I) ANY DISCUSSION OF FEDERAL TAX ISSUES IN THIS PROXY STATEMENT IS NOT INTENDED OR WRITTEN TO BE RELIED UPON, AND CANNOT BE RELIED UPON, BY YOU FOR THE PURPOSE OF AVOIDING PENALTIES THAT MAY BE IMPOSED ON YOU UNDER THE CODE; (II) SUCH DISCUSSION IS WRITTEN TO ALERT YOU OF THE MATERIAL FEDERAL INCOME TAX CONSEQUENCES OF THE RECLASSIFICATION IN CONNECTION WITH YOUR DECISION WHETHER OR NOT TO VOTE IN FAVOR OF THE RECLASSIFICATION AND (III) YOU SHOULD SEEK ADVICE BASED ON YOUR PARTICULAR CIRCUMSTANCES FROM AN INDEPENDENT TAX ADVISOR.

Pro Forma Effect of the Reclassification

The following selected pro forma financial data illustrate the pro forma effect of both the Reclassification and the issuance, on July 17, 2009, of shares of Series A and Series B Preferred Stock to Treasury under the CPP on SouthCrest’s statement of operations for the six months ended June 30, 2009, and year ended December 31, 2008, and its balance sheet as of June 30, 2009. Management has prepared this information based on its estimate that 222,470 shares of SouthCrest common stock will be reclassified into the same number of shares of Series AAA Preferred Stock in the Reclassification and that the transaction expenses related to the Reclassification will be $92,000. Please see “Pro Forma Consolidated Financial Information” for the complete pro forma financial information relating to this transaction.

SOUTHCREST FINANCIAL GROUP, INC.
Selected Pro Forma Consolidated Financial Data
(Dollars in thousands except share and per share data)
(Unaudited)
(in thousands, except per share data)	As of and for the six months ended June 30, 2009	As of and for the year ended December 31, 2008
Net interest income	$10,534	$22,059
Provision for loan losses	2,237	4,002
Other income	3,418	6,580
Other expense	11,530	30,363
Income (Loss) before income taxes	185	(5,726)
Income tax expense (benefit)	(171)	113
Net income (loss)	356	(5,839)
Less: Effective dividend paid on Series A and Series B Preferred Stock	416	832
Less: Dividends paid on Series AAA
Preferred Stock	42	127
Net loss available to common shareholders	$(102)	$(6,798)

PER COMMON SHARE
Basic loss per share	$(0.03)	$(1.84)
Diluted loss per share	$(0.03)	$(1.84)

AT PERIOD END
Assets	$649,576	$623,451
Stockholders' equity	$75,999	$76,928
Common shares outstanding	3,709,058	3,709,058
Series AAA Preferred shares outstanding	222,470	222,470
Total shares outstanding	3,931,528	3,931,528
Book value per common equivalent share *	$16.05	$16.26

* Common equivalent shares include Common Stock and Series AAA Preferred.

INFORMATION REGARDING THE
SPECIAL MEETING OF SHAREHOLDERS

Time and Place of Meeting

We are soliciting proxies through this proxy statement for use at the special meeting of SouthCrest shareholders. The special meeting will be held at ________.m., local time, on ___________, [MEETING DATE], 2009, at The Hampton Inn, 110 Meeting Place Drive, Fayetteville, Georgia.

Record Date and Mailing Date

The close of business on [RECORD DATE], 2009 is the record date for the determination of shareholders entitled to notice of and to vote at the special meeting. We first mailed the proxy statement and the accompanying form of proxy to shareholders on or about [MAIL DATE], 2009.

Number of Shares Outstanding

As of the close of business on the record date, SouthCrest had 10,000,000 shares of common stock authorized, of which 3,931,528 shares were issued and outstanding, and 10,000,000 shares of preferred stock, no par value authorized, of which 12,900 shares have been designated as Series A Preferred Stock, all of which are issued and outstanding, and 645.00645 have been designated as Series B Preferred Stock, 645 of which are issued and outstanding. Each outstanding share of our common stock is entitled to one vote on all matters presented at the meeting. Neither the Series A Preferred Stock nor the Series B Preferred Stock is entitled either to notice of or to vote on any matter presented at the meeting.

Proposals to be Considered

Shareholders will be asked to vote on the following proposals:

(1)
an amendment to our Articles of Incorporation providing for a stock reclassification pursuant to which each shareholder of record, as reflected by the books of the Company, of fewer than 2,000 shares of common stock will receive one share of newly designated Series AAA Preferred Stock, the terms of which are set forth in Appendix A to the enclosed proxy statement, for each share of common stock held by such shareholder;

(2)
a proposal to grant management of SouthCrest the authority to adjourn the meeting to another time and date in order to allow the Board of Directors to solicit additional proxies or attendance at the meeting; and

(3)	any other business as may properly come before the meeting or any adjournment of the meeting.

The Articles of Amendment containing the proposed amendment described above are attached as Appendix C to this proxy statement.

Dissenters’ Rights

Shareholders are entitled to dissenters’ rights in connection with Proposal One, the amendment effecting the reclassification of a portion of our outstanding common stock. See “Dissenters’ Rights” and Appendix B to this proxy statement.

Procedures for Voting by Proxy

If you properly sign, return and do not revoke your proxy, the persons appointed as proxies will vote your shares according to the instructions you have specified on the proxy. If you sign and return your proxy but do not specify how the persons appointed as proxies are to vote your shares, your proxy will be voted FOR approval of Proposal One, the proposed amendment to our Articles of Incorporation, FOR Proposal Two, granting management the authority to adjourn the meeting to a later date and time in order to solicit additional proxies or attendance at the meeting, and in the best judgment of the persons appointed as proxies on all other matters that are unknown to us as of a reasonable time prior to this solicitation and that are properly brought before the special meeting.

You can revoke your proxy at any time before it is voted by delivering to SouthCrest’s Corporate Secretary, 600 North Glynn Street, Fayetteville, Georgia 30214, either a written revocation of the proxy or a duly signed proxy bearing a later date or by attending the special meeting and voting in person.

Requirements for Shareholder Approval

A quorum will be present at the meeting if a majority of the outstanding shares of SouthCrest common stock are represented in person or by valid proxy. Based on the 3,931,528 shares outstanding as of the record date, a quorum will consist of 1,978,960 shares represented either in person or by proxy. We will count abstentions and broker non-votes, which are described below, in determining whether a quorum exists.

Proposal One, relating to the amendment to SouthCrest’s Articles of Incorporation, requires approval by a majority of the shares of common stock outstanding as of the Record Date and entitled to be voted at the meeting.

Proposal Two, relating to the authority of SouthCrest to adjourn the meeting (the “Adjournment Proposal”), requires that the number of shares voted in favor of the proposal exceed the number of shares voted against the proposal.

SouthCrest’s directors and executive officers beneficially own 807,208 shares, representing approximately 19.87% of the outstanding shares of common stock. Every director and executive officer has indicated that he intends to vote his or her shares in favor of each of Proposal One and Proposal Two.

Abstentions and Broker Non-Votes. Abstentions do not count as votes in favor of or against a given matter.

Generally, brokers who hold shares for the accounts of beneficial owners must vote these shares as directed by the beneficial owner. If, after the broker transmits proxy materials to the beneficial owner, no voting direction is given by the beneficial owner, the broker may vote the shares in his or her own discretion, if permitted to do so by the exchange or other organization of which the broker is a member. Brokers may not vote in their own discretion with respect to any of the proposed amendments. Proxies that contain a broker vote on one or more proposals but no vote on others are referred to as “broker non-votes” with respect to the proposals not voted upon. A broker non-vote, with respect to a proposal for which the broker has no discretionary voting authority, does not count as a vote in favor of or against that particular proposal.

While neither abstentions nor broker non-votes will be counted as votes cast for purposes of determining whether any proposal has received sufficient votes for approval, both abstentions and broker non-votes will be counted for purposes of determining whether a quorum exists. Abstentions and broker non-votes will have the effect of a vote against Proposal One, as approval of Proposal One is dependent on the total number of affirmative votes received, but will have no effect on the Proposal Two, or to our knowledge, on any other matter properly brought before the special meeting.

Solicitation of Proxies

Proxies are being solicited by our Board of Directors, and SouthCrest pays all costs for such solicitation. In addition, our directors, officers and employees may, without additional compensation, solicit proxies by personal interview, telephone or fax. We will direct brokerage firms or other custodians, nominees or fiduciaries to forward our proxy solicitation materials to the beneficial owners of common stock held of record by these institutions and will reimburse them for the reasonable out-of-pocket expenses they incur in connection with this process.

PROPOSAL ONE: APPROVAL OF THE RECLASSIFICATION AMENDMENT

Proposal One contains a proposed amendment to our Articles of Incorporation that will effect a reclassification of our capital stock through an exchange of certain shares of common stock for newly designated shares of Series AAA Preferred Stock, as described more fully below.

Terms of the Series AAA Preferred Stock to be Issued in the Reclassification

The terms of the Series AAA Preferred Stock, for which certain shares of our capital stock will be exchanged in the Reclassification, will be as follows:

General. The shares of Series AAA Preferred Stock to be issued in the Reclassification will be fully paid and nonassessable shares of stock.

Rank. The Series AAA Preferred Stock, with respect to dividend rights and rights upon liquidation, dissolution or winding up of the Company, ranks junior to the Series A Preferred Stock, junior to the Series B Preferred Stock, and senior to the common stock and to all other classes and series of equity securities of the Company, other than any classes or series of equity securities that the Company subsequently issues ranking on a parity with, or senior to the Series AAA Preferred Stock, as to dividend rights and rights upon liquidation, dissolution or winding-up of the Company. The relative rights and preferences of the Series AAA Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other series or classes of stock and equity securities designated by the Board of Directors. The Series AAA Preferred Stock is junior to indebtedness issued from time to time by the Company, including notes and debentures.

Dividend Rights. Holders of Series AAA Preferred Stock are entitled to a 10% preference relative to holders of our common stock in the distribution of cash dividends, when and if declared and paid by SouthCrest to holders of our common stock, so that holders of the Series AAA Preferred Stock are entitled to receive dividends in an amount not less than 110% of that paid on common shares prior to the receipt of dividends by the holders of common stock. For example, if SouthCrest declared a dividend of $1.00 per share payable to the holders of its common stock, the holders of the Series AAA Preferred Stock would be entitled to receive a dividend of $1.10 per share before any dividends were paid to the holders of the common stock. SouthCrest is not required to pay any dividends on the Series AAA Preferred Stock unless it pays a dividend on the common stock, and has the right to waive the declaration or payment of dividends. Any dividends waived by SouthCrest will not accumulate to future periods and will not represent a contingent liability of SouthCrest. The dividend rights of the Series AAA Preferred Stock are junior to the dividend rights of each of the Series A and Series B Preferred Stock.  Holders of Series AAA Preferred Stock do not have a right to receive dividends upon the payment of dividends to holders of either the Series A or Series B Preferred Stock.

Perpetual Stock. The Series AAA Preferred Stock is perpetual stock, which means stock that does not have a maturity date, cannot be redeemed at the option of the holder, and has no other provisions that will require future redemption of the issue.

Voting Rights. Unlike the common stock, the Series AAA Preferred Stock will not having voting rights except under very limited circumstances. Except as otherwise provided by law, holders of Series AAA Preferred Stock are entitled to vote with the common shareholders only upon proposals for (i) a merger, share exchange, consolidation or other business combination of the corporation with any other “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or affiliate thereof, other than a merger, share exchange, consolidation or business combination that would result in the outstanding common stock of the corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the corporation or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, consolidation or business combination, or (ii) an agreement for the sale or disposition by the corporation of all or substantially all of the corporation’s assets (a “Change in Control”). For those matters on which holders of Series AAA Preferred Stock are entitled to vote, such holders have the right to one vote for each such share, and are entitled to receive notice of any shareholders’ meeting held to act upon such matters in accordance with SouthCrest’s bylaws. When voting on a proposed Change in Control, the holders of Series AAA Preferred Stock will vote together with the holders of common stock and not as a separate class.

Rights to Equal Participation with Common Stock on a Change in Control. Holders of the Series AAA Preferred Stock will have the right to participate in any value received as a result of any future sale of the Company at the same value per share as the holders of the common stock.

Conversion Rights.  Shares of Series AAA Preferred Stock will automatically convert into common stock on a share-for-share basis in the event that SouthCrest registers its securities with the SEC under Section 12 of the Securities Exchange Act of 1934 in the future.  Neither the holders of Series AAA Preferred Stock nor SouthCrest will have the right to otherwise cause the conversion of shares of Series AAA Preferred Stock.

Liquidation Rights. Holders of Series AAA Preferred Stock are entitled to a preference over holders of our common stock in the distribution of assets of SouthCrest in the event of any liquidation, dissolution or winding-up of SouthCrest, whether voluntary or involuntary, equal to the greater of the book value per share, the amount per share to be paid to common shareholders, or $16.24 per share out of funds legally available therefor.  Only after distributions have been made in full satisfaction of the rights of the holders of Series A and Series B Preferred Stock and the holders of any other senior securities then outstanding, if any, will any distribution be made to holders of the Series AAA Preferred Stock.

Preemptive Rights. Holders of Series AAA Preferred Stock do not have any preemptive rights to purchase any additional shares of Series AAA Preferred Stock or shares of any other class of capital stock of SouthCrest that may be issued in the future.

Antidilution Adjustments. If the number of our outstanding shares of common stock is increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Company or any other company, by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split, combination of shares or stock dividend, a commensurate adjustment shall be made by the Board of Directors in the number and relative terms of the Series AAA Preferred Stock.

Overview of the Reclassification

Structure. Proposal One provides for the reclassification of SouthCrest common stock into shares of Series AAA Preferred Stock. Each shareholder of record on the books of the Company holding fewer than 2,000 shares of SouthCrest common stock will receive one share of Series AAA Preferred Stock for each share of common stock they own on the effective date of the Reclassification, which is the date on which the Articles of Amendment containing the proposed amendments to our Articles of Incorporation are filed with the Georgia Secretary of State. All other shares of common stock will remain outstanding.

Determination of Shares “Held of Record.” Each shareholder who is the record holder of fewer than 2,000 shares of SouthCrest common stock, as reflected on the books of the Company, will receive one share of Series AAA Preferred Stock for each share of SouthCrest common stock they own on the effective date of the Reclassification. A record holder on the books of the Company of 2,000 or more shares will be unaffected. Because SEC rules require that we count “record holders” for purposes of determining our reporting obligations, the Reclassification is based on shares held of record without regard to the ultimate control of the shares. For administrative efficiency, the Reclassification considers holders of record based upon the records of the Company as of the effective date of the Reclassification.

Generally speaking, a shareholder “of record” is the shareholder whose name is listed on the front of the stock certificate, regardless of who ultimately has the power to vote or sell the shares. For example, if a shareholder holds separate certificates individually, as a joint tenant with someone else, as trustee, and in an IRA, those four certificates represent shares held by four different record holders, even if a single shareholder controls the voting or disposition of those shares.  For SEC counting purposes, shares held by a broker in “street name” on a shareholder’s behalf are held of record by the broker.  However, because brokers who manage their positions through Depository Trust Company (“DTC”) appear on the books of the Company under the name of DTC’s partnership nominee, Cede & Co., as a single holder of record, all broker positions managed through DTC will be aggregated for purposes of the Reclassification.  As a result, you can avoid reclassification of your shares by placing your shares into “street name,” provided that Cede & Co. will continue to hold 2,000 or more shares at the effective time of the Reclassification.   As of June 30, 2009, the books of the Company reflected that a total of 1,344,649 shares were held in “street name” through DTC and Cede & Co.

A single shareholder with 2,000 or more shares held in various accounts could receive Series AAA Preferred Stock in the Reclassification for all of his or her shares if those accounts individually hold fewer than 2,000 shares. To avoid this, the shareholder could either consolidate his or her ownership into a single form of ownership representing 2,000 or more shares, or acquire additional shares in the market prior to the effective date of the Reclassification, or place all of the shares into a “street name” account, as described above, provided that Cede & Co. continues to hold at least 2,000 shares as of the effective date of the Reclassification.

Legal Effectiveness. As soon as practicable after shareholder approval, we will file articles of amendment to our Articles of Incorporation with the Georgia Secretary of State and will send a Letter of Transmittal to all record holders of SouthCrest common stock who are entitled to receive Series AAA Preferred Stock in the Reclassification directing them to submit their common stock certificates for exchange. The Reclassification will be effective upon the filing of the Articles of Amendment with the Georgia Secretary of State. We anticipate that this will occur in the third or fourth quarter of 2009.

On the effective date of the Reclassification, each shareholder who owns fewer than 2,000 shares of record, as reflected on the books of the Company, immediately prior to the Reclassification will not have any rights as a SouthCrest common shareholder and will instead have the rights of an Series AAA Preferred shareholder.

Exchange of Stock Certificates for Series AAA Preferred Stock. The Letter of Transmittal will provide the means by which shareholders will surrender their SouthCrest common stock certificates and obtain the Series AAA Preferred Stock certificates to which they are entitled. If certificates evidencing SouthCrest common stock have been lost or destroyed, SouthCrest may, in its sole discretion, accept a duly executed affidavit and indemnity agreement of loss or destruction in a form satisfactory to SouthCrest in lieu of the lost or destroyed certificate. If a certificate is lost or destroyed, the shareholder will be required to submit, in addition to other documents, a bond or other security, satisfactory to the Board, indemnifying SouthCrest and all other persons against any losses incurred as a consequence of the issuance of a new stock certificate. Shareholders whose certificates have been lost or destroyed should contact SouthCrest as soon as possible. Additional instructions regarding lost or destroyed stock certificates will be included in the Letter of Transmittal that will be sent to shareholders after the Reclassification becomes effective.

Except as described above with respect to lost stock certificates, there will be no service charges or costs payable by shareholders in connection with the exchange of their common stock certificates for Series AAA Preferred Stock certificates in the Reclassification. SouthCrest will bear these costs.

The Letter of Transmittal will be sent to shareholders promptly after the effective date of the Reclassification. Do not send in your common stock certificates until you have received the Letter of Transmittal. Assuming you submit your common stock certificates promptly thereafter, we expect that you will receive your Series AAA Preferred Stock certificates approximately four weeks after the effective date of the Reclassification.

Recommendation of the Board of Directors

The Board recommends that you vote FOR Proposal One.

PROPOSAL TWO:  TO AUTHORIZE MANAGEMENT TO ADJOURN
THE MEETING IF NECESSARY

Overview of the Adjournment Proposal

If the number of shares of common stock present or represented at the meeting and voting in favor of the Reclassification is insufficient to approve the Reclassification, then SouthCrest’s management may move to adjourn the meeting in order to enable the Board to continue to solicit additional proxies in favor of the Reclassification.  In that event, you will be asked only to vote upon the Adjournment Proposal but not the Reclassification.

In this Adjournment Proposal, the Board is asking you to authorize the holder of any proxy solicited by the Board to vote in favor of adjourning the meeting and any later adjournment under the circumstances described above.  If the shareholders approve this Adjournment Proposal, then management could adjourn the meeting (and any adjourned section of the meeting) to use the additional time to solicit additional proxies in favor of the Reclassification, including the solicitation of proxies from shareholders that have previously voted against the Reclassification.  Among other things, approval of the Adjournment Proposal could mean that even if proxies representing a sufficient number of votes against the Reclassification have been received, management could adjourn the meeting without a vote on the Reclassification and seek to convince the holders of those shares to change their votes to vote in favor of the Reclassification.

The Board believes that if the number of shares of common stock present or represented at the meeting and voting in favor of the Reclassification is insufficient to approve that proposal, it is in the best interests of SouthCrest’s shareholders to enable the Board and management, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes to approve the Reclassification.

Recommendation of the Board of Directors

The Board recommends that you vote FOR Proposal Two.

DISSENTERS’ RIGHTS

The following is a summary of the law relating to dissenters’ rights available under Georgia law.  The full text of the relevant provisions of the Georgia Business Corporation Code are reprinted in their entirety and included as Appendix B to this proxy statement.  If you desire to exercise dissenters’ rights, you should review carefully the Georgia Business Corporation Code and are urged to consult a legal advisor before electing or attempting to exercise these rights.

Pursuant to the provisions of the Georgia Business Corporation Code and the resolution of our Board of Directors, holders of SouthCrest’s common stock have the right to dissent from the Reclassification and to receive the fair value of their shares in cash.  Holders of SouthCrest common stock who fulfill the requirements described below will be entitled to assert dissenters’ rights.  Shareholders considering initiation of a dissenters’ proceeding should review this section in its entirety.  A dissenters’ proceeding may involve litigation.

Preliminary Procedural Steps.  Pursuant to the provisions of Article 13 of the Georgia Business Corporation Code, if the Reclassification is consummated, you must:

●
Give to SouthCrest, prior to the vote at the special meeting with respect to the approval of the Reclassification, written notice of your intent to demand payment for your shares of SouthCrest common stock (hereinafter referred to as “shares”);

●	Not vote in favor of the Reclassification; and

●	Comply with the statutory requirements summarized below. If you perfect your dissenters’ rights, you will receive the fair value of your shares as of the effective date of the Reclassifiacion.

You may assert dissenters’ rights as to fewer than all of the shares registered in your name only if you dissent with respect to all shares beneficially owned by any one beneficial shareholder and you notify SouthCrest in writing of the name and address of each person on whose behalf you are asserting dissenters’ rights.  The rights of a partial dissenter are determined as if the shares as to which that holder dissents and that holder’s other shares were registered in the names of different shareholders.

Written Dissent Demand.  Voting against the Reclassification will not satisfy the written demand requirement.  In addition to not voting in favor of the Reclassification, if you wish to preserve the right to dissent and seek appraisal, you must give a separate written notice of your intent to demand payment for your shares if the Reclassification is effected.  Any shareholder who returns a signed proxy card but fails to provide instructions as to the manner in which his or her shares are to be voted will be deemed to have voted in favor of the Reclassification and will not be entitled to assert dissenters’ rights.

Any written objection to the Reclassification satisfying the requirements discussed above should be addressed to SouthCrest Financial Group, Inc., 600 North Glynn Street, Fayetteville, Georgia 30214, Attn:  Corporate Secretary.

If the shareholders of SouthCrest approve the Reclassification at the special meeting, SouthCrest must deliver a written dissenters’ notice (the “Dissenters’ Notice”) to all of its shareholders who satisfy the foregoing requirements.  The Dissenters’ Notice must be sent within ten days after the effective date of the Reclassification and must:

●	State where dissenting shareholders should send the demand for payment and where and when dissenting shareholders should deposit certificates for the shares;

●	Inform holders of uncertificated shares to what extent transfer of these shares will be restricted after the demand for payment is received;

●	Set a date by which SouthCrest must receive the demand for payment (which date may not be fewer than 30 nor more than 60 days after the Dissenters’ Notice is delivered); and

●	Be accompanied by a copy of Article 13 of the Georgia Business Corporation Code.

A record shareholder who receives the Dissenters’ Notice must demand payment and deposit his or her certificates with SouthCrest in accordance with the Dissenters’ Notice.  Dissenting shareholders will retain all of the rights of a shareholder until those rights are canceled or modified by the consummation of the Reclassification.  A record shareholder who does not demand payment or deposit his or her share certificates as required, each by the date set in the Dissenters’ Notice, is not entitled to payment for his or her shares under Article 13 of the Georgia Business Corporation Code.

Except as described below, SouthCrest must, within ten days of the later of the effective date of the Reclassification or receipt of a payment demand, offer to pay to each dissenting shareholder who complied with the payment demand and deposit requirements described above the amount SouthCrest estimates to be the fair value of the shares, plus accrued interest from the effective date of the Reclassification.  SouthCrest’s offer of payment must be accompanied by:

●	Recent financial statements of SouthCrest;

●	SouthCrest’s estimate of the fair value of the shares;

●	An explanation of how the interest was calculated;

●	A statement of the dissenter’s right to demand payment under Section 14-2-1327 of the Georgia Business Corporation Code; and

●	A copy of Article 13 of the Georgia Business Corporation Code.

If the dissenting shareholder accepts SouthCrest’s offer by written notice to SouthCrest within 30 days after SouthCrest’s offer, SouthCrest must pay for the shares within 60 days after the later of the making of the offer or the effective date of the Reclassification.

If the Reclassification is not consummated within 60 days after the date set forth demanding payment and depositing share certificates, SouthCrest must return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.  SouthCrest must send a new Dissenters’ Notice if the Reclassification is consummated after the return of certificates and repeat the payment demand procedure described above.

Section 14-2-1327 of the Georgia Business Corporation Code provides that a dissenting shareholder may notify SouthCrest in writing of his or her own estimate of the fair value of such holder’s shares and the interest due, and may demand payment of such holder’s estimate, if:

●	He or she believes that the amount offered by SouthCrest is less than the fair value of his or her shares or that SouthCrest has calculated incorrectly the interest due; or

●
SouthCrest, having failed to consummate the Reclassification, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

A dissenting shareholder waives his or her right to demand payment under Section 14-2-1327 unless he or she notifies SouthCrest of his or her demand in writing within 30 days after SouthCrest makes or offers payment for the dissenting shareholder’s shares.  If SouthCrest does not offer payment within ten days of the later of the Reclassification’s effective date or receipt of a payment demand, then the shareholder may demand the financial statements and other information required to accompany SouthCrest’s payment offer, and SouthCrest must provide such information within ten days after receipt of the written demand.  The shareholder may notify SouthCrest of his or her own estimate of the fair value of the shares and the amount of interest due, and may demand payment of that estimate.

Litigation

If a demand for payment under Section 14-2-1327 remains unsettled, SouthCrest must commence a nonjury equity valuation proceeding in the Superior Court of Upson County, Georgia, within 60 days after receiving the payment demand and must petition the court to determine the fair value of the shares and accrued interest.  If SouthCrest does not commence the proceeding within those 60 days, the Georgia Business Corporation Code requires SouthCrest to pay each dissenting shareholder whose demand remains unsettled the amount demanded.  SouthCrest is required to make all dissenting shareholders whose demands remain unsettled parties to the proceeding and to serve a copy of the petition upon each of them.  The court may appoint appraisers to receive evidence and to recommend a decision on fair value.  Each dissenting shareholder made a party to the proceeding is entitled to judgment for the fair value of such holder’s shares plus interest to the date of judgment.

The court in an appraisal proceeding commenced under the foregoing provision must determine the costs of the proceeding, excluding fees and expenses of attorneys and experts for the respective parties, and must assess those costs against SouthCrest, except that the court may assess the costs against all or some of the dissenting shareholders to the extent the court finds they acted arbitrarily, vexatiously, or not in good faith in demanding payment under Section 14-2-1327.  The court also may assess the fees and expenses of attorneys and experts for the respective parties against SouthCrest if the court finds SouthCrest did not substantially comply with the requirements of specified provisions of Article 13 of the Georgia Business Corporation Code, or against either SouthCrest or a dissenting shareholder if the court finds that such party acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by Article 13 of the Georgia Business Corporation Code.

If the court finds that the services of attorneys for any dissenting shareholder were of substantial benefit to other dissenting shareholders similarly situated, and that the fees for those services should be not assessed against SouthCrest, the court may award those attorneys reasonable fees out of the amounts awarded the dissenting shareholders who were benefited.  No action by any dissenting shareholder to enforce dissenters’ rights may be brought more than three years after the effective date of the Reclassification, regardless of whether notice of the Reclassification and of the right to dissent were given by SouthCrest in compliance with the Dissenters’ Notice and payment offer requirements.

The full text of Article 13 of the Georgia Business Corporation Code has been reprinted in its entirety and is included as Appendix B to this proxy statement.  If you intend to dissent from approval of the Reclassification, you should review carefully the text of Appendix B and should also consult with your attorney.  We will not give you any further notice of the events giving rise to dissenters’ rights or any steps associated with perfecting dissenters’ rights, except as indicated above or otherwise required by law.

We have not made any provision to grant you access to any of the corporate files of SouthCrest, except as may be required by the Georgia Business Corporation Code, or to obtain legal counsel or appraisal services at the expense of SouthCrest.

Any dissenting shareholder who perfects his or her right to be paid the “fair value” of his or her shares will recognize taxable gain or loss upon receipt of cash for such shares for federal income tax purposes.  See “Federal Income Tax Consequences of the Reclassification” at page 29.

You must do all of the things described in this section and as set forth in Article 13 of the Georgia Business Corporation Code in order to preserve your dissenters’ rights and to receive the fair value of your shares in cash (as determined in accordance with those provisions).  If you do not follow each of the steps as described above, you will have no right to receive cash for your shares as provided in the Georgia Business Corporation Code.  In view of the complexity of these provisions of Georgia law, shareholders of SouthCrest who are considering exercising their dissenters’ rights should consult their legal advisors.

INFORMATION ABOUT SOUTHCREST AND ITS AFFILIATES

Overview

SouthCrest Financial Group, Inc. (the “Company” or “SouthCrest”) is a bank holding company headquartered in Fayetteville, Georgia.  SouthCrest was incorporated under the laws of the State of Georgia on August 15, 1996 as Upson Bankshares, Inc. and is registered under the Bank Holding Company Act of 1956, as amended, and under the bank holding company laws of the State of Georgia.  SouthCrest conducts its operations through its wholly owned subsidiaries (collectively the “Banks”), Bank of Upson (“Upson”), The First National Bank of Polk County (“FNB Polk”), Peachtree Bank (“Peachtree”) and Bank of Chickamauga (“Chickamauga”).  The Company was created on September 30, 2004 when Upson Bankshares, Inc. and First Polk Bankshares, Inc. merged and adopted the name SouthCrest Financial Group, Inc.

Bank of Upson / Meriwether Bank and Trust / SouthCrest Bank

Bank of Upson was chartered in 1951 under the laws of the State of Georgia.  Upson is headquartered in Thomaston, Upson County, Georgia and operates a total of seven full-service banking locations and seventeen 24-hour ATM sites in Meriwether, Spalding, Fayette and Upson Counties in western Georgia.  In Upson County, Georgia, Upson operates its main office and a full-service branch.  In Meriwether County, Georgia, Upson operates three full-service branches under the trade name "Meriwether Bank & Trust:" the Manchester and Warm Springs branches were purchased in 1999, and the Luthersville branch was purchased in 2002.  In Fayette County, Georgia, Upson has one full-service de-novo branch which it operates under the trade name “SouthCrest Bank.”

Bank of Upson is a full service commercial bank focusing on meeting the banking needs of individuals and small- to medium-sized businesses.  Upson offers a broad line of banking and financial products and services customary for full service banks of similar size and character.  These services include consumer loans, real estate loans, and commercial loans as well as maintaining deposit accounts such as checking accounts, money market accounts, and a variety of certificates of deposit.  Bank of Upson attracts most of its deposits and conducts most of its lending transactions from and within its primary service area encompassing Upson, Fayette, and Meriwether Counties Georgia.

The First National Bank of Polk County

The First National Bank of Polk County was chartered in 1920 under the laws of the United States.  FNB Polk is headquartered in Cedartown, Polk County, Georgia and operates a total of three full-service banking locations and three ATM sites in Polk County in northwest Georgia.  FNB Polk operates out of its main office in Cedartown, Polk County, Georgia.  In addition to its main office, FNB Polk operates a branch office in Cedartown and another in the Rockmart, also in Polk County.  FNB Polk also operates three ATM machines; one at each of the branches.

FNB Polk is a full service commercial bank that provides community-banking services to the individuals and business in Polk County in northwest Georgia.  FNB Polk performs banking services customary for full service banks of similar size and character.  Such services include making real estate, commercial and consumer loans, providing other banking services such as traveler's checks, and maintaining deposit accounts such as checking, money market, consumer certificates of deposit and IRA accounts.

Peachtree Bank

Peachtree Bank was chartered in 1919 under the laws of the State of Alabama.  Peachtree is headquartered in Maplesville, Chilton County, Alabama and operates a total of two full-service banking locations in central Alabama.  On October 31, 2006, Peachtree became a wholly-owned subsidiary of the Company as a result of the merger of Maplesville Bancorp, Peachtree’s holding company, with SouthCrest.  Peachtree maintains its main office in Maplesville, Alabama and operates a branch office in Clanton, Alabama. Peachtree is a full-service community bank providing banking services in its primary trade area of Chilton County, Alabama. Such services include making real estate, commercial and consumer loans, as well as providing deposit accounts such as checking, money market, consumer certificates of deposit and IRA accounts.

Bank of Chickamauga

Bank of Chickamauga was chartered in 1910 under the laws of the State of Georgia.  Chickamauga is headquartered in Chickamauga, Walker County, Georgia and operates a total of two full-service banking locations in north Georgia.  On July 1, 2007, Chickamauga became a wholly-owned subsidiary of the Company as a result of a share exchange between Chickamauga and SouthCrest.  Chickamauga maintains its main office and an additional branch office in Chickamauga, Georgia.  Chickamauga is a full-service community bank providing banking services in its primary trade area of Walker County, Georgia, which falls within the Chattanooga, Tennessee, MSA.  Such services include making real estate, commercial and consumer loans, as well as providing deposit accounts such as checking, money market, consumer certificates of deposit and IRA accounts.

Directors and Executive Officers

Set forth below is certain information about our current directors and executive officers.

Name (Age)	Director Since	Business Experience During Past Five Years

Kent Berry (60)	N/A
Senior Vice President and Chief Credit Officer since May 2009;  Executive Vice President and Chief Credit Officer of First National Bank of Polk County, 2007 – 2009; Senior Vice President and Chief Credit Officer, First National Bank of Georgia, Buchanan, Georgia, 1993 – 2007.

Richard T. Bridges (74)	1996	Attorney in a sole proprietorship law firm, Richard T. Bridges d/b/a The Law Office of Richard T. Bridges; also serves as a director of Bank of Upson.

Daniel W. Brinks (63)	1996
Chairman and Chief Operating Officer of SouthCrest since 2004;  Vice-Chairman and Chief Executive Officer of Bank of Upson since 2007;  President and Chief Executive Officer of the Bank of Upson from 1986 through 2007; previously President of Upson Bancshares, Inc. since 1996; also serves as a director of Bank of Upson and The First National Bank of Polk County.

Harvey N. Clapp (59)	2006
President and Chief Executive Officer of Peachtree Bank; also serves as Chairman of the Board of Peachtree Bank  Mr. Clapp was elected to the Board by the Board of Directors in 2006 pursuant to the terms of the merger agreement with Maplesville Bancorp.

Joan Cravey (56)	2006	Complex litigation attorney in the Atlanta area for the past 20 years; also serves as a director of Bank of Upson.

Zach D. Cravey, Jr. (82)	1996
Retired from law practice on July 31, 2006.  Prior to that time was Attorney and Of Counsel to the firm of Chorey, Taylor and Feil, Atlanta Georgia, as well as legal counsel to the Bank of Upson since 1986; also serves as a director of Bank of Upson.

Name (Age)	Director Since	Business Experience During Past Five Years

Douglas J. Hertha (49)	N/A
Senior Vice President and Chief Financial Officer of SouthCrest since 2004; Senior Vice President and Chief Financial Officer of The First National Bank of Polk County since 2004; Director of Bank of Chickamauga since August, 2007; previously, Vice President, Financial Projects Manager, BB&T Corporation from 2000 through 2004, and Vice President, Chief Financial Officer and Corporate Secretary, First Citizens Corporation from 1996 through 2000.

Larry T. Kuglar (63)	2004
President and Chief Executive Officer of SouthCrest since 2004; President and Chief Executive Office of The First National Bank of Polk County since 1984; previously President and Chief Executive Officer of First Polk Bankshares, Inc. since 1986; also serves as a director of Bank of Upson and The First National Bank of Polk County.

Michael D. McRae (58)	2004	Attorney with the firm of McRae, Stegall, Peek, Harman, Smith and Manning, LLP; also serves as a director of The First National Bank of Polk County.

Dr. Warren Patrick (68)	1996	Retired radiologist; also serves as a Chairman of the Board of Bank of Upson.

Harold W. Wyatt, Jr. (69)	2004	Managing Partner of Wyatt Investment Group since 2002; President of Wyatt Properties, II, Inc.; also serves as Chairman of the Board of The First National Bank of Polk County.

Harold W. Wyatt, III (40)	2008	Owner, Wyatt Realty Company, LLC and Wyatt Capital, LLC. Vice President of Carter & Associates, 2000-2006.

Stock Ownership by Affiliates

The following table sets forth the number and the percentage ownership of shares of SouthCrest common stock beneficially owned by each current director, executive officer, and 5% shareholder of SouthCrest and by all directors and executive officers as a group as of August 15, 2009.

The table also sets forth the number and approximate percentage of shares of SouthCrest common stock that the persons named in the table would beneficially own after the effective date of the Reclassification on a pro forma basis, assuming 222,470 shares are exchanged for Series AAA Preferred Stock in the Reclassification and there are no changes in the named person’s ownership between August 15, 2009, and the effective date of the Reclassification.

Name	Number of Shares Beneficially Owned(1)	Percent of Class Before Reclassification(2)	Percent of Class After Reclassification

Directors & Named Executive Officers
Richard T. Bridges	13,222	*	*
Daniel W. Brinks	139,353 (3)	3.49%	3.69%
Harvey N. Clapp	102,890	2.62%	2.77%
Joan Cravey	50,971	1.30%	1.37%
Zack D. Cravey, Jr.	201,007 (4)	5.11%	5.42%
Larry T. Kuglar	107,800 (5)	2.70%	2.86%
Michael D. McRae	14,425 (6)	*	* (12)
Dr. Warren Patrick	15,731 (7)	*	*(13)
Harold W. Wyatt, Jr.	150,064 (8)	3.82%	4.05%
Harold W. Wyatt, III	7,120	*	*

Non-Director Named Executive Officers
Douglas J. Hertha	4,625 (9)	*	*
Kent Berry	-0-	*	*
Directors & Executive Officers as a Group (12 Persons)	807,208 (10)	19.87%	20.99%(14)

Other 5% Shareholders
Robert Cravey	218,510 (11)	5.56%	5.89%
 ____________________________

(1)
Information relating to beneficial ownership of the Company is based upon “beneficial ownership” concepts set forth in the rules promulgated under the Securities Exchange Act.  Some or all of the shares may be subject to margin accounts.

(2)
The percentage of our common stock beneficially owned was calculated based on 3,931,528 shares of our common stock issued and outstanding as of December 31, 2008.  The percentage assumes the exercise by the shareholder or group named in each row of all options for the purchase of our common stock held by such shareholder or group and exercisable within 60 days of June 30, 2009.

(3)	Represents 33,206 shares held directly and 42,147 shares held by Mr. Brinks’ spouse, and also includes 64,000 shares that Mr. Brinks has the right to acquire within 60 days after June 30, 2009.

(4)	Represents 153,903 shares held directly and 47,104 shares held by Mr. Cravey’s spouse.

(5)
Represents 39,844 shares held directly and 3,956 shares held by Mr. Kuglar’s spouse, and also includes 64,000 shares that Mr. Kuglar has the right to acquire within 60 days after June 30, 2009.   6,272 shares are pledged as security.

(6)	Represents 12,375 shares held directly and 50 shares held by Mr. McRae’s spouse.

(7)	Represents 14,689 shares held directly by Dr. Patrick and 1,042 shares held by Dr. Patrick’s spouse.

(8)	Represents 2,000 shares held directly and 148,064 shares held by Wyatt Investment Group, LP, of which Mr. Wyatt is the managing member.

(9)	Includes 3,000 shares that Mr. Hertha has the right to acquire within 60 days after June 30, 2009.

(10)	Includes 131,000 shares which individuals have the right to acquire within 60 days after June 30, 2009.

(11)	According to a Schedule 13G filed on February 14, 2006, Mr. Cravey has sole voting and dispositive power over 118,920 shares and has joint voting and dispositive power over 99,590 shares.

(12)	Assumes the reclassification of 50 shares held by Mr. McRae’s spouse.

(13)	Assumes the reclassification of 1,042 shares held by Dr. Patrick’s spouse.

(14)	Assumes the reclassification of 1,092 shares held by the spouses of certain directors.

*  Less than 1% of outstanding shares.

Recent Affiliate Transactions in SouthCrest Stock

The following table shows all purchases of SouthCrest common stock made by the filing persons during the past two years or since each filing person became an affiliate of SouthCrest, whichever is later, as well as all transactions in SouthCrest’s common stock during the past 60 days involving any filing person, any executive officer, director, affiliate or subsidiary of a filing person, or SouthCrest’s Employee Stock Option Plan. Unless otherwise indicated, each transaction listed was a private purchase from an unaffiliated shareholder.

Name	Date	No. of Shares	Price per Share	Purchase / Sale
Richard T. Bridges	2/14/2008	1,000	$16.50	Purchase
Dr. Warren Patrick	2/14/2008	410	$16.55	Purchase
Douglas J. Hertha	5/20/2008	625	$17.28	Purchase
Larry T. Kuglar	8/15/2008	200	$14.50	Purchase
Larry T. Kuglar	8/15/2008	100	$14.75	Purchase
Larry T. Kuglar	8/25/2008	400	$14.00	Purchase
Michael D. McRae	12/12/2008	2,000	$10.00	Purchase
SouthCrest Employee Stock Option Plan	4/28/2009	872	$6.95	Purchase
SouthCrest Employee Stock Option Plan	4/28/2009	2,128	$7.00	Purchase
SouthCrest Employee Stock Option Plan	4/28/2009	1,000	$7.00	Purchase
SouthCrest Employee Stock Option Plan	4/28/2009	500	$7.85	Purchase
SouthCrest Employee Stock Option Plan	4/28/2009	1,000	$8.00	Purchase
Michael D. McRae	4/29/2009	500	$7.00	Purchase
Michael D. McRae	4/29/2009	500	$7.25	Purchase
Michael D. McRae	4/30/2009	2,000	$8.00	Purchase
Michael D. McRae	4/30/2009	500	$8.25	Purchase
Michael D. McRae	5/01/2009	500	$8.25	Purchase
Larry T. Kuglar	5/07/2009	100	$9.00	Purchase

Related Party Transactions

SouthCrest and its subsidiary banks have banking and other business transactions in the ordinary course of business with directors and officers of SouthCrest and the Banks and their affiliates, including members of their families, corporations, partnerships or other organizations in which such directors and officers have a controlling interest.  These transactions take place on substantially the same terms as those prevailing at the same time for comparable transactions with unrelated parties.

SouthCrest recognizes that related party transactions can present potential or actual conflicts of interest and create the appearance that SouthCrest’s decisions are based on considerations other than the Company’s and its shareholders’ best interests.  Therefore, SouthCrest’s Board of Directors, and the Boards of its subsidiary banks, have adopted the following policies and procedures with respect to related party transactions.

For the purpose of the policy, a “related party transaction” is a transaction in which SouthCrest or a subsidiary bank participates and in which any related party has a direct or indirect material interest, other than transactions available to all employees or customers generally.

Under the policy, any related party transaction must be reported to the Board of Directors and may be consummated or may continue only (i) if the Board of Directors approves or ratifies such transaction and if the transaction is on terms comparable to those that could be obtained in arms’-length dealings with an unrelated third party, (ii) if the transaction involves compensation that has been approved by Compensation Committee, or (iii) if the transaction has been approved by the disinterested members of the Board of Directors.  The Board of Directors may approve or ratify the related party transaction only if the Board determines that, under all of the circumstances, the transaction is in the best interests of the Company.

From time to time, SouthCrest’s subsidiary Banks will make loans to the directors and officers of SouthCrest and the Banks and their affiliates.  None of these loans are currently on nonaccrual, past due, restructured or potential problem loans.  All such loans were: (i) made in the ordinary course of business; (ii) made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable loans with persons not related to the Banks; and (iii) did not involve more than the normal risk of collectibility or present other unfavorable features.

SouthCrest’s subsidiary Banks have employed certain employees who are related to SouthCrest’s Executive Officers and/or Directors.  These individuals are compensated consistent with the Banks policies that apply to all employees.

Market for Common Stock and Dividends

In December 2004, our common stock began trading in the over-the-counter market under the symbol “SCSG.”   The development of an active secondary market requires the existence of an adequate number of willing buyers and sellers.  Historically, the reported trading volume would indicate a lack of activity in the secondary market for the Company’s common stock.  The lack of activity in the secondary market for the Company’s common stock may materially impact a shareholder’s ability to promptly sell Company common stock at a price acceptable to the selling shareholder.

The following table sets forth the high and low bid information for recent transactions in our common stock for the on the Nasdaq Over-the-Counter Bulletin Board.  These quotations reflect inter-dealer prices, without retail mark-up, mark-down or commission and may not necessarily represent actual transactions.

	2007		2008		2009
	High	Low	High	Low	High	Low

First Quarter	$24.80	$23.02	$20.25	$14.51	$10.75	$6.25
Second Quarter	$25.50	$23.00	$17.00	$12.50	$9.95	$6.55
Third Quarter(1)	$23.50	$21.40	$15.00	$12.25	$8.00	$7.46
Fourth Quarter	$22.00	$19.50	$13.25	$7.60
______________________

(1)	Third quarter 2009 quotation information through August 24, 2009.

On June 30, 2009, the Company had approximately 602 shareholders of record of our common stock under the SEC’s counting rules, and 578 shareholders of record as reflected on the books of the Company.

The Company generally declares a dividend on the first business day of each quarter, to be paid on the last business day of that month, with the record date normally being two weeks prior to the payment date.  The table below shows the quarterly dividends paid for each quarter during 2007 and 2008 and for each of the first three quarters of 2009.

	2007	2008	2009
First Quarter	$0.130	$0.130	$0.130
Second Quarter	0.130	0.130	0.040
Third Quarter	0.130	0.130	0.040
Fourth Quarter	0.130	0.130

The principal source of the Company’s cash flow, including cash flow to pay dividends to its shareholders, is dividends that the Bank pays to the Company as its sole shareholder.  Statutory and regulatory limitations apply to the Banks’ payment of dividends to the Company, as well as to the Company’s payment of dividends to its shareholders and it is possible that these regulations could operate to prohibit or limit the size of any dividend from the Banks to the Company or from the Company to its shareholders for any given period.

The table below sets forth information regarding purchases of the Company’s common stock by the Company and the Company’s Employee Stock Ownership Plan whose trustees are executive officers of the Company.  All shares were purchased in open market transactions.

Period	Total Number of Shares Purchased	Average Price Paid Per Share	Total Number of Shares Purchased as Part of Publicly Announced Plans or Programs	Maximum Number of Shares that May Yet Be Purchased Under the Plans or Programs
January 2009	-	$-	-	-
February 2009	-	$-	-	-
March 2009	-	$-	-	-
April 2009	5,500	$7.25	-	-
May 2009	-	$-	-	-
June 2009	-	$-	-	-
July 2009	-	$-	-	-
August 2009*	-	$-	-	-
Total	5,500	$7.25
__________________
*Through August 24, 2009.

Description of Capital Stock

The authorized capital stock of SouthCrest Financial Group, Inc. consists of 10,000,000 shares of common stock, $1.00 par value per share, and 10,000,000 shares of preferred stock, no par value, with such relative rights, privileges and preferences as may be designated from time to time by the Board of Directors. As of the record date, 3,931,528 shares of SouthCrest common stock were issued and outstanding and were held of record by approximately 602 shareholders, under the SEC’s counting rules, or by 578 shareholders as reflected by the books of the Company. We estimate the number of shares of SouthCrest common stock outstanding after the Reclassification will be approximately 3,709,058 shares. As of the record date, 12,900 shares of SouthCrest preferred stock had been designated as Series A Preferred Stock and 645.00645 shares of preferred stock had been designated Series B Preferred Stock.  As of the record date, 12,900 shares of Series A Preferred Stock and 645 shares of Series B Preferred Stock remained issued and outstanding. If the Reclassification is approved, it is anticipated that 500,000 shares of preferred stock will be designated as Series AAA Preferred Stock. The exact number of shares of common stock and Series AAA Preferred Stock outstanding after the Reclassification will depend on the number of shares of common stock that are reclassified into Series AAA Preferred Stock. The following summary describes the material terms of our capital stock.

All holders of our common stock are entitled to share equally in dividends from funds legally available therefor when, as, and if declared by the Board of Directors, and upon our liquidation or dissolution, whether voluntary or involuntary, to share equally in all of our assets available for distribution to the common shareholders. We may pay dividends in cash, property or shares of common stock, unless we are insolvent or the dividend payment would render us insolvent. Each holder of our common stock is entitled to one vote for each share on all matters submitted to the shareholders. Holders of our common stock do not have any preemptive right to acquire any of our authorized but unissued capital stock. There is no cumulative voting, redemption right, sinking fund provision, or right of conversion in existence with respect to our common stock. All outstanding shares of our common stock are fully paid and non-assessable. Generally, we may issue additional shares of SouthCrest common stock without regulatory or shareholder approval, and common stock may be issued for cash or other property.

Our Articles of Incorporation authorize our Board of Directors to designate one or more series of preferred stock and to determine the relative rights, privileges, and preferences of each series so designated.  Generally, no shareholder approval is required for either the designation of a series of preferred stock or the issuance of shares of a series so designated.  We intend to designate a portion of our authorized preferred stock as Series AAA Preferred Stock for issuance in connection with the Reclassification. See Appendix A for a description of the terms of the Series AAA Preferred Stock to be issued in connection with the Reclassification.

On July 17, 2009, SouthCrest issued 12,900 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series A, and a Warrant to purchase 645.00645 shares of Fixed Rate Cumulative Perpetual Preferred Stock, Series B to Treasury in connection with our participation in the CPP. See "Recent Developments," on page 10. As of the date of this proxy statement, all of the Series A Preferred Stock and 645 shares of the Series B Preferred Stock remained issued and outstanding.

The Series A Preferred Stock ranks senior to our common stock and on par with our Series B Preferred Stock.  Holders of the Series A Preferred Stock are entitled to a cumulative dividend for as long as the Series A Preferred Stock remains outstanding at a rate of 5% per annum for the first five years subsequent to the issuance of the Series A preferred Stock and 9% per annum thereafter.  The Series A Preferred Stock is generally nonvoting other than as required by law and upon matters that would adversely impact the rights of the Series A Preferred Stock.  So long as any share of Series A Preferred Stock remains outstanding, no dividend or distribution may be declared or paid on the common stock or any other shares of stock ranking junior to or on par with the Series A Preferred Stock (other than the Series B Preferred Stock or with respect to dividends payable solely in shares of common stock), and no common stock or stock ranking junior to or on par with the Series A Preferred Stock may be purchased, redeemed or otherwise acquired for consideration by SouthCrest unless all accrued and unpaid dividends on all outstanding shares of Series A Preferred Stock have been or are contemporaneously declared and paid in full.  In the event of liquidation, dissolution or winding up of SouthCrest, holders of the Series A Preferred Stock are entitled to, on a per share basis, payment equal to $1,000 plus the amount of any accrued and unpaid dividends prior to the distribution of any assets or proceeds to holders of our common stock or any other class of stock ranking junior to the Series A Preferred Stock.

The Series B Preferred Stock ranks senior to our common stock and on par with our Series A Preferred Stock.  Holders of the Series B Preferred Stock are entitled to a cumulative dividend for as long as the Series B Preferred Stock remains outstanding at a rate of 9% per annum. The Series B Preferred Stock is generally nonvoting other than as required by law and upon matters that would adversely impact the rights of the Series B Preferred Stock.  So long as any share of Series B Preferred Stock remains outstanding, no dividend or distribution may be declared or paid on the common stock or any other shares of stock ranking junior to or on par with the Series B Preferred Stock (other than the Series A Preferred Stock or with respect to dividends payable solely in shares of common stock), and no common stock or stock ranking junior to or on par with the Series B Preferred Stock may be purchased, redeemed or otherwise acquired for consideration by SouthCrest unless all accrued and unpaid dividends on all outstanding shares of Series B Preferred Stock have been or are contemporaneously declared and paid in full.  In the event of liquidation, dissolution or winding up of SouthCrest, holders of the Series B Preferred Stock are entitled to, on a per share basis, payment equal to $1,000 plus the amount of any accrued and unpaid dividends prior to the distribution of any assets or proceeds to holders of our common stock or any other class of stock ranking junior to the Series A Preferred Stock.

Pursuant to the AARA, which amended the EESA, the Company may, subject to consultation with the Federal Reserve Bank of Atlanta, redeem the Series A and Series B Preferred Stock at any time for the aggregate liquidation amount plus any accrued and unpaid dividends without first raising additional capital in an equity offering.  The Securities Purchase Agreement, pursuant to which the Series A Preferred Stock and the Warrant were sold, contains limitations on the payment of dividends on common stock, junior preferred shares, and on other preferred shares. The ability to repurchase common stock, junior preferred shares, or other preferred shares is also restricted under the Securities Purchase Agreement.

In the event that dividends payable on either the Series A Preferred Stock or the Series B Preferred Stock go unpaid for six or more quarterly periods (whether or not consecutive), the holders of the Series A Preferred Stock, together as a class with the holders of the Series B Preferred Stock and any other voting parity stock then outstanding, will be entitled to elect two new directors of the Company (the "Preferred Directors").  This right will continue until all dividends payable on the Series A and Series B Preferred Stock have been paid in full, at which time the terms of the Preferred Directors will also terminate.

ANTI-TAKEOVER PROVISIONS OF THE
ARTICLES OF INCORPORATION AND BYLAWS

The provisions of Georgia law, our Articles of Incorporation, and our Bylaws summarized in the following paragraphs may have anti-takeover effects and may delay, defer, or prevent a tender offer or takeover attempt that a shareholder might consider to be in the shareholder’s best interest.

Georgia Business Combination Statutes; Business Combinations with Interested Shareholders.

Under the Georgia Business Corporation Code, a merger (other than a merger of a subsidiary in which the parent owns at least 90% of each class of outstanding stock), a disposition of all or substantially all of a corporation’s property and a share exchange generally must be approved by a majority of the outstanding shares entitled to vote, unless the articles of incorporation or bylaws require otherwise.

Pursuant to the provisions of Section 14-2-1133 of the Georgia Business Corporation Code, the Company has, through Article VIII of its bylaws, elected to make applicable to it the requirements regarding business combinations with interested shareholders set forth in Part 3 of Article 13 of the Georgia Business Corporation Code.  Under the provisions of this Part, no business combination between a Georgia corporation and an “interested shareholder” (generally the beneficial owner of 10% or more of the corporation’s voting stock) may occur within five years after the person or entity becomes an interested shareholder, unless (i) prior to the person or entity becoming an interested shareholder, the business combination or the transaction pursuant to which such person or entity became an interested shareholder shall have been approved by the corporation’s Board of Directors, (ii) upon consummation of the transaction in which the interested shareholder became such, the interested shareholder holds at least 90% of the corporation’s voting stock (excluding “insider” shares held by persons who are both officers and directors and shares held by certain employee benefit plans), or (iii) after the shareholder becomes an interested shareholder, he or she acquires additional shares resulting in ownership of at least 90% of the outstanding voting common stock and obtains the approval of the holders of a majority of the remaining shares, excluding “insider” shares as described above.

Georgia Fair Price Statute.

Georgia law also provides for certain voting rules and fair price requirements concerning business combinations with an interested shareholders (one owning 10% or more of a Georgia corporation’s outstanding voting stock).  This provision is designed to protect shareholders of Georgia corporations against the inequities of certain tactics that have been used in hostile takeover attempts.  Specifically, this statute is designed to deter “two-tiered” takeovers, which are one of the most coercive takeover techniques. In a “two-tiered” offer, the hostile offeror commences a tender offer for less than all of the target’s outstanding shares at a price much higher than that to be paid to remaining shareholders in the second-step “freeze-out merger.” Alternatively, a hostile offeror may offer shareholders all cash in the tender offer but then attempt to force the shareholders to accept more speculative securities in the “freeze-out merger.” A tender offer structured in either of these ways places pressure on the shareholders to tender their shares to avoid receiving the consideration of lower value to be paid in the second-step merger. Thus, these techniques may coerce shareholders into supporting a tender offer at a price they would otherwise reject as inadequate.

The fair price statute is designed to require that the second step in the transaction must be at the same price and for the same form of consideration as the initial offer. This requirement is intended to assure that all shareholders receive a fair price and equivalent consideration for their shares regardless of which point in time they sell to the acquiring party.

The protection of this statute is available only if a corporation “opts in” by adopting a bylaw provision specifically providing that the statute shall apply.  SouthCrest’s Bylaws specifically incorporate the fair price provision of Georgia law described above, and thus the requirements set forth above apply to SouthCrest.

Provisions of SouthCrest’s Articles of Incorporation and Bylaws.

The provisions of SouthCrest’s Articles of Incorporation may have the effect of protecting us from unwanted takeover bids because the Board of Directors is permitted by the Articles of Incorporation to take into account in good faith all relevant factors in performing its duly authorized duties, and holders of certain series of our preferred stock may be able to block a proposed transaction as a result of class voting.  Specifically, the Board of Directors not only may consider the effects of any action on SouthCrest or its shareholders but also may consider the interests of the employees, customers, suppliers, and creditors of SouthCrest and SouthCrest’s subsidiaries, the communities in which offices or other establishments of SouthCrest and SouthCrest’s subsidiaries are located, and all other factors that SouthCrest’s Directors consider pertinent. In addition, the holders of each of our Series A and Series B Preferred Stock have the right to vote as a class on any share exchange, merger, reclassification or consolidation that would result in the Series A or Series B Preferred Stock being exchanged for consideration other than equity securities of the surviving equity or where the equity consideration paid to holders of the Series A or Series B Preferred Stock, taken as a whole, is materially less favorable than the respective terms of the Series A or Series B Preferred Stock immediately prior to consummation of the transaction.  A proposed transaction subject to class voting must receive sufficient votes to approve the transaction from every separate class entitled to vote thereon, considered independently of the votes of other classes, in order to be approved.  As a result, holders of our Series A and Series B Preferred Stock may be able to effectively block a reorganization transaction that receives the approval of our common shareholders.

The provisions of SouthCrest’s Bylaws may also have the effect of protecting us from unwanted takeover bids because our Bylaws divide the Board of Directors into three classes of directors serving staggered three-year terms.  As a result, approximately one-third of the Board of Directors will be elected at each annual meeting of shareholders.  The classification of Directors, together with other provisions in our Bylaws, described below, that limit the ability of shareholders to remove Directors and that permit the remaining Directors to fill any vacancies on the Board of Directors, have the effect of making it more difficult for shareholders to change the composition of the Board of Directors.  As a result, generally it will take at least two annual meetings of shareholders to change a majority of the Directors.

Our Bylaws provide that our shareholders may remove one or more Directors only for cause and only by the affirmative vote of the holders of at least two-thirds of the total number of votes entitled to be cast by the holders of all of the shares of capital stock of the SouthCrest then entitled to vote generally in the election of directors.  Our Bylaws also provide that any vacancies occurring on the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office, or other cause shall be filled by the affirmative vote of a majority of the remaining Directors then in office, even if less than a quorum of the Board, or by the sole remaining director.

The provisions of Georgia law, our Articles of Incorporation, and our Bylaws, described above, to the extent applicable, will have the general effect of discouraging or rendering more difficult unfriendly takeover or acquisition attempts. Consequently, such provisions would be beneficial to current management in an unfriendly takeover attempt but could have an adverse effect on shareholders who might wish to participate in such a transaction. However, SouthCrest believes that such provisions are advantageous to the shareholders in that these provisions will permit management and the shareholders to carefully consider and understand a proposed acquisition, lead to higher offering prices, and require a higher level of shareholder participation in the decision if the transaction is not approved by our Board of Directors.

SHAREHOLDER COMMUNICATIONS

Shareholders wishing to communicate with the Board of Directors or with a particular director may do so in writing addressed to the Board, or to the particular director, by sending it to Douglas J. Hertha, Chief Financial Officer of SouthCrest at SouthCrest’s principal office at 600 North Glynn Street, Suite B, Fayetteville, Georgia 30214. The Chief Financial Officer will promptly forward such communications to the applicable director or to the Chairman of the Board for consideration at the next scheduled meeting.

OTHER MATTERS

Our Board of Directors knows of no other matters that may be brought before the meeting. If, however, any matter other than the election of directors, or matters incidental to the election of directors, should properly come before the meeting, votes will be cast pursuant to the proxies in accordance with the best judgment of the proxyholders. If you cannot be present in person, you are requested to complete, sign, date, and return the enclosed proxy promptly. An envelope has been provided for that purpose. No postage is required if mailed in the United States.

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

The following historical financial data is derived from, and should be read in conjunction with, SouthCrest’s audited consolidated financial statements and the notes thereto included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2008, and from the Company’s unaudited consolidated financial statements and the notes thereto included in the Company’s Quarterly Report on Form 10-Q for the six months ended June 30, 2009, all of which are incorporated herein by reference.

	As of and for the six		As of and for the year
	months ended June 30,		ended December 31,

(In thousands except per share data)	2009	2008	2008	2007
Net interest income	$10,405	$10,799	$21,801	$22,552
Provision for loan losses	2,237	1,470	4,002	639
Noninterest income	3,418	3,762	6,580	6,797
Noninterest expense	11,530	10,394	30,363	19,634
Income tax expense (benefit)	(220)	685	15	2,776
Net income (loss)	276	2,012	(5,999)	6,300

PER COMMON SHARE
Basic earnings (loss) per share	$0.07	$0.51	$(1.53)	$1.60
Diluted earnings (loss) per share	$0.07	$0.51	$(1.53)	$1.60
Book value per share	$16.07	$18.21	$16.29	$18.24

AT YEAR END
Loans, net	$387,205	$376,506	$388,852	$369,102
Earning assets	542,395	544,558	541,119	534,108
Assets	636,768	618,106	610,551	606,009
Deposits	555,025	528,728	519,701	513,931
Stockholders' equity	63,191	71,611	64,028	71,721
Common shares outstanding	3,931,528	3,931,528	3,931,528	3,931,528

AVERAGE BALANCES
Loans	$396,617	$377,609	$387,105	$353,581
Earning assets	543,732	544,497	546,093	510,869
Assets	625,815	615,615	618,590	573,421
Deposits	542,300	523,932	523,999	483,484
Stockholders' equity	64,031	72,307	71,864	69,677
Weighted average shares outstanding	3,917,227	3,916,003	3,916,707	3,946,689

KEY PERFORMANCE RATIOS
Return on average assets	0.09%	0.65%	-0.97%	1.10%
Return on average stockholders' equity	0.87%	5.62%	-8.35%	9.04%
Net interest margin	3.86%	3.99%	3.99%	4.41%
Dividend payout ratio	154.55%	50.98%	(a)	32.50%
Average equity to average assets	10.23%	11.75%	11.62%	11.81%

(a) Not meaningful.

PRO FORMA CONSOLIDATED FINANCIAL INFORMATION

The following unaudited pro forma consolidated balance sheet as of June 30, 2009 (the “Pro Forma Balance Sheet”), and the unaudited pro forma consolidated statements of operations for the year ended December 31, 2008, and for the six months ended June 30, 2009 (collectively, the “Pro Forma Statements of Operations”), show the pro forma effect of the Reclassification. Pro forma adjustments to the Pro Forma Balance Sheet are computed as if the Reclassification occurred at June 30, 2009, while the pro forma adjustments to the Pro Forma Statements of Operations are computed as if the Reclassification were consummated on January 1, 2008, the earliest period presented. The pro forma financial impact of the Reclassification has been applied subsequently to pro forma adjustments reflecting the impact of the Company’s receipt on July 17, 2009, of $12.9 million in funds under the CPP, and the issuance of the Series A and Series B Preferred Stock.  The following financial statements do not reflect any anticipated cost savings that may be realized by SouthCrest after consummation of the Reclassification.

The pro forma information does not purport to represent what SouthCrest’s financial condition or results of operations actually would have been if the Reclassification had occurred on either January 1, 2008 or June 30, 2009.

SOUTHCREST FINANCIAL GROUP, INC.
Pro Forma Consolidated Balance Sheet
June 30, 2009
(Dollars in Thousands)
(Unaudited)
		Historical		Pro Forma Adjustments				Pro
		Adjusted		to Reflect Reclassification				Forma
	Historical	For CPP		Debit		Credit		Combined
ASSETS
Cash and due from banks	$40,151	$40,151		$-		$-		$40,151
Interest bearing deposits and federal funds sold	24,108	37,008	(3)	-		92	(2)	36,916
Cash and cash equivalents	64,259	77,159		-		-		77,067
Securities available for sale	88,898	88,898		-		-		88,898
Securities held to maturity	32,234	32,234		-		-		32,234
Restricted equity securities, at cost	1,845	1,845		-		-		1,845
Loans, net	387,205	387,205		-		-		387,205
Premises and equipment	19,967	19,967		-		-		19,967
Other assets	42,360	42,360		-		-		42,360
Total assets	$636,768	$649,668		$-		$92		$649,576
LIABILITIES AND STOCKHOLDERS' EQUITY
Deposits
Non-interest bearing	$79,821	$79,821		$-		$-		$79,821
Interest bearing	475,204	475,204		-		-		475,204
Total deposits	555,025	555,025		-		-		555,025
Other borrowed funds	8,184	8,184		-		-		8,184
Accrued expenses and other liabilities	9,844	9,844		-		-		9,844
Total liabilities	573,053	573,053		-		-		573,053

Commitments and contingencies
Redeemable common stock held by ESOP	524	524		-		-		524

Stockholders' equity:
Series A Preferred Stock, no par value, 12,900 shares issued and outstanding (3)	-	12,174	(3)	-		-		12,174

Series B Preferred Stock, no par value, 645 shares issued and outstanding (3)	-	726	(3)			-		726
Series AAA Preferred Stock, no par value, 500,000 shares authorized, 222,470shares issued and outstanding (1)	-	-		-		222	(1)	222
Common stock, 10,000,000 shares authorized, 3,931,528 outstanding	3,932	3,932		222	(1)	-		3,710
Additional paid in capital	49,863	49,863		-		-		49,863
Retained earnings	9,278	9,278		92	(2)	-		9,186
Unearned compensation - ESOP	(303)	(303)		-		-		(303)
Accumulated other comprehensive income	421	421		-		-		421
Total stockholders' equity	63,191	76,091		314		222		75,999
Total liabilities and stockholders' equity	$636,768	$649,668		$314		$222		$649,576
Common equivalent shares outstanding *	3,931,528	3,931,528						3,931,528
Book value per common equivalent share *	$16.07	$16.07						$16.05

*  Common equivalent shares include Common and Series AAA Preferred shares.

(1)	Assumes the issuance of 222,470 shares of Series AAA Preferred Stock, issued in exchange for 222,470 shares of common stock.
(2)	Cost of the transaction including $92,000 in filing, legal and other fees
(3)	Series A and Series B Preferred Stock represent shares of cumulative preferred stock issued July 17, 2009 to the U.S. Treasury.

See accompanying notes to pro forma consolidated financial statements.

SOUTHCREST FINANCIAL GROUP, INC.
Pro Forma Consolidated Statements of Income
For the Six Months Ended June 30, 2009
(Dollars in Thousands Except Per Share Data)
(Unaudited)

		Historical	Adjustments
		Adjusted	To Reflect
	Historical	For CPP	Reclassification	Pro Forma
Interest income	$15,687	$15,816	$-	$15,816
Interest expense	5,282	5,282	-	5,282
Net interest income	10,405	10,534	-	10,534
Provision for loan losses	2,237	2,237	-	2,237
Other income	3,418	3,418	-	3,418
Other expense	11,530	11,530	-	11,530
Income before income taxes	56	185	-	185
Income tax benefit	(220)	(171)	-	(171)
Net income	$276	$356	$-	$356
Less: Effective dividend paid on Series A and Series B Preferred Stock		416 (1)	-	416
Less: Dividends paid on Series AAA Preferred Stock		- (2)	42	42
Net loss available to common stockholders		$(60)	$(42)	$(102)
Basic earnings (loss) per common share	$0.07	$(0.02)		$(0.03)
Diluted earnings (loss) per common share	$0.07	$(0.02)		$(0.03)

(1)	Effective dividend paid on Series A and B preferred stock is presented as if the stock was issued as of January 1, 2009.

(2)	Dividends paid to Series AAA Preferred Stock are presented as if the 10% dividend preference on such shares had been paid on dividends paid during the six month period.

(3)
The pro forma basic and diluted earnings (loss) per share have been adjusted to reflect the change in net income available to common shareholders and the weighted average number of common shares outstanding.

See accompanying notes to pro forma consolidated financial statements.

SOUTHCREST FINANCIAL GROUP, INC.
Pro Forma Consolidated Statements of Income
For the Year Ended December 31, 2008
(Dollars in Thousands Except Per Share Data)
(Unaudited)

			Pro Forma
		Historical	Adjustments
		Adjusted	To Reflect
	Historical	For CPP	Reclassification		Pro Forma
Interest income	$34,839	$35,097	$-		$35,097
Interest expense	13,038	13,038	-		13,038
Net interest income	21,801	22,059	-		22,059
Provision for loan losses	4,002	4,002	-		4,002
Other income	6,580	6,580	-		6,580
Other expense	30,363	30,363	-		30,363
Loss before income taxes	(5,984)	(5,726)	-		(5,726)
Income tax expense	15	113	-		113
Net loss	$(5,999)	$(5,839)	$-		$(5,839)
Less: Effective dividend paid on Series A and Series B Preferred Stock		832 (1)	-		832
Less: Dividends paid on Series AAA Preferred Stock		-	127	(2)	127
Net loss available to common stockholders		$(6,671)	$(127)		$(6,798)
Basic loss per common share	$(1.53)	$(1.70)			$(1.84)
Diluted loss per common share	$(1.53)	$(1.70)			$(1.84)
_____
(1)	Effective dividend paid on Series A and B preferred stock is presented as if the stock was issued as of January 1, 2008.

(2)	Dividends paid on Series AAA Preferred Stock are presented as if the 10% dividend preference on such shares had been paid on all dividends paid during the year.

(3)	The pro forma basic and diluted earnings per share have been adjusted to reflect the change in net income available to common shareholders and the weighted average number of common shares outstanding.

See accompanying notes to pro forma consolidated financial statements.

SOUTHCREST FINANCIAL GROUP, INC.
Notes to Consolidated Pro Forma Financial Statements

(1)
The unaudited pro forma consolidated balance sheet as of June 30, 2009 and consolidated statements of operations for the year ended December 31, 2008 and for the six months ended June 30, 2009 have been prepared based on the historical consolidated balance sheets and statements of income, which give effect to the Reclassification as if it had occurred on the earliest date presented.

(2)
In the opinion of management, all adjustments considered necessary for a fair presentation of the financial position and results for the period presented have been included. Adjustments, if any, are normal and recurring in nature.

(3)
On July 17, 2009, the Company issued 12,900 shares of cumulative perpetual preferred stock (“Series A Preferred Stock”), no par value having a liquidation amount equal to $1,000 per share, to the U.S. Treasury with an attached warrant to purchase an additional 645 shares of cumulative perpetual preferred stock, initial price $.01 per share having a liquidation amount equal to $1,000 per share, for an aggregate price of $12,900,000. The warrants were exercised immediately resulting in the issuance of 645 shares of cumulative perpetual preferred stock (“Series B Preferred Stock”) to the U.S. Treasury.  The carrying values of the Series A Preferred and Series B Preferred are determined based on their relative fair values at the issue date.  Those fair values were estimated using a market rate of 12%.

Series A Preferred Stock is non-voting and pays cumulative dividends quarterly at a rate of 5% per annum for the first five years and 9% per annum thereafter. The preferred shares are redeemable at the option of the Company under certain circumstances.

The terms of the Series B Preferred Stock are substantially identical to those of the Series A Preferred Stock. Differences include the payment under the Series B Preferred Stock of cumulative dividends at a rate of 9% per year. In addition such stock may not be redeemed while shares of the Series A Preferred Stock are outstanding.

No dividends may be paid on common stock unless dividends have been paid on the senior preferred stock. Also, benefit plans and certain employment arrangements were modified to comply with the issuance of the cumulative perpetual preferred stock as required by the U.S. Treasury.

(4)
Series AAA Preferred Stock has voting rights that are limited to votes related to matters of change in control.  The shares have a noncumulative dividend preference of 10% of dividends paid to common stockholders when and if such dividends are paid.  In the event the Company is sold, Series AAA stockholders will receive the same merger consideration as holders of common stock.

HISTORICAL AND PRO FORMA
RATIO OF EARNINGS TO FIXED CHARGES (UNAUDITED)
(Dollars in Thousands)
	Six Months Ended		Pro Forma Six Months Ended	Year Ended		Pro Forma Year Ended
	June 30,		June 30,	December 31,		December 31,
	2009	2008	2009	2008	2007	2008
Pretax earnings (loss)	$56	$2,697	$(273)	$(5,984)	$9,076	$(6,685)
Fixed charges
Interest expensed and capitalized	2,678	3,716	2,678	13,038	14,307	13,038
Amortization of capitalized interest	-	-	-	-	-	-
Distributed income of equity investees	-	-	-	-	-	-
Share of pre-tax losses of equity investees for which charges arising from guarantees are included in fixed charges	-	-	-	-	-	-
Less
Interest capitalized	-	-	-	-	-	-
Preference security dividend requirements	-	-	-	-	-	-
Minority interest in pre-tax income of subsidiaries that have not incurred fixed charges	-	-	-	-	-	-
Total Earnings	$2,734	$6,413	$2,405	$7,054	$23,383	$6,353
FIXED CHARGES
Interest expensed and capitalized	$2,678	$3,716	$2,678	$13,038	$14,307	$13,038
Interest within rental expense	-	-	-	-	-	-
Preference security dividend requirements of consolidated subsidiaries	-	-	-	-	-	-
Total Fixed Charges	$2,678	$3,716	$2,678	$13,038	$14,307	$13,038
Ratio of Earnings to
Fixed Charges	102%	173%	90%	54%	163%	49%

WHERE YOU CAN FIND MORE INFORMATION

SouthCrest is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files reports, proxy statements, and other information with the SEC.  Such reports, proxy statements, and other information can be inspected and copied at the public reference facilities of the SEC at 100 F Street, N.E., Washington, DC 20549.  Copies of such materials can also be obtained at prescribed rates by writing to the Public Reference Section of the SEC at 100 F Street, N.E., Washington, DC 20549.  In addition, such reports, proxy statements, and other information are available from the Edgar filings that can be obtained through the SEC’s Internet Website (http://www.sec.gov).

We have filed a Schedule 13E-3 under the Securities Exchange Act in connection with the Reclassification. This proxy statement does not contain all the information contained in the Schedule 13E-3 because certain portions have been omitted in accordance with SEC rules and regulations. The Schedule 13E-3 is available at the SEC for inspection and copying as described above.

Incorporation of Certain Documents by Reference.

The SEC allows the Company to “incorporate by reference” the information it files with the SEC into this Proxy Statement. This permits the Company to disclose important information to you by referring to these filed documents. The information incorporated by reference is an important part of this Proxy Statement. The following documents that the Company has filed with the SEC are incorporated by reference in this Proxy Statement:

its Annual Report on Form 10-K for the year ended December 31, 2008;

its Quarterly Report on Form 10-Q for the quarter ended March 31, 2009;

its Current Report on Form 8-K, as filed July 22, 2009; and

its Quarterly Report on Form 10-Q for the quarter ended June 30, 2009.

Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Proxy Statement to the extent that a statement contained herein or in any other subsequently filed document that is also or is deemed to be incorporated by reference herein modifies or supersedes such statement.

If you are a beneficial owner of the Company’s Common Stock and would like a copy of any of the information incorporated by reference in this Proxy Statement (other than exhibits to such information, unless such exhibits are specifically incorporated by reference into such information), the Company will provide it to you without charge.

If you would like to receive any of this information, please call or write the Company at:

SouthCrest Financial Group, Inc.
Attn: Doug Hertha, Chief Financial Officer
600 North Glynn Street
Fayetteville, Georgia  30214
Telephone: (770) 461-2781

You should make your request before [________], 2009, to receive the information prior to the meeting.

APPENDIX A

TERMS OF THE Series AAA PREFERRED STOCK

Series AAA PREFERRED STOCK
Relative Rights and Preferences and Other Terms

1.             Designation and Initial Number.  The series of shares of Preferred Stock hereby authorized shall be designated the “Series AAA Preferred Stock.”  The initial number of authorized shares of the Series AAA Preferred Stock shall be 500,000 shares.

2.             Rank.  The Series AAA Preferred Stock, with respect to dividend rights and rights of liquidation, dissolution or winding up of the corporation, ranks (i) junior to each of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”), and (ii) senior to the Common Stock and all of the classes and series of equity securities of the corporation, other than any classes or series of equity securities of the corporation subsequently issued ranking on a parity with, or senior to, the Series AAA Preferred Stock, as to dividend rights and rights upon liquidation, dissolution or winding up of the corporation.  The relative rights and preferences of the Series AAA Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other classes or series of preferred stock and equity securities of the corporation designated by the Board of Directors.  The Series AAA Preferred Stock is junior to indebtedness issued from time to time by the corporation, including notes and debentures.

3.             Voting Rights.  Except as provided by law, the holders of the Series AAA Preferred Stock shall have limited voting rights, and shall be entitled to vote only upon any proposal for a Change of Control (as defined in Section 13 hereof), or as otherwise provided by law.  On those matters in which the holders of Series AAA Preferred Stock are entitled to vote, the holders shall have the right to one vote for each share of Series AAA Preferred Stock, and shall be entitled to receive notice of any shareholders meeting held to act upon such matters in accordance of the Bylaws of the Corporation, and shall be entitled to vote in such manner as provided by law.  Except as provided by law, the holders of Series AAA Preferred Stock shall vote together with the holders of Common Stock as a single class, and not as a separate class.

4.             Dividend Rights.  The holders of shares of Series AAA Preferred Stock shall be entitled to a preference to any junior stock in the distribution of cash dividends, when and as declared by the Board of Directors, and shall receive out of any assets of the corporation legally available therefore, cash dividends in a per share amount of at least 10% more than the cash dividends per share paid on the shares of Common Stock prior to the payment of any cash dividends to the holders of the Common Stock, with any amounts in excess of the 10% premium described above being payable at the discretion of the Board of Directors.  The shares of Series AAA Preferred Stock shall be non-cumulative with respect to cash dividends, and the corporation shall have the right to waive the declaration of payment of cash dividends.  Any cash dividends waived by the corporation shall not accumulate to future periods and shall not represent a contingent liability of the corporation.

5.             Liquidation or Dissolution.  In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the corporation, then, subsequent to any distribution or payment made to the holders of the senior stock and before any distribution or payment shall be made to the holders of any junior stock, the holders of Series AAA Preferred Stock shall be entitled to be paid in full (on a per share basis) the greater of (a) the net book value of the shares of Series AAA Preferred Stock as determined under generally accepted accounting principals; (b) the amount paid to the holders of Common Stock; or (c) the sum of $16.24 per share out of such funds legally available therefor.  To the extent such payment shall have been made in full to the holders of the Series AAA Preferred Stock and any parity stock, the remaining assets and funds of the corporation shall be distributed among the holders of the junior stock, according to their respective rights and preferences and in each case according to their respective shares.  If upon liquidation, dissolution or winding up, the amounts so payable are not paid in full to the holders of all outstanding shares of Series AAA Preferred Stock, and all other shares on a parity with the Series AAA Preferred Stock, then the holders of Series AAA Preferred Stock and all other shares on a parity with the Series AAA Preferred Stock will share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.  Neither a Change of Control nor any purchase or redemption of stock of the Corporation of any class shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of the provisions of this Section 5.

6.            Term.  The Series AAA Preferred Stock shall have perpetual term.

7.            Treatment upon a Change of Control.  In the event of, and contingent upon the effectiveness of, a Change in Control, each holder of Series AAA Preferred Stock shall have the right to receive the same consideration to be received by each holder of Common Stock, calculated as if the holder had converted such shares of Series AAA Preferred Stock to an equal number of shares of Common Stock immediately prior to the consummation of such Change of Control.

8.            Antidilution Adjustments.  If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of any other corporation by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split, combination of shares, or stock dividend (each a “Dilutive Event”), appropriate adjustment shall be made by the Board of Directors of the Corporation in the number, and relative terms, of the shares of Series AAA Preferred Stock outstanding as of the effective time of such Dilutive Event.

9.            Registration Rights.  None.

10.           Conversion.  Upon the effectiveness of a registration statement filed by the Corporation pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, each share of Series AAA Preferred Stock shall convert to Common Stock on a share-for-share basis.

11.           No Implied Limitations.  Nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to divide any or all of the shares of any preferred or special classes into series and, within the limitations set forth in the Georgia Business Corporation Code, to fix and determine the relative rights and preferences of the shares of any series so established, to the full extent provided in the Articles of Incorporation of the Corporation.

12.           General Provisions.  In addition to the above provisions with respect to the Series AAA Preferred Stock, such Series AAA Preferred Stock shall be subject to, and entitled to the benefits of, the provisions set forth in the Corporation’s Articles of Incorporation with respect to preferred stock generally.

13.            Definitions.  As used herein with respect to the Series AAA Preferred Stock, the following terms have the following meanings:

(a)          The term “Change of Control” shall mean the consummation of (i) a merger, share exchange, consolidation or other business combination of the Corporation with any other “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or affiliate thereof, other than a merger, share exchange, consolidation or business combination that would result in the outstanding common stock of the Corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the Corporation or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, consolidation or business combination, or (ii)  an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

(b)          The term “parity stock” means any class of capital stock or series of preferred stock (including but not limited to Series AAA Preferred Stock) and any other class of stock of the Corporation hereafter authorized that ranks on a parity with the Series AAA Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(c)          The term “junior stock” shall mean the Common Stock and any other class of stock of the Corporation hereafter authorized over which the Series AAA Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(d)          The term “senior stock” shall mean the Series A Preferred Stock, the Series B Preferred Stock, and any other class of stock of the Corporation hereafter authorized by has preference or priority over the Series AAA Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

14.          Notices.  All notices required or permitted to be given by the Corporation with respect to the Series AAA Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Series AAA Preferred Stock at their last addresses as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the shareholder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for repurchase, shall not affect the validity of the proceedings for the repurchase of any other shares of Series AAA Preferred Stock.

APPENDIX B
ARTICLE 13 OF THE
GEORGIA BUSINESS CORPORATION CODE

(GEORGIA DISSENTERS’ RIGHTS STATUTE)

14-2-1301.	Definitions.

As used in this article, the term:

(1)	“Beneficial shareholder” means the person who is a beneficial owner of shares held in a voting trust or by a nominee as the record shareholder.

(2)	“Corporate action” means the transaction or other action by the corporation that creates dissenters’ rights under Code Section 14-2-1302.

(3)	“Corporation” means the issuer of shares held by a dissenter before the corporate action, or the surviving or acquiring corporation by merger or share exchange of that issuer.

(4)
“Dissenter” means a shareholder who is entitled to dissent from corporate action under Code Section 14-2-1302 and who exercises that right when and in the manner required by Code Sections 14-2-1320 through 14-2-1327.

(5)
“Fair value,” with respect to a dissenter’s shares, means the value of the shares immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action.

(6)	“Interest” means interest from the effective date of the corporate action until the date of payment, at a rate that is fair and equitable under all the circumstances.

(7)
“Record shareholder” means the person in whose name shares are registered in the records of a corporation or the beneficial owner of shares to the extent of the rights granted by a nominee certificate on file with a corporation.

(8)	“Shareholder” means the record shareholder or the beneficial shareholder.

14-2-1302.	Right to dissent.

(a)          A record shareholder of the corporation is entitled to dissent from, and obtain payment of the fair value of his or her shares in the event of, any of the following corporate actions:

(1)            Consummation of a plan of merger to which the corporation is a party:

(A)          If approval of the shareholders of the corporation is required for the merger by Code Section 14-2-1103 or the articles of incorporation and the shareholder is entitled to vote on the merger, unless:

(i)          The corporation is merging into a subsidiary corporation pursuant to Code Section 14-2-1104;

(ii)          Each shareholder of the corporation whose shares were outstanding immediately prior to the effective time of the merger shall receive a like number of shares of the surviving corporation, with designations, preferences, limitations, and relative rights identical to those previously held by each shareholder; and

(iii)          The number and kind of shares of the surviving corporation outstanding immediately following the effective time of the merger, plus the number and kind of shares issuable as a result of the merger and by conversion of securities issued pursuant to the merger, shall not exceed the total number and kind of shares of the corporation authorized by its articles of incorporation immediately prior to the effective time of the merger; or

(B)           If the corporation is a subsidiary that is merged with its parent under Code Section 14-2-1104;

(2)          Consummation of a plan of share exchange to which the corporation is a party as the corporation whose shares will be acquired, if the shareholder is entitled to vote on the plan;

(3)          Consummation of a sale or exchange of all or substantially all of the property of the corporation if a shareholder vote is required on the sale or exchange pursuant to Code Section 14-2-1202, but not including a sale pursuant to court order or a sale for cash pursuant to a plan by which all or substantially all of the net proceeds of the sale will be distributed to the shareholders within one year after the date of sale;

(4)            An amendment of the articles of incorporation with respect to a class or series of shares that reduces the number of shares of a class or series owned by the shareholder to a fraction of a share if the fractional share so created is to be acquired for cash under Code Section 14-2-604; or

(5)            Any corporate action taken pursuant to a shareholder vote to the extent that Article 9 of this chapter, the articles of incorporation, bylaws, or a resolution of the Board of Directors provides that voting or nonvoting shareholders are entitled to dissent and obtain payment for their shares.

(b)          A shareholder entitled to dissent and obtain payment for his or her shares under this article may not challenge the corporate action creating his or her entitlement unless the corporate action fails to comply with procedural requirements of this chapter or the articles of incorporation or bylaws of the corporation or the vote required to obtain approval of the corporate action was obtained by fraudulent and deceptive means, regardless of whether the shareholder has exercised dissenter’s rights.

(c)          Notwithstanding any other provision of this article, there shall be no right of dissent in favor of the holder of shares of any class or series which, at the record date fixed to determine the shareholders entitled to receive notice of and to vote at a meeting at which a plan of merger or share exchange or a sale or exchange of property or an amendment of the articles of incorporation is to be acted on, were either listed on a national securities exchange or held of record by more than 2,000 shareholders, unless:

(1)            In the case of a plan of merger or share exchange, any holders of shares of the class or series are required under the plan of merger or share exchange to accept for their shares:

(A)          Anything except shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders, except for scrip or cash payments in lieu of fractional shares; or

(B)          Any shares of the surviving corporation or another publicly held corporation which at the effective date of the merger or share exchange are either listed on a national securities exchange or held of record by more than 2,000 shareholders that are different, in type or exchange ratio per share, from the shares to be provided or offered to any other holder of shares of the same class or series of shares in exchange for such shares; or

(2)            The articles of incorporation or a resolution of the Board of Directors approving the transaction provides otherwise.

14-2-1303.	Dissent by nominees and beneficial owners.

A record shareholder may assert dissenters’ rights as to fewer than all the shares registered in his name only if he dissents with respect to all shares beneficially owned by any one beneficial shareholder and notifies the corporation in writing of the name and address of each person on whose behalf he asserts dissenters’ rights.  The rights of a partial dissenter under this Code section are determined as if the shares as to which he dissents and his other shares were registered in the names of different shareholders.

14-2-1320.	Notice of dissenters’ rights.

(a)          If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders’ meeting, the meeting notice must state that shareholders are or may be entitled to assert dissenters’ rights under this article and be accompanied by a copy of this article.

(b)          If corporate action creating dissenters’ rights under Code Section 14-2-1302 is taken without a vote of shareholders, the corporation shall notify in writing all shareholders entitled to assert dissenters’ rights that the action was taken and send them the dissenters’ notice described in Code Section 14-2-1322 no later than ten days after the corporate action was taken.

14-2-1321.	Notice of intent to demand payment.

(a)          If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is submitted to a vote at a shareholders meeting, a record shareholder who wishes to assert dissenters’ rights:

(1)           Must deliver to the corporation before the vote is taken written notice of his intent to demand payment for his shares if the proposed action is effectuated; and

(2)           Must not vote his shares in favor of the proposed action.

(b)          A record shareholder who does not satisfy the requirements of subsection (a) of this Code section is not entitled to payment for his shares under this article.

14-2-1322.	Dissenters’ notice.

(a)          If proposed corporate action creating dissenters’ rights under Code Section 14-2-1302 is authorized at a shareholders meeting, the corporation shall deliver a written dissenters’ notice to all shareholders who satisfied the requirements of Code Section 14-2-1321.

(b)         The dissenters’ notice must be sent no later than ten days after the corporate action was taken and must:

(1)           State where the payment demand must be sent and where and when certificates for certificated shares must be deposited;

(2)           Inform holders of uncertificated shares to what extent transfer of the shares will be restricted after the payment demand is received;

(3)           Set a date by which the corporation must receive the payment demand, which date may not be fewer than 30 nor more than 60 days after the date the notice required in subsection (a) of this Code section is delivered; and

(4)           Be accompanied by a copy of this article.

14-2-1323.	Duty to demand payment.

(a)          A record shareholder sent a dissenters’ notice described in Code Section 14-2-1322 must demand payment and deposit his certificates in accordance with the terms of the notice.

(b)          A record shareholder who demands payment and deposits his shares under subsection (a) of this Code section retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

(c)          A record shareholder who does not demand payment or deposit his share certificates where required, each by the date set in the dissenters’ notice, is not entitled to payment for his shares under this article.

14-2-1324.	Share restrictions.

(a)          The corporation may restrict the transfer of uncertificated shares from the date the demand for their payment is received until the proposed corporate action is taken or the restrictions released under Code Section 14-2-1326.

(b)          The person for whom dissenters’ rights are asserted as to uncertificated shares retains all other rights of a shareholder until these rights are canceled or modified by the taking of the proposed corporate action.

14-2-1325.	Offer of payment.

(a)          Except as provided in Code Section 14-2-1327, within ten days of the later of the date the proposed corporate action is taken or receipt of a payment demand, the corporation shall by notice to each dissenter who complied with Code Section 14-2-1323 offer to pay such dissenter the amount the corporation estimates to be the fair value of his shares, plus accrued interest.

(b)          The offer of payment must be accompanied by:

(1)          The corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, an income statement for that year, a statement of changes in shareholders’ equity for that year, and the latest available interim financial statements, if any;

(2)          A statement of the corporation’s estimate of the fair value of the shares;

(3)          An explanation of how the interest was calculated;

(4)          A statement of the dissenter’s right to demand payment under Code Section 14-2-1327; and

(5)          A copy of this article.

(c)          If the shareholder accepts the corporation’s offer by written notice to the corporation within 30 days after the corporation’s offer, or is deemed to have accepted such offer by failure to respond within said 30 days, payment for his or her shares shall be made within 60 days after the making of the offer or the taking of the proposed corporate action, whichever is later.

14-2-1326.	Failure to take action.

(a)          If the corporation does not take the proposed action within 60 days after the date set for demanding payment and depositing share certificates, the corporation shall return the deposited certificates and release the transfer restrictions imposed on uncertificated shares.

(b)          If, after returning deposited certificates and releasing transfer restrictions, the corporation takes the proposed action, it must send a new dissenters’ notice under Code Section 14-2-1322 and repeat the payment demand procedure.

14-2-1327.	Procedure if shareholder dissatisfied with payment or offer.

(a)          A dissenter may notify the corporation in writing of his own estimate of the fair value of his shares and amount of interest due, and demand payment of his estimate of the fair value of his shares and interest due, if:

(1)          The dissenter believes that the amount offered under Code Section 14-2-1325 is less than the fair value of his shares or that the interest due is incorrectly calculated; or

(2)          The corporation, having failed to take the proposed action, does not return the deposited certificates or release the transfer restrictions imposed on uncertificated shares within 60 days after the date set for demanding payment.

(b)          A dissenter waives his or her right to demand payment under this Code section and is deemed to have accepted the corporation’s offer unless he or she notifies the corporation of his or her demand in writing under subsection (a) of this Code section within 30 days after the corporation offered payment for his shares, as provided in Code Section 14-2-1325.

(c)          If the corporation does not offer payment within the time set forth in subsection (a) of Code Section 14-2-1325:

(1)          The shareholder may demand the information required under subsection (b) of Code Section 14-2-1325, and the corporation shall provide the information to the shareholder within ten days after receipt of a written demand for the information; and

(2)          The shareholder may at any time, subject to the limitations period of Code Section 14-2-1332, notify the corporation of his own estimate of the fair value of his shares and the amount of interest due and demand payment of his estimate of the fair value of his shares and interest due.

14-2-1330.	Court action.

(a)          If a demand for payment under Code Section 14-2-1327 remains unsettled, the corporation shall commence a proceeding within 60 days after receiving the payment demand and petition the court to determine the fair value of the shares and accrued interest.  If the corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded.

(b)         The corporation shall commence the proceeding, which shall be a nonjury equitable valuation proceeding, in the superior court of the county where a corporation’s registered office is located.  If the surviving corporation is a foreign corporation without a registered office in this state, it shall commence the proceeding in the county in this state where the registered office of the domestic corporation merged with or whose shares were acquired by the foreign corporation was located.

(c)          The corporation shall make all dissenters, whether or not residents of this state, whose demands remain unsettled parties to the proceeding, which shall have the effect of an action quasi in rem against their shares.  The corporation shall serve a copy of the petition in the proceeding upon each dissenting shareholder who is a resident of this state in the manner provided by law for the service of a summons and complaint, and upon each nonresident dissenting shareholder either by registered or certified mail or statutory overnight delivery or by publication, or in any other manner permitted by law.

(d)          The jurisdiction of the court in which the proceeding is commenced under subsection (b) of this Code section is plenary and exclusive.  The court may appoint one or more persons as appraisers to receive evidence and recommend decision on the question of fair value.  The appraisers have the powers described in the order appointing them or in any amendment to it.  Except as otherwise provided in this chapter, Chapter 11 of Title 9, known as the “Georgia Civil Practice Act,” applies to any proceeding with respect to dissenters’ rights under this chapter.

(e)          Each dissenter made a party to the proceeding is entitled to judgment for the amount which the court finds to be the fair value of his shares, plus interest to the date of judgment.

14-2-1331.	Court costs and counsel fees.

(a)          The court in an appraisal proceeding commenced under Code Section 14-2-1330 shall determine all costs of the proceeding, including the reasonable compensation and expenses of appraisers appointed by the court, but not including fees and expenses of attorneys and experts for the respective parties.  The court shall assess the costs against the corporation, except that the court may assess the costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously, or not in good faith in demanding payment under Code Section 14-2-1327.

(b)           The court may also assess the fees and expenses of attorneys and experts for the respective parties, in amounts the court finds equitable:

(1)            Against the corporation and in favor of any or all dissenters if the court finds the corporation did not substantially comply with the requirements of Code Sections 14-2-1320 through 14-2-1327; or

(2)            Against either the corporation or a dissenter, in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously, or not in good faith with respect to the rights provided by this article.

(c)           If the court finds that the services of attorneys for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the corporation, the court may award to these attorneys reasonable fees to be paid out of the amounts awarded the dissenters who were benefited.

14-2-1332.	Limitations of actions.

No action by any dissenter to enforce dissenters’ rights shall be brought more than three years after the corporate action was taken, regardless of whether notice of the corporate action and of the right to dissent was given by the corporation in compliance with the provisions of Code Section 14-2-1320 and Code Section 14-2-1322.

APPENDIX C

ARTICLES OF AMENDMENT

ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
SOUTHCREST FINANCIAL GROUP, INC.

I.

The name of the corporation is SOUTHCREST FINANCIAL GROUP, INC. (the “Corporation”).

II.

Article Four of the Articles of Incorporation of the Corporation is hereby amended to add, following the existing text of Article Four, the designation of the rights, privileges, preferences, and limitations of the Series AAA Preferred Stock set forth in Exhibit A to these Articles of Amendment.

III.

The designation, rights, preferences, and limitations pertaining to the Series AAA Preferred Stock set forth in Exhibit A hereto were duly adopted by the Board of Directors of the Corporation by resolution on May 11, 2009, pursuant to authority conferred upon the Board of Directors by the Articles of Incorporation of the Corporation, which authorize the issuance of up to 10,000,000 shares of preferred stock, and by Section 14-2-602 of the Georgia Business Corporation Code.

IV.

Effective the date hereof, the following Article Thirteen shall be added to the Articles of Incorporation of the Corporation:

“13.

Reclassification of Common Stock

Upon the filing of these Articles of Amendment, each share of Common Stock outstanding immediately prior to such filing owned by a shareholder who is the record holder of fewer than 2,000 shares of such Common Stock, as reflected on the books of the Corporation, shall, by virtue of the filing of these Articles of Amendment and without any action on the part of the holder thereof, hereafter be reclassified as Series AAA Preferred Stock, on the basis of one share of Series AAA Preferred Stock for each share of Common Stock so reclassified, which shares of Series AAA Preferred Stock shall thereupon be duly issued and outstanding, fully paid and nonassessable.  Each share of Common Stock outstanding immediately prior to the filing of these Articles of Amendment owned by a shareholder who is the record holder of 2,000 or more shares of Common Stock, as reflected on the books of the Corporation, shall not be reclassified and shall continue in existence as a share of Common Stock.  Holders of the right to receive shares of SouthCrest Common Stock pursuant to the merger of First Polk Bankshares, Inc. with and into Upson Bankshares, Inc. will be affected by the reclassification on an as-converted basis.

V.

The Board of Directors of the Corporation duly adopted the amendment set forth in Article IV of these Articles of Amendment on May 14, 2009.  The shareholders of the Corporation duly adopted the amendment set forth in Article IV of these Articles of Amendment in accordance with the provisions of Section 14-2-1003 of the Georgia Business Corporation Code on ____________, 2009, at a meeting of Shareholders, by an affirmative vote of _______ of the ____ shares entitled to vote.  _____ shares voted against the adoption of the resolution.

VI.

All other provisions of the Articles of Incorporation of the Corporation shall remain in full force and effect.

[Signatures follow on next page.]

IN WITNESS WHEREOF, the Corporation has executed these Articles of Amendment on this ____ day of ________, 2009.

SOUTHCREST FINANCIAL GROUP, INC.

By:

Name:

Title:

ATTEST:

By:

Name:

Title:

[CORPORATE SEAL]

EXHIBIT A

TO THE
ARTICLES OF AMENDMENT
TO THE
ARTICLES OF INCORPORATION
OF
SOUTHCREST FINANCIAL GROUP, INC.

Series AAA PREFERRED STOCK
Relative Rights and Preferences and Other Terms

1.             Designation and Initial Number.  The series of shares of Preferred Stock hereby authorized shall be designated the “Series AAA Preferred Stock.”  The initial number of authorized shares of the Series AAA Preferred Stock shall be 500,000 shares.

2.             Rank.  The Series AAA Preferred Stock, with respect to dividend rights and rights of liquidation, dissolution or winding up of the corporation, ranks (i) junior to each of the Corporation’s Fixed Rate Cumulative Perpetual Preferred Stock, Series A (the “Series A Preferred Stock”) and Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”), and (ii) senior to the Common Stock and all of the classes and series of equity securities of the corporation, other than any classes or series of equity securities of the corporation subsequently issued ranking on a parity with, or senior to, the Series AAA Preferred Stock, as to dividend rights and rights upon liquidation, dissolution or winding up of the corporation.  The relative rights and preferences of the Series AAA Preferred Stock may be subordinated to the relative rights and preferences of holders of subsequent issues of other classes or series of preferred stock and equity securities of the corporation designated by the Board of Directors.  The Series AAA Preferred Stock is junior to indebtedness issued from time to time by the corporation, including notes and debentures.

3.             Voting Rights.  Except as provided by law, the holders of the Series AAA Preferred Stock shall have limited voting rights, and shall be entitled to vote only upon any proposal for a Change of Control (as defined in Section 13 hereof), or as otherwise provided by law.  On those matters in which the holders of Series AAA Preferred Stock are entitled to vote, the holders shall have the right to one vote for each share of Series AAA Preferred Stock, and shall be entitled to receive notice of any shareholders meeting held to act upon such matters in accordance of the Bylaws of the Corporation, and shall be entitled to vote in such manner as provided by law.  Except as provided by law, the holders of Series AAA Preferred Stock shall vote together with the holders of Common Stock as a single class, and not as a separate class.

4.             Dividend Rights.  The holders of shares of Series AAA Preferred Stock shall be entitled to a preference to any junior stock in the distribution of cash dividends, when and as declared by the Board of Directors, and shall receive out of any assets of the corporation legally available therefore, cash dividends in a per share amount of at least 10% more than the cash dividends per share paid on the shares of Common Stock prior to the payment of any cash dividends to the holders of the Common Stock, with any amounts in excess of the 10% premium described above being payable at the discretion of the Board of Directors.  The shares of Series AAA Preferred Stock shall be non-cumulative with respect to cash dividends, and the corporation shall have the right to waive the declaration of payment of cash dividends.  Any cash dividends waived by the corporation shall not accumulate to future periods and shall not represent a contingent liability of the corporation.

5.             Liquidation or Dissolution.  In the event of any voluntary or involuntary liquidation, dissolution, or winding up of the affairs of the corporation, then, subsequent to any distribution or payment made to the holders of the senior stock and before any distribution or payment shall be made to the holders of any junior stock, the holders of Series AAA Preferred Stock shall be entitled to be paid in full (on a per share basis) the greater of (a) the net book value of the shares of Series AAA Preferred Stock as determined under generally accepted accounting principals; (b) the amount paid to the holders of Common Stock; or (c) the sum of $16.24 per share out of such funds legally available therefor.  To the extent such payment shall have been made in full to the holders of the Series AAA Preferred Stock and any parity stock, the remaining assets and funds of the corporation shall be distributed among the holders of the junior stock, according to their respective rights and preferences and in each case according to their respective shares.  If upon liquidation, dissolution or winding up, the amounts so payable are not paid in full to the holders of all outstanding shares of Series AAA Preferred Stock, and all other shares on a parity with the Series AAA Preferred Stock, then the holders of Series AAA Preferred Stock and all other shares on a parity with the Series AAA Preferred Stock will share ratably in any distribution of assets in proportion to the full amounts to which they would otherwise be respectively entitled.  Neither a Change of Control nor any purchase or redemption of stock of the Corporation of any class shall be deemed to be a liquidation, dissolution or winding up of the corporation within the meaning of the provisions of this Section 5.

6.             Term.  The Series AAA Preferred Stock shall have perpetual term.

7.             Treatment upon a Change of Control.  In the event of, and contingent upon the effectiveness of, a Change in Control, each holder of Series AAA Preferred Stock shall have the right to receive the same consideration to be received by each holder of Common Stock, calculated as if the holder had converted such shares of Series AAA Preferred Stock to an equal number of shares of Common Stock immediately prior to the consummation of such Change of Control.

8.             Antidilution Adjustments.  If the outstanding shares of Common Stock are increased or decreased or changed into or exchanged for a different number or kind of shares or other securities of the Corporation or of any other corporation by reason of any merger, consolidation, liquidation, reclassification, recapitalization, stock split, combination of shares, or stock dividend (each a “Dilutive Event”), appropriate adjustment shall be made by the Board of Directors of the Corporation in the number, and relative terms, of the shares of Series AAA Preferred Stock outstanding as of the effective time of such Dilutive Event.

9.              Registration Rights.  None.

10.           Conversion.  Upon the effectiveness of a registration statement filed by the Corporation pursuant to Section 12 of the Securities Exchange Act of 1934, as amended, each share of Series AAA Preferred Stock shall convert to Common Stock on a share-for-share basis.

11.           No Implied Limitations.  Nothing herein shall limit, by inference or otherwise, the discretionary right of the Board of Directors to divide any or all of the shares of any preferred or special classes into series and, within the limitations set forth in the Georgia Business Corporation Code, to fix and determine the relative rights and preferences of the shares of any series so established, to the full extent provided in the Articles of Incorporation of the Corporation.

12.           General Provisions.  In addition to the above provisions with respect to the Series AAA Preferred Stock, such Series AAA Preferred Stock shall be subject to, and entitled to the benefits of, the provisions set forth in the Corporation’s Articles of Incorporation with respect to preferred stock generally.

13.           Definitions.  As used herein with respect to the Series AAA Preferred Stock, the following terms have the following meanings:

(a)          The term “Change of Control” shall mean the consummation of (i) a merger, share exchange, consolidation or other business combination of the Corporation with any other “person” (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) or affiliate thereof, other than a merger, share exchange, consolidation or business combination that would result in the outstanding common stock of the Corporation immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into common stock of the surviving entity or a parent or affiliate thereof) more than fifty percent (50%) of the outstanding common stock of the Corporation or such surviving entity or parent or affiliate thereof outstanding immediately after such merger, consolidation or business combination, or (ii)  an agreement for the sale or disposition by the Corporation of all or substantially all of the Corporation’s assets.

(b)          The term “parity stock” means any class of capital stock or series of preferred stock (including but not limited to Series AAA Preferred Stock) and any other class of stock of the Corporation hereafter authorized that ranks on a parity with the Series AAA Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(c)          The term “junior stock” shall mean the Common Stock and any other class of stock of the Corporation hereafter authorized over which the Series AAA Preferred Stock has preference or priority in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

(d)          The term “senior stock” shall mean the Series A Preferred Stock, the Series B Preferred Stock, and any other class of stock of the Corporation hereafter authorized by has preference or priority over the Series AAA Preferred Stock in the payment of dividends or in the distribution of assets on any liquidation, dissolution or winding up of the Corporation.

14.           Notices.  All notices required or permitted to be given by the Corporation with respect to the Series AAA Preferred Stock shall be in writing, and if delivered by first class United States mail, postage prepaid, to the holders of the Series AAA Preferred Stock at their last addresses as they shall appear upon the books of the Corporation, shall be conclusively presumed to have been duly given, whether or not the shareholder actually receives such notice; provided, however, that failure to duly give such notice by mail, or any defect in such notice, to the holders of any stock designated for repurchase, shall not affect the validity of the proceedings for the repurchase of any other shares of Series AAA Preferred Stock.

PROXY

SOUTHCREST FINANCIAL GROUP, INC.
SPECIAL MEETING OF SHAREHOLDERS

THIS PROXY IS SOLICITED BY SOUTHCREST’S BOARD OF DIRECTORS
AND MAY BE REVOKED PRIOR TO ITS EXERCISE.

The undersigned hereby constitutes and appoints Larry T. Kuglar and Douglas J. Hertha, or either of them, as proxies, each with full power of substitution, to vote the number of shares of common stock of SouthCrest Financial Group, Inc. (“SouthCrest”), which the undersigned would be entitled to vote if personally present at the special meeting of Shareholders to be held on ___________, [MEETING DATE], 2009, at The Hampton Inn, 110 Meeting Place Drive, Fayetteville, Georgia, at __________.m., local time, Eastern Time, and at any adjournment or postponement thereof (the “Meeting”) upon the proposal described in the Proxy statement and the Notice of Special Meeting of Shareholders, dated [MAIL DATE], 2009, the receipt of which is acknowledged in the manner specified below.

(1)
To vote on an amendment to our Articles of Incorporation providing for a stock reclassification pursuant to which each shareholder with fewer than 2,000 shares of common stock will receive one share of newly designated Series AAA Preferred Stock, with such terms as set forth in Appendix A to the enclosed proxy statement, for each share of common stock held by such shareholder.

FOR ☐	AGAINST ☐	ABSTAIN ☐

(2)	To authorize management of the SouthCrest Financial Group to adjourn the Meeting to another time and date if such action is necessary to solicit additional proxies or attendance at the Meeting.

FOR ☐	AGAINST ☐	ABSTAIN ☐

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR PROPOSAL ONE AND FOR  PROPOSAL TWO AND IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS THAT ARE PROPERLY BROUGHT BEFORE THE SPECIAL MEETING.

Please sign this proxy exactly as your name appears herein. When shares are held jointly, both should sign. When signing as attorney, executor, administrator, trustee or guardian, please give full title as such. If a corporation, please sign in full corporate name by President or other authorized officer. If a partnership, please sign in partnership name by authorized person.

DATED: ____________, 2009
Signature

Signature if held jointly

Optional: I                   do                     do not plan to attend the Meeting.